UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or §240.14a-12

KELLANOVA
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Kellanova

2024 Proxy Statement and Notice of the Annual Meeting of Shareowners

CHEEZ-IT
NEW
SNAP'd
8 Classic Size
NEW
Kellogg's
RICE KRISPIES TREATS
CRISPY MARSHMALLOW SQUARES
NEW
MorningStar FARMS
juicy STEAKHOUSE STYLE BURGER
100% PLANT PROTEIN
21G PROTEIN
Kellogg's
INSTANT Noodles
Beef FLAVOUR
EXTRA CRUNCHINESS
CHEEZ-IT
baked snack crackers
extra CRUNCHY
pop-tarts
FROSTED BROWN SUGAR CINNAMON
8 TOASTER PASTRIES
PASTELILLOS PARA TOSTAR
PROUDLY BAKED IN THE USA
NET WT/PESO NETO 13.5 OZ (384g)
PRINGLES
HARVEST BLENDS
BLENDED WITH SWEET POTATO
SMOKY BBQ
POTATO CRISPS
Kellogg's Eggo
GRAB & GO
THAW & EAT!
MADE WITH BRIOCHE DOUGH
REAL BUTTER
PEARL SUGAR
Liège-Style Waffles
BUTTERY MAPLE FLAVOR
NET WT 7.76 OZ (220g)

Message from the Chairman and Chief Executive Officer
KELLANOVA,
CHICAGO, IL 60654
Dear Shareowner:
On behalf of the Board of Directors, it is our pleasure to invite you to attend the 2024 Annual Meeting of Shareowners of Kellanova (the "Annual Meeting"). The meeting will take place at Noon Central Time on April 26, 2024 and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/K2024. There will not be an option to attend the meeting in person. The 2024 Annual Meeting will be our first annual meeting since we completed the successful separation of WK Kellogg Co in October 2023.
The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. Please review this material for information concerning the business to be conducted at the meeting and the nominees for election as Directors.
We are pleased to take advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareowners on the Internet. We believe these rules allow us to provide our Shareowners with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.
While you will not be able to attend the Annual Meeting at a physical location, we have designed the virtual Annual Meeting so that our Shareowners are given the same rights and opportunities to actively participate in the Annual Meeting as they would at an in-person meeting, using online tools to facilitate Shareowner access and participation. Attendance at the Annual Meeting will be limited to Shareowners only. You are entitled to participate in the Annual Meeting if you were a Shareowner as of the close of business on February 27, 2024, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/K2024 (the “Annual Meeting Website”), you must enter the 16-digit control number found on your proxy card, voting instruction form or notice. You may vote your shares and submit your questions during the Annual Meeting by following the instructions available on the Annual Meeting Website during the meeting. If you do not have access to the Internet and are interested in attending, please contact Kellanova Investor Relations at (269) 961-2800, (844) 986-0822 (US) or (303) 562-9302 (International).
If any Shareowner needs special assistance at the meeting, please contact Shareowner Services at (269) 961-2800 or by email at investor.relations@kellanova.com.
Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares, and to do so as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy or voting instruction card by mail, you may sign, date and mail the card in the envelope provided.
Sincerely,

Steve Cahillane Chairman, President and Chief Executive Officer March 4, 2024

2024 Proxy Statement	1

412 N. Wells Street
Chicago, Illinois 60654
Notice of the Annual Meeting of Shareowners
Background

Date and Time	Virtual Meeting	Record Date

April 26, 2024 at Noon Central Time	Live webcast at www.virtualshareholdermeeting.com/K2024	Only Shareowners of record at the close of business on February 27, 2024 will receive notice of and be entitled to vote at the meeting or any adjournments.

Voting Items

Proposal	Board Voting Recommendation

1.To elect four Directors for a three-year term to expire at the 2027 Annual Meeting of Shareowners	FOR each Director nominee

2.To vote on an advisory resolution to approve executive compensation	FOR

3.To ratify the Audit Committee's appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2024 fiscal year	FOR

4.To approve an amendment to the Company's Restated Certificate of Incorporation to reflect recent Delaware law provisions regarding officer exculpation	FOR

5.To consider and act upon a Shareowner proposal requesting the adoption of a policy requiring the Board Chair to be an independent director, if properly presented at the meeting	AGAINST

6.To consider and act upon a Shareowner proposal requesting racial and gender pay gap disclosures, if properly presented at the meeting	AGAINST

7.To consider and act upon a Shareowner proposal requesting the Company report on the risks to the Company associated with pesticide use in its supply chain, if properly presented at the meeting	AGAINST

8.To consider and act upon a Shareowner proposal requesting the Company to reduce greenwashing risk, if properly presented at the meeting	AGAINST

Shareowners will also take action upon any other matters that may properly come before the meeting, or any adjournments or postponements thereof.
The Annual Meeting will be virtual and will be held entirely online via live webcast at www.virtualshareholdermeeting.com/K2024. There will not be an option to attend the meeting in person.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on April 26, 2024: The Proxy Statement and the 2023 Annual Report are available at https://investor.kellanova.com/financials/sec-filings. On or about March 4, 2024, we are mailing to Shareowners either a Notice Regarding the Availability of Proxy Materials containing instructions on how to access the accompanying Proxy Statement and the 2023 Annual Report online, or a printed copy of these proxy materials, as required by the rules of the Securities and Exchange Commission.
We look forward to the meeting.
By Order of the Board of Directors,
John Min
Chief Legal Officer and Secretary
March 4, 2024

2	Kellanova

About Kellanova
Kellanova At a Glance
Kellanova (formerly known as Kellogg Company, and also referred to as the "Company" in this Proxy Statement) (NYSE: K), founded in 1906, is engaged in the manufacture and marketing of snacks and convenience foods. Kellanova is a leading company in global snacking, international cereal and noodles, plant-based foods and North American frozen breakfast. Kellanova products are manufactured and marketed globally. Our beloved brands include Pringles®, Cheez-It®, Pop-Tarts®, Eggo®, RXBAR®, MorningStar Farms® and more.

Over 1,000 products marketed in 180 Countries	2023 Sales(1): ~$13.1B	World’s 2nd Largest savory snack company

A leading North American frozen foods, plant-based foods, and international cereal company

(1)Results recast to reflect WK Kellogg Co business as discontinued operations for the first three quarters of 2023.
Separation of WK Kellogg Co
On October 2, 2023, we completed the previously announced separation of the U.S., Canadian and Caribbean cereal business (the "North American cereal business"), with then-existing Kellogg shareowners receiving shares in the WK Kellogg Co. The spin-off resulted in two independent public companies, Kellanova and WK Kellogg Co. Throughout this Proxy Statement, except where otherwise indicated, references to the financial results or operations of Kellanova inclusive of the first three quarters of fiscal year 2023 include the pre-spin business of Kellogg Company.
MANUFACTURING OPERATIONS ACROSS THE GLOBE:

2024 Proxy Statement	3

Proxy Voting Roadmap
You have received these proxy materials because our Board of Directors (also referred to as the "Board") is soliciting your proxy to vote your shares at the 2024 Annual Meeting of Shareowners of Kellanova to be held at Noon Central Time on Friday, April 26, 2024, or any adjournments or postponements thereof. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

PROPOSAL 1 Election of Directors to Our Board	See further information beginning on page 9

The Board recommends a vote FOR Carter Cast, Zack Gund, Don Knauss and Mike Schlotman.

Board Demographics Following 2024 Annual Meeting

Diversity	~ 45% of our Directors are women; ~ 55% of our Directors are men

Tenure

Independence
•Designated Lead Director serves a variety of roles (see page 25)
•Audit, Compensation and Talent Management, Nominating and Governance, Manufacturing, and Social Responsibility and Public Policy Committees are composed solely of independent Directors, each with a different Director serving as Committee Chair

Age	64 years average age

2023 Meetings	•Held 10 Board meetings and 25 Board Committee meetings in 2023

4	Kellanova

Proxy Voting Roadmap

PROPOSAL 2 Advisory Resolution to Approve Executive Compensation	See further information beginning on page 39

The Board recommends a vote FOR the resolution approving the compensation of the Company's Named Executive Officers.

Core Principles
The core principles that underpin our executive compensation program include the following:
•Pay for Performance
•Shareowner Alignment
•Values-Based
•Mitigating Risk
Our Pay is Closely Linked to Performance
As set forth in our core principles, Kellanova's compensation program is designed to have a significant portion of a named executive officer's ("NEO’s") target compensation linked to our performance. We accomplish this by utilizing “performance-based” pay programs like our annual incentive plan and three-year stock unit plan ("Performance Stock Unit Plan," "PSU Plan," or "PSU"). The Performance Stock Unit Plan was formerly known as our “Executive Performance Plan” (or “EPP”). In 2022, the EPP was renamed the PSU Plan to reflect the expansion of the plan beyond the Company’s executives.

CEO

Other NEOs

2024 Proxy Statement	5

Proxy Voting Roadmap

PROPOSAL 3 Ratification of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm	See further information beginning on page 77

The Board recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.

PricewaterhouseCoopers LLP has been appointed by the Audit Committee, which is composed entirely of independent Directors, to be the independent registered public accounting firm for the Company's fiscal year 2024.

PROPOSAL 4 Approval of an Amendment to the Company's Restated Certificate of Incorporation to Reflect Recent Delaware Law Provisions Regarding Officer Exculpation	See further information beginning on page 80

The Board recommends a vote FOR the approval of an amendment to the Company's Certificate of Incorporation to Adopt Provisions Allowing Officer Exculpation under Delaware Law.

PROPOSAL 5 Shareowner Proposal Requesting the Adoption of a Policy Requiring the Board Chair to be an Independent Director	See further information beginning on page 81

The Board recommends a vote AGAINST the Shareowner Proposal.

PROPOSAL 6 Shareowner Proposal Requesting Racial and Gender Pay Gap Disclosures	See further information beginning on page 83

The Board recommends a vote AGAINST the Shareowner Proposal.

6	Kellanova

Proxy Voting Roadmap

PROPOSAL 7 Shareowner Proposal to Report on the Risks to the Company Associated with Pesticide Use in its Supply Chain	See further information beginning on page 86

The Board recommends a vote AGAINST the Shareowner Proposal.

PROPOSAL 8 Shareowner Proposal to Reduce Company Greenwashing Risk	See further information beginning on page 88

The Board recommends a vote AGAINST the Shareowner Proposal.

2024 Proxy Statement	7

Contents

1	Message from the Chairman and Chief Executive Officer
2	Notice of the Annual Meeting of Shareowners
3	About Kellanova
4	Proxy Voting Roadmap
9	Board and Corporate Governance
	9	PROPOSAL 1 ELECTION OF DIRECTORS
	12	Nominees for Election for a Three-Year Term Expiring at the 2027 Annual Meeting
	16	Continuing Directors to Serve Until the 2025 Annual Meeting
	20	Continuing Directors to Serve Until the 2026 Annual Meeting
	23	Corporate Governance
	23	Board-Adopted Corporate Governance Guidelines
	23	Board Structure; Communication with the Board
	26	Board Oversight of Enterprise Risk
	28	Majority Voting for Directors; Director Resignation Policy
	28	Director Independence
	28	Related Person Transactions
	29	Shareowner Recommendations for Director Nominees
	29	Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for Annual Meeting
	29	Attendance at Annual Meetings
	29	Code of Conduct/Code of Ethics
	29	Availability of Corporate Governance Documents
	30	Board and Committee Membership
	36	2023 Director Compensation and Benefits
	38	Directors’ Compensation Table
39	Compensation
	39	PROPOSAL 2 ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION
	39	Compensation and Talent Management Committee Report
	39	Core Principles
	40	Compensation Approach
	40	2023 Performance/Payouts
	41	Compensation Discussion and Analysis
	41	Key Decisions Summary
	43	Core Principles
	47	Plans and Design
	53	Policies
	55	Executive Compensation
	55	Summary Compensation Table
	58	Grant of Plan-Based Awards Table
	60	Outstanding Equity Awards at Fiscal Year-End Table
	63	Option Exercises and Stock Vested Table
	64	Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans
	64	U.S. Defined Contribution Plans
	67	Discontinued / Frozen Plans
	69	Potential Post-Employment Payments
	69	Severance Benefits
	70	Involuntary Termination - No Change of Control
	70	Retirement, Disability and Death

	71	Potential Change of Control Payments
	74	Pay versus Performance
	76	CEO Pay Ratio
77	Audit Committee Matters
	77	PROPOSAL 3 RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
	77	Oversight of Independent Registered Public Accounting Firm
	78	Independent Registered Public Accounting Firm Tenure and Rotation
	78	Fees Paid to Independent Registered Public Accounting Firm
	78	Preapproval Policies and Procedures
	79	Audit Committee Report
80	Management Proposal
	80	PROPOSAL 4 APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFI-CATE OF INCORPORATION TO REFLECT RECENT DELAWARE LAW PROVI-SIONS REGARDING OFFICER EXCULPATION
81	Shareowner Proposals
	81	PROPOSAL 5 SHAREOWNER PROPOSAL REQUESTING THE ADOPTION OF A POLICY REQUIRING THE BOARD CHAIR TO BE AN INDEPENDENT DIRECTOR
	83	PROPOSAL 6 SHAREOWNER PROPOSAL REQUESTING RACIAL AND GENDER PAY GAP DISCLOSURES
	86	PROPOSAL 7 SHAREOWNER PROPOSAL TO REPORT ON THE RISKS TO THE COMPANY ASSOCIATED WITH PESTICIDE USE IN ITS SUPPLY CHAIN
	88	PROPOSAL 8 SHAREOWNER PROPOSAL TO REDUCE COMPANY GREENWASHING RISK
90	Security Ownership
	90	Five Percent Holders
	91	Officer and Director Stock Ownership
92	About The Meeting
	92	Information About this Proxy Statement
	92	Who Can Vote - Record Date
	92	How to Vote - Proxy Instructions
	93	Revocation of Proxies
	94	Quorum
	94	Required Vote
	94	Other Business
	94	Costs
95	Miscellaneous
	95	Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for 2025 Annual Meeting
96	APPENDIX A Proposed Amendment to the Restated Certificate of Incorporation of Kellanova

Board Voting Recommendation "FOR"
Board Voting Recommendation "AGAINST"

8	Kellanova

Board and Corporate Governance

PROPOSAL 1
Election of Directors

The Board recommends a vote FOR each Director nominee.

For more than 115 years, consumers have counted on Kellanova for great-tasting, high-quality and nutritious foods. These foods include snacks, such as crackers, savory snacks, toaster pastries, cereal bars and bites; and convenience foods, such as ready-to-eat cereals, frozen waffles, veggie foods and noodles. Kellanova products are manufactured and marketed globally. As such, we believe that in order for our Board to effectively guide Kellanova to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve Kellanova and our Shareowners, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, and strategy and strategic planning. In addition, the Board desires to have specific knowledge related to Kellanova’s industry, such as expertise in branded consumer products and consumer dynamics, health and nutrition, innovation / research and development, international markets, manufacturing and supply chain, marketing, regulatory and government affairs, the retail environment, and sales and distribution.
Board Size and Structure
Our Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws provide that the Board shall be composed of not less than seven and no more than fifteen Directors, divided into three classes as nearly equal in number as possible, and that each Director shall be elected for a term of three years with the term of one class expiring each year. The Board is currently comprised of eleven members.
Skills and Qualifications of our Board of Directors
The Board's Code of Conduct and our Corporate Governance Guidelines set forth certain criteria and qualifications for Director nominees. Each Director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our Shareowners: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our Directors have the mature confidence to assess and challenge the way things are done and recommend constructive solutions, a keen awareness of the business and social realities of the global environment in which Kellanova operates, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other Directors. The Nominating and Governance ("N&G") Committee conducts an annual review of Director commitment levels, and affirms that all Directors are compliant at this time. Finally, while our Directors possess numerous qualities and experiences that make them effective fiduciaries for the Company, the Director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for Kellanova and its Shareowners, and guide the long-term sustainable, dependable performance of Kellanova.

2024 Proxy Statement	9

Board and Corporate Governance
We have a balanced Board which individually possesses the leadership and character commensurate with the role of Director, and which collectively possesses the mix of skills necessary to provide appropriate oversight of a company the size and complexity of Kellanova. In addition, the Board possesses a strong mix of experienced and newer Directors. The following skills have been identified by the Board as core competencies:

Accounting and Financial Acumen	Branded Consumer Products / Consumer Dynamics	Crisis Management	Health and Nutrition

Innovation / Research and Development	International and Emerging Markets	People Management	Manufacturing and Supply Chain

Marketing / Brand Building	Regulatory / Government	Retail Environment	Risk Management

Sales and Distribution	Social Responsibility	Strategy / Strategic Planning
Each of our Directors possesses many of these competencies. Further, the N&G Committee has determined that all of our Directors meet the criteria and qualifications set forth in the Board’s Code of Conduct, the Corporate Governance Guidelines and the criteria set forth above for Director nominees.

10	Kellanova

Board and Corporate Governance
Other Considerations
The N&G Committee considers a diverse slate of candidates when filling Board vacancies. The N&G Committee believes that all Directors must, at a minimum, meet the criteria set forth in the Board’s Code of Conduct and the Corporate Governance Guidelines, which specify, among other things, that the N&G Committee will consider criteria such as independence, diversity, age, skills and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the N&G Committee considers a nominee’s differences in viewpoint, professional experience, background, education, skill, age, race, gender and national origin. The N&G Committee believes that diversity of backgrounds and viewpoints is a key attribute for a Director nominee. The Committee seeks a diverse Board that is representative of our global business, Shareowners, consumers, customers, and employees. While diversity is a critical criteria in Board composition (demonstrated by the strong diversity of backgrounds of our Directors) and how the Board considers diversity when evaluating Board members is included in our publicly available Corporate Governance Guidelines, the N&G Committee has not established a formal policy regarding diversity.
The N&G Committee also will consider a combination of factors for each Director, including whether the nominee:
•has the ability to represent all Shareowners without a conflict of interest;
•has the ability to work in and promote a productive environment;
•has sufficient time and willingness to fulfill the substantial duties and responsibilities of a Director;
•has demonstrated the high level of character and integrity that we expect;
•possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a multi-national, publicly-traded company;
•has the ability to apply sound and independent business judgment; and
•has diverse attributes such as differences in background, qualifications and personal characteristics.
2024 Director Nominees
Four Directors have been nominated for re-election at the 2024 Annual Meeting to serve for a term ending at the 2027 Annual Meeting of Shareowners, and the proxies cannot be voted for a greater number of persons than the number of nominees named.
The Board recommends that the Shareowners vote “FOR” the following nominees: Carter Cast, Zack Gund, Don Knauss, and Mike Schlotman. Each nominee was recommended for re-election by the N&G Committee for consideration by the Board and proposal to the Shareowners. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

2024 Proxy Statement	11

Board and Corporate Governance
Nominees for Election for a Three-Year Term Expiring at the 2027 Annual Meeting

CARTER CAST | 60
Qualifications, Experience and Expertise Contributed to Our Board
•Strategic leadership in consumer goods, retail and omnichannel sales. Carter steered Walmart’s online strategy and improved its e-commerce presence during Walmart.com’s crucial growth phase, causing it to become the third-highest volume online retailer. His experiences inform the Company’s efforts to reach consumers through omnichannel and e-commerce initiatives.
•Food manufacturing and product innovation experience. At PepsiCo, Carter managed Frito Lays’ $1.5 billion tortilla chip category and led marketing and product innovation efforts to develop Tostitos Scoops! and develop and launch the Tostitos salsas and dips product line.
•Marketing and brand expertise. In addition to his work at PepsiCo, he helped launch successful and globally recognized products at Electronic Arts, including The Sims and titles in the EA Sports franchise. Carter then served as founding Chief Marketing Officer of Blue Nile, the leading seller of diamonds and jewelry online.
•Investment insight and entrepreneurial mindset. As an operating partner for Pritzker Private Capital, he excels at assessing investment opportunities and catalyzing strategic partnerships and M&A transactions that drive growth, innovation and sustainable results. Drawing on his leadership experience at startups and work as a professor of entrepreneurship, he adds unique insights on innovation, emerging market trends, risk assessment and consumer behavior.

Venture Partner at Pritzker Group Venture Capital Director since June 2017 Committees Manufacturing Social Responsibility and Public Policy

Business Experience
•Operating Partner (2023 – Present), Pritzker Private Capital, a middle-market investment firm
•Venture Partner (2012 – 2022), Pritzker Group Venture Capital
•Michael S. and Mary Sue Shannon Clinical Professor of Entrepreneurship, Kellogg School of Management, Northwestern University ( joined faculty in 2011)
•Chief Executive Officer (2007 – 2011), Hayneedle
•President and Chief Executive Officer (2005 – 2007), Walmart.com
•Senior Vice President, Vice President and Chief Marketing Officer (2000 – 2005), Walmart.com
•Founding Chief Marketing Officer (1999 – 2000), Blue Nile, Inc.
•Various marketing positions, Electronic Arts and PepsiCo / Frito-Lay

Other Boards US-Listed Companies - None Other Leadership Service •Board Member (2021 – Present), Monogram Foods •Board Member (2020 – Present), PLZ Corp.

Education •B.A. in Political Science, Stanford University •M.B.A. in Strategy, Marketing, Kellogg School of Management, Northwestern University

12	Kellanova

Board and Corporate Governance

ZACK GUND | 53
Qualifications, Experience and Expertise Contributed to Our Board
•Long-term investment approach across many industries. As a Founder and Managing Partner of private equity firm Coppermine Capital, LLC, Zack oversees investments in several portfolio companies spanning the food and beverage, healthcare services, business services and niche manufacturing industries. Coppermine Capital has several investments with a current holding period of over 10 years, demonstrating his commitment to driving growth and innovation over the long term and highlighting his deep understanding of investor expectations and creating value for shareowners. Zack and his family also have a significant interest in Kellanova’s shares, which furthers his alignment with shareowners and ensures that the Board understands investor expectations.
•Deep experience with manufacturing. Zack has over two decades of experience investing in and advising manufacturing-related business, including companies in the food manufacturing space, on their strategy and operations. His experiences in the space equip him to serve as the chair of the Manufacturing Committee and monitor Kellanova’s efforts to ensure food quality and safety, employee safety and sound supply chain performance.
•Financial and accounting acumen. From his investing activities and work as Managing Partner of Coppermine Capital, Zack has significant experience with financial analysis, accounting and valuation matters involving companies in a variety of industries, including retail companies.

Managing Partner of Coppermine Capital Director since December 2014 Committees Manufacturing (Chair) Compensation and Talent Management Nominating and Governance

Business Experience •Managing Partner (2001 – Present), Coppermine Capital, LLC

Other Boards
US-Listed Companies
•Independent Director (2023 - Present), WK Kellogg Co, a leading manufacturer, marketer and distributor of branded ready-to-eat cereal in the U.S., Canada, and Caribbean
Other Leadership Service
•Chairman, CC/CPG Holding Company
•Chairman, Coppermine Bakery Holdings Inc.
•Chairman, Autism Care Partners
•Director, AccordCare, LLC
•Director, Marvel Biome, LLC
•Director, AssuranceSD, Inc.
•Director, Little Leaf Farms
•Director, Heat Recovery Innovations

Education •B.A. in English from University of Vermont •M.B.A. in Business Administration, Kellogg School of Management, Northwestern University

2024 Proxy Statement	13

Board and Corporate Governance

DON KNAUSS | LEAD DIRECTOR | 73
Qualifications, Experience and Expertise Contributed to Our Board
•Extensive leadership experience in consumer goods industry. Don has served as CEO, executive chair, non-executive chair, and lead independent director at consumer- and customer-focused large public companies. The Board and management team benefit from his insights and judgment honed through over 40 years of service at consumer products businesses like Clorox, Coca-Cola, PepsiCo, and Procter & Gamble. As Kellanova’s Lead Independent Director, Don draws upon his significant public company board experience to establish a boardroom culture rooted in active engagement and a commitment to representing the interests of all shareholders.
•Deep product strategy acumen and marketing expertise. As CEO of Clorox, he invested in improving existing product quality and revitalized brands including Brita to drive sales growth and expand margins. He helped revitalize Coca-Cola’s innovation pipeline across beverage categories after overseeing the integration of Minute Maid into Coca-Cola’s North America business and securing a deal with the Houston Astros to name their stadium Minute Maid Park.
•Strong track record of unlocking value through sustainability and CSR initiatives. As CEO of Clorox, he led the acquisition of Burt’s Bees in 2007 to fuel the company’s focus on creating green and natural cleaning products and to drive supply chain sustainability. He brings an understanding of raw materials and their sourcing as well as innovation in sustainable packaging.
•Audit Committee Financial Expert under SEC rules on account of his decades of financial management experience.

Former Chairman and CEO of The Clorox Company Director since December 2007 Committees Nominating and Governance (Chair) Audit Compensation and Talent Management Executive

Business Experience
•Chairman and Chief Executive Officer (2006 – 2014), The Clorox Company, a manufacturer and marketer of consumer and professional products
•Executive Vice President (2004 – 2006), The Coca-Cola Company
•President and Chief Operating Officer (2004 – 2006), Coca-Cola North America
•President (2003 – 2004), Retail Division of Coca-Cola North America
•President and Chief Executive Officer (2000 – 2003), The Minute Maid Company
•Various marketing and sales positions, PepsiCo and Procter & Gamble
•Officer (retired), United States Marine Corps

Other Boards
US-Listed Companies
•Independent Director (2015 - Present), Target Corporation, a Fortune 500 company that operates a chain of discount department stores and hypermarkets
•Independent Chairman (2022 - Present), McKesson Corporation, a Fortune 500 healthcare services provider that offers a range of pharmaceuticals, medical supplies, and healthcare services
Other Leadership Service
•Chair Emeritus, University of San Diego Board of Trustees
•Member, Marine Corps University Foundation Board of Trustees

Education •B.A. in History, Indiana University Bloomington

14	Kellanova

Board and Corporate Governance

MIKE SCHLOTMAN | 66
Qualifications, Experience and Expertise Contributed to Our Board
•Successful financial leader and steward. Mike served as the CFO of Kroger, overseeing the success of a Fortune 20 company and one of the world’s largest grocery retailers that consistently recorded over $110 billion in sales during his tenure. During his tenure, he implemented cost-saving initiatives and optimized operational efficiency while maintaining quality, which drove increased profitability and competitive positioning for Kroger during a period of significant growth.
•Strong track record of industry foresight and commitment to digital innovation. As Kroger’s CFO, he was a chief architect of its three-year Restock strategy, shifting Kroger’s focus to cost savings, digital growth, and alternative profit streams through analytics, which quadrupled digital sales and achieved over $1 billion in annual cost savings. Under his leadership, Kroger acquired a stake in British online supermarket Ocado and meal kit company Home Chef and entered into various partnership with industry giants like Alibaba and Walgreens. The Board and management team benefit from his insights and judgment on strategy, M&A and portfolio optimization.
•Financial accounting acumen and regulatory and risk management insights. Mike adds to the Board and Audit Committee extensive experience overseeing financial reporting and risk mitigation efforts for a large major food and retail business. He helped Kroger shape its strategies to adhere to evolving regulation, improve operational resilience and mitigate exposure to market fluctuations, currency risks and interest rate exposure.

Former EVP and CFO of Kroger Director since October 2020 Committees Audit Social Responsibility and Public Policy

Business Experience
•EVP and Chief Financial Officer (2015 – 2019), The Kroger Company, a leading grocery retailer
•SVP and Chief Financial Officer (2003 – 2015), The Kroger Company
•Group Vice President and Chief Financial Officer (2000 – 2003), The Kroger Company
•Vice President and Corporate Controller (1995 – 2000), The Kroger Company
•Various positions in corporate accounting, The Kroger Company

Other Boards
US-Listed Companies - None
Other Leadership Service
•Chairperson (2023 – Present), Wendal
•Board Member (2008 – 2023), Ohio National Financial Services
•Chairman of the Board (2022 – 2023) and Board Member (2019 – 2021), Connectic Ventures
•Chair of the Board (2016 – 2021) and Board Member (2013 – 2023), CVG Airport
•Member, CNBC Global CFO Council

Education •B.S. in Accounting, University of Kentucky

2024 Proxy Statement	15

Board and Corporate Governance
Continuing Directors to Serve Until the 2025 Annual Meeting

ROD GILLUM | 73
Qualifications, Experience and Expertise Contributed to Our Board
•Crisis and risk management expertise. As a Principal at law firm Jackson Lewis, Rod’s practice concentrates on corporate strategies related to crisis management, labor relations and legal risk avoidance. He has decades of significant experience in thoughtfully anticipating and navigating a range of crises and risks, including those relating to product recalls, safety and health concerns, and supply chain disruptions. The Board benefits from Rod’s ability to build trust and consensus across constituencies and deliver creative solutions to complex problems.
•Trusted expert in labor relations, regulation and government affairs matters. Rod has firsthand experience with planning and managing a large organization’s personnel, health care, benefit plans, labor relations and workers’ compensation legal matters. He provides the Board and management team with valuable insights on managing Kellanova’s workforce and employee relations. Rod also serves as a co-leader at the Public Policy Center, where he develops and coordinates global policy positions on safety, trade and government relations.
•In-depth experience implementing and running CSR initiatives. As Vice President of Corporate Responsibility and Diversity at General Motors, he ran the Fortune 500 Company’s corporate social responsibility initiatives, philanthropic programs, business ethics, community relations, sustainability, diversity management and related communication activities.

Principal at Jackson Lewis P.C. Director since February 2019 Committees Manufacturing Social Responsibility and Public Policy

Business Experience
•Principal (2010 – Present), Jackson Lewis P.C., a labor and employment-focused law firm
•Vice President, Corporate Responsibility and Diversity (1997 – 2010), General Motors Company
•Various legal and strategic planning roles, General Motors Company
•Attorney, National Labor Relations Board

Other Boards
US-Listed Companies - None
Other Leadership Service
•Member of Board of Trustees (2006 – Present), The W.K. Kellogg Foundation
•Board Chair (2012 – 2013) and Co-Trustee (2017 – 2019), W.K. Kellogg Foundation Trust
•Chairman, General Motors Foundation
•Chairman, Motor Enterprises, Inc.
•Director, Detroit Economic Club
•Vice Chairman, New Detroit, Inc.
•Director, Hispanic Association on Corporate Responsibility
•Director, National Memorial Project Foundation, Inc.
•Director, Michigan Colleges Foundation
•Board Member, Invest Detroit

Education •B.A. in Pre-Law Social Science, Michigan State University •J.D., Northeastern University School of Law •M.S. in Management, Massachusetts Institute of Technology (MIT)

16	Kellanova

Board and Corporate Governance

MARY LASCHINGER | 64
Qualifications, Experience and Expertise Contributed to Our Board
•Strategic business leader with significant transactional experience. Mary successfully oversaw a complex transaction where International Paper spun off its $4 billion xpedx distribution business and merged it with the next largest competitor Unisource to form Veritiv Corporation. As Chairman and CEO of Veritiv, she integrated the businesses and grew Veritiv into a Fortune 500 company and the largest packaging and distribution company in the U.S. by a significant margin. Mary oversaw Veritiv’s acquisition of All American Containers as part of a strategic focus on balancing operational execution with investment in higher growth and higher margin businesses.
•Extensive international and global supply chain experience. Mary served as President of the EMEA and Russia business at International Paper, where she negotiated a joint venture with Ilim Holding S.A., the leader of the Russian pulp and paper industry. The joint venture was the largest ever foreign-domestic alliance in the Russian forest sector at the time. Mary’s international work experience informs her insights on international manufacturing and the operational delivery of products and services globally.
•People management expertise. Through her executive leadership and service on the boards of other large public companies, Mary has developed expert knowledge of leadership development as well as defining and implementing compensation, benefits, and related human resource matters. Mary brings those skills and perspectives to the Board in her role as the Chair of the Compensation and Talent Management Committee.

Former Chair of the Board and CEO of Veritiv Corporation Director since October 2012 Committees Compensation and Talent Management (Chair) Nominating and Governance Executive

Business Experience
•Chairman and Chief Executive Officer (2014 – 2020), Veritiv Corporation
•President of xpedx Distribution Business (2010 – 2014), International Paper Company
•Senior Vice President (2007 – 2014), International Paper Company
•Various senior management roles in sales, marketing, manufacturing and supply chain (1992 – 2010), International Paper Company
•Various positions in manufacturing, supply chain, and marketing, James River Corporation (now Georgia-Pacific) and Kimberly-Clark Corporation

Other Boards
US-Listed Companies
•Independent Director (2021 - Present), Newmont Corporation, the world’s largest gold mining company
•Independent Director (2022 - Present), Dollar Tree, Inc., a leading chain of discount variety stores
•Chairman (2014 - 2020), Veritiv Corporation, a major provider of packaging, printing and facility solutions
Other Leadership Service
•Board Member and Chair of Audit Committee, Federal Reserve Bank of Atlanta Board of Directors
•Former Lead Director, Ilim Group

Education •B.A. in Business Administration, University of Wisconsin–Eau Claire •M.B.A. in Business Administration, University of Connecticut School of Business

2024 Proxy Statement	17

Board and Corporate Governance

ERICA MANN | 65
Qualifications, Experience and Expertise Contributed to our Board
•Health and nutrition leadership. Erica has over 30 years of experience at global healthcare and pharmaceuticals companies, including as an executive at Bayer AG, Pfizer and Wyeth and director at DSM-Firmenich and Perrigo. At Bayer, she championed the launch of innovative over-the-counter (OTC) healthcare products, thereby providing safe, trusted and convenient self care solutions to consumers across the globe. At Pfizer and Wyeth, her leadership facilitated the introduction of groundbreaking therapies, vaccines and infant nutritionals into many global markets.
•Deep operational knowledge and strategic experience. As President of Consumer Health at Bayer and President and General Manager of Nutritional Health at Pfizer (and Wyeth until its merger with Pfizer), she worked in highly regulated, complex, multi-channel and multi-product environments across four continents involving numerous emerging markets. Erica adds to the Board significant experience with executing and integrating large-scale and small-scale M&A.
•Financial acumen and risk management. The Board benefits from her financial acumen and risk management expertise honed from several decades of service in the health and nutrition space, including more than 25 years of active P&L management at major healthcare products companies. During her career as an executive and director, Erica has demonstrated adept risk assessment and mitigation strategies to ensure that companies were able to address regulatory challenges and market uncertainties while maintaining operational resilience and a commitment to ethical practices.

Former President Consumer Health of Bayer Healthcare LLC Director since February 2019 Committees Audit Social Responsibility and Public Policy

Business Experience
•Member of the Board of Management (2016 – 2018) and Global President and CEO of Consumer Health (2011 – 2018), Bayer AG
•President and General Manager of Nutritional Health Division (2009-2011), Pfizer Inc.
•Senior Vice President of Nutrition and Managing Director ANZ (2003 – 2009), Wyeth
•Chief Executive Officer (1987-2002), Wyeth South Africa (Pty) Ltd
•Various positions of increasing responsibility, Eli Lilly & Company, Johnson & Johnson and Lederle Laboratories

Other Boards
US-Listed Companies
•Independent Director (2019 – Present), Perrigo Company PLC, a leading provider of consumer self-care products and over-the-counter health and wellness solutions (member of the Talent & Compensation Committee and Mergers & Acquisitions Committee)
Other Leadership Service
•Independent Director (2019 – Present), DSM-Firmenich AG and former Supervisory Board Member of Koninklijkend DSM N.V. (DSM) until its merger with Firmenich in 2023, an innovative, nutrition, health and beauty company (member of Sustainability Committee & Governance & Nomination Committee)
•Independent Director (2021 – 2023) Blackmores LTD, a leading Australian natural health company (member of People & Remuneration Committee and Risk & Technology Committee)
•Member of Board of Management (2016 – 2018), Bayer AG and Bayer AG Consumer Health and former CEO Bayer Consumer Health (2011-2018)
•Former Chair, World Self Medication Industry Association
•Former Non-Executive Director, SOHO Flordis International

Education •National Diploma in Analytical Chemistry, Tschwane University of Technology

18	Kellanova

Board and Corporate Governance

Former CEO - Health Care of The Proctor & Gamble Company Director since December 2015 Committees Compensation and Talent Management Manufacturing Nominating and Governance
CAROLYN TASTAD | 62
Qualifications, Experience and Expertise Contributed to Our Board
•Impactful consumer products leader. Carolyn worked across Procter & Gamble’s full portfolio of brands during her nearly 40-year career there and most recently served as CEO of its global Health Care business, overseeing a portfolio of well-known and trusted brands like Crest, Oral-B, Vicks, Metamucil, Pepto-Bismol, and Neurobion. Before that, she led P&G’s $35 billion North America business and the transformation of its operating model to drive superior innovation and reinforce the brand equity of its products. Under her leadership, the business delivered strong results, representing over 47% of P&G’s total revenues and a majority of its profit.
•Proven track record overseeing international operations. At P&G, she led national, multinational and global businesses while living in Canada, the U.S. and Switzerland. During her tenure, she oversaw strategic initiatives to integrate transactions, cultivate international partnerships, devise market-entry strategies, and tailor products to local retail landscapes, which amplified P&G’s foothold and resonance in international markets and drove substantial growth.
•Deep commitment to people management. She provides our Board and management with an added understanding of how to effectively lead a large workforce while positively transforming organizational capabilities and culture. Carolyn served as executive sponsor of P&G’s Gender Equality citizenship effort and led P&G’s Corporate Women’s Leadership Team, and she remains focused on bolstering gender and cultural equality in the workplace. Her leadership skills were recognized through her selection as one of Fortune’s Most Powerful Women in 2015–2018.

Former CEO - Health Care of The Proctor & Gamble Company Director since December 2015 Committees Compensation and Talent Management Manufacturing Nominating and Governance

Business Experience
•CEO, Health Care (2021 – 2022), The Procter & Gamble Company, a leading consumer goods company
•Group President, North America (2015 – 2021), The Procter & Gamble Company
•Global Officer, Customer Business Development (2014 – 2015), The Procter & Gamble Company
•Various other roles (1983 – 2014), The Procter & Gamble Company

Other Boards
US-Listed Companies - None
Other Leadership Service
•Chair of the Board of Trustees (2019 – 2022), 3CDC
•Vice-Chair (2015 – 2021), Consumer Brands Association
•Board Member (2014 – 2019), Cincinnati Museum Center

Education •B.A. in Commerce, University of Saskatchewan

2024 Proxy Statement	19

Board and Corporate Governance
Continuing Directors to Serve Until the 2026 Annual Meeting

STEPHANIE BURNS, Ph.D. | 69
Qualifications, Experience and Expertise Contributed to our Board
•Executive leadership and corporate governance skills. As the former CEO of major chemical company Dow Corning, Dr. Burns brings to the Board broad expertise in global innovation, research and development, manufacturing and commercial management as well as science and technology leadership. The Board also benefits from Dr. Burns extensive boardroom experience as a director at technology- and innovation-driven companies like HP and Corning.
•Deep scientific knowledge. Dr. Burns brings the perspectives of a leader in scientific innovation to the Board. She has deep technical skills rooted in her Ph.D. in organic chemistry and work as a researcher, experience as the CEO of Dow Corning, and service on several chemistry and technology councils and industry association boards.
•Relevant ESG and risk management experience. As the Chair of the Audit Committee, she draws upon her experience in managing the impacts of manufacturing on the environment, understanding of the effective management and disclosure of ESG risks and opportunities, and informed perspectives on corporate sustainability practices to improve the Board’s oversight of ESG and to enable the Company to drive long-term, sustainable value for shareholders.
•Audit Committee Financial Expert under SEC rules on account of her decades of financial management experience and service on public companies’ audit committees.

Former CEO of Dow Corning Corporation Director since February 2014 Committees Audit (Chair) Nominating and Governance Executive

Business Experience
•Chief Executive Officer (2004 – 2011), Chairman (2006 – 2011), President (2003 – 2010) and Executive Vice President (2000 – 2003), Dow Corning Corporation, a silicon-based manufacturing company
•Director of Women’s Health, Dow Corning Corporation
•Researcher (Organosilicon Chemistry), Dow Corning Corporation

Other Boards
US-Listed Companies
•Independent Director (2015 - Present), HP Inc., a multinational information technology company
•Independent Director (2012 – Present), Corning Incorporated, a materials science and technology company
•Chairman (2006 – 2011) and Director (2001-2011), Dow Corning Corporation, a silicon-based manufacturing company
•Independent Director (2007 - 2016), GlaxoSmithKline plc
Other Leadership Service
•Former Vice Chair, President’s Export Council
•Former Honorary President, Society of Chemical Industry
•Former Chair, American Chemistry Council
•Former Director – Science & Technology, Women’s Health USA, Inc.

Education •Ph.D., Organic Chemistry, Iowa State University •B.S. in Chemistry, Florida International University

20	Kellanova

Board and Corporate Governance

STEVE CAHILLANE | 58
Qualifications, Experience and Expertise Contributed to Our Board and Company
•Extensive leadership experience in consumer food and beverage industry. With over 20 years of executive experience in the consumer food and beverage industry, including at Kellanova, Nature’s Bounty and Coca-Cola, Steve brings significant operational leadership experience to the Board and Company. He orchestrated Kellogg Company’s split into Kellanova and WK Kellogg Co and is leading Kellanova’s strategic transformation into a highly differentiated, snacks-focused company with renewed innovation and stronger global brand presence.
•Comprehensive consumer product expertise. As President and CEO of Nature’s Bounty and head of various operating groups at Coca-Cola, Steve has deep knowledge in branded consumer products, consumer dynamics and health and nutrition. Steve has extensive marketing and branding experience at consumer-focused companies burnishing classic brands and successfully expanding products into new markets.
•Strong strategic track record. Steve has an impressive strategic planning record, particularly in fast-moving consumer goods and health and nutrition innovation, research and development. Steve has led the expansion of the Company’s product portfolio, including through strategic acquisitions and innovation, while emphasizing healthier food options and a product mix that evolves with shifting consumer preferences. Steve is leading the Company’s cultural transformation into a more agile and adaptable company that operates reliably for customers and suppliers alike.

Chairman of the Board, President and CEO of Kellanova Director since October 2017 Committees Executive (Chair)

Business Experience
•Chairman (2018 – Present) and President, Chief Executive Officer and Director (2017 - Present), Kellanova (formerly Kellogg Company), a global leader in snacking, cereal, noodles, and plant-based foods
•Chief Executive Officer and President (2014 - 2017), Nature’s Bounty Co., a health and wellness company, and Alphabet Holding Company, its holding company
•Executive Vice President, The Coca-Cola Company, a beverage Company
•President (2013 – 2014), Coca-Cola Americas, the global beverage maker’s largest business
•President (2007-2012), various operating groups of The Coca-Cola Company
•Chief Marketing Officer (2001 – 2007), InBev SA, the world’s largest brewing company
•Chief Executive Officer (2003 – 2005), Interbrew UK Holdings
•Chief Executive Officer (2001 – 2003), Labatt USA LLC

Other Boards
US-Listed Companies
•Independent Director (2023 - Present), Colgate-Palmolive Company, a multinational consumer products company
Other Leadership Service
•Member of Board of Trustees (2018 – Present), W.K. Kellogg Foundation Trust
•Director (2018 –Present), Grocery Manufacturers Associate

Education •Bachelor of Arts in Political Science, Northwestern University •M.B.A., Harvard University

2024 Proxy Statement	21

Board and Corporate Governance

LA JUNE MONTGOMERY TABRON | 61
Qualifications, Experience and Expertise Contributed to Our Board
•Extensive organizational experience and crisis management. La June is an accomplished leader, thinker and problem solver who has a track record of coordinating efforts on major projects and charitable causes across constituencies. As President and CEO of the W.K. Kellogg Foundation, one of the largest philanthropic organizations globally, she has led the integration of WKKF’s leadership committees to ensure unified execution of the organization’s mission and strategic framework across all programmatic and priority place areas. Her decisive leadership and demonstrated understanding of complex issues make her a highly additive member of the Board.
•Impactful health, nutrition and civic advocate. As a leader at the W.K. Kellogg Foundation, La June has steered the planning and funding of initiatives focused on advancing health, nutrition, and racial equity. She has broad experience overseeing programs addressing childhood obesity and advocating for improved access to healthy, affordable, local food in lower resource communities. La June’s insights into health equity and community impact inform the Board’s strategic oversight and efforts to align Kellanova’s offerings with evolving consumer preferences for healthier snacks while fulfilling the Company’s social responsibility goals.
•Strategic planning input. As a trustee of the Company’s largest shareholder, the W.K. Kellogg Foundation, La June seeks to foster synergies between the Foundation's mission and the Company's strategic direction and ensure strong alignment with shareholders’ interests.

President and CEO of the W.K. Kellogg Foundation Director since February 2014 Committees Social Responsibility and Public Policy (Chair) Manufacturing Executive

Business Experience •President and CEO (2021 – Present), The W.K. Kellogg Foundation •EVP of Operations, Treasurer, and various other roles, The W.K. Kellogg Foundation •Auditor, Plante & Moran CPAs

Other Boards
US-Listed Companies - None
Other Leadership Service
•Member of Board of Trustees (2014 – Present), The W.K. Kellogg Foundation
•Trustee (2014 – Present), W.K. Kellogg Foundation Trust
•Member of Board, Detroit Regional Partnership Board
•Member, W.E. Upjohn Institute for Employment Research
•Member of TIAA Board of Trustees (member of Audit, Social Responsibility and Nominating and Governance Committees)
•Member, various boards of Battle Creek Community Health Partners
•Member of Board, Bronson Healthcare Group (Chair of Audit Committee)
•Member of Board, Southern Communities Initiatives

Education •B.A. in Business Administration, University of Michigan – Ann Arbor •M.B.A., Kellogg Graduate School of Management, Northwestern University

22	Kellanova

Board and Corporate Governance
Corporate Governance
Board-Adopted Corporate Governance Guidelines
Our Board operates under a set of corporate governance principles and practices embodied in our Corporate Governance Guidelines that are designed to maximize long-term Shareowner value, align the interests of the Board and management with those of our Shareowners and promote high ethical conduct among our Directors and employees. The Corporate Governance Guidelines include the following:

Board Independence
•A majority of the Directors, and all of the members of the Audit Committee, C&T Committee, and N&G Committee, are required to meet the independence requirements of the New York Stock Exchange ("NYSE") and the SEC.
•One of the Directors is designated a Lead Director, who chairs executive session meetings of the independent, non-employee Directors (which are scheduled at each Board meeting), and may call any such meetings at any time, approves proposed meeting agendas and schedules, and establishes a method for Shareowners and other interested parties to communicate with the Board. See also "Board and Corporate Governance - Corporate Governance - Lead Director."
•The Board and each Board Committee have the authority to hire independent legal, financial or other advisors as they may deem necessary, at the Company's expense.
•The Corporate Governance Guidelines provide that non-employee Directors meet in executive session at least three times annually. As a general practice, the non-employee Directors are scheduled to meet in executive session at every Board and Committee meeting.
•No Director shall serve as a director, officer or employee of a competitor.

Strategic Oversight
•Directors review the Company's strategy periodically during the year and dedicate at least one meeting per year to focus on a comprehensive strategic review, including the key elements of the Company's strategy.
•Directors have direct and regular access to officers, employees, facilities, books and records of the Company and can initiate contact or meetings directly or through the CEO or Secretary.

Performance Assessments
•The Board and Board Committees conduct annual performance evaluations to assess whether the Board, its Committees, and the Directors are functioning effectively.
•The independent members of the Board use the recommendations from the N&G Committee and C&T Committee to conduct an annual review of the CEO’s performance and determine the CEO’s compensation.

Succession Planning	•The Board periodically reviews CEO succession planning, and at least once per year.

Restrictions and Rules
•Change in Principal Responsibility / Occupation: Non-employee Directors who change their principal responsibility or occupation from that held when they were elected shall offer their resignation for the Board to consider the continued appropriateness of Board membership under the circumstances.
•Re-election Retirement Age: No Director may be nominated for a new term if he or she would attain the age limit of seventy-four or older at the time of election, unless the Board determines that it is in the best interest of Kellanova to re-nominate the independent Director for additional terms due to his or her unique capabilities or special circumstances.
•Over-Boarding Policy: No Director should serve on more than three other public company boards, in addition to Kellanova (with consideration given to public company leadership roles and outside commitments).
•Stock Ownership Guidelines: All Directors are expected to comply with stock ownership guidelines for Directors, under which they are generally expected to hold at least five times their annual cash retainer in stock and stock equivalents.
•Continuing Education: Continuing education is provided to Directors consistent with our Board education policy.

Board Structure; Communication with the Board
The mix of experienced independent and management Directors that make up our Board, along with the independent role of our Lead Director and our independent Board Committee composition, benefits Kellanova and its Shareowners. The following section describes Kellanova’s Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and related key governance practices.

2024 Proxy Statement	23

Board and Corporate Governance
Independence; Board Mix
Our Board has an effective mix of independent and management Directors. It is composed of ten independent Directors and Mr. Cahillane, our CEO.

Board Independence	Board Diversity	Tenure

Director Demographics

	Stephanie Burns	Steve Cahillane	Carter Cast	Rod Gillum	Zack Gund	Don Knauss	Mary Laschinger	Erica Mann	La June Montgomery Tabron	Mike Schlotman	Carolyn Tastad
Independent	☑		☑	☑	☑	☑	☑	☑	☑	☑	☑
Racially / Ethnically Diverse				☑					☑
Male		☑	☑	☑	☑	☑				☑
Female	☑						☑	☑	☑		☑
Years of Service	10	7	7	5	9	16	12	5	10	3	8
Additionally, the diversity of the Board is reflected in the composition of the chairs of the Board's Committees, with three Committees chaired by female Directors (including one Black/African American Director).
Committee Structure and Independence After 2024 Annual Meeting
In 2023, the Board had six standing Committees: (i) Audit, (ii) C&T, (iii) N&G, (iv) Manufacturing, (v) Social Responsibility and Public Policy ("SRPP"), and (vi) Executive. The Audit, C&T, N&G, Manufacturing, and SRPP Committees are composed solely of independent Directors, each with a different independent Director serving as Committee Chair.
Board Leadership Structure
With respect to the roles of Chairman and CEO, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. On March 15, 2018, the Chairman and CEO roles were combined, with the Board electing Mr. Cahillane as Chairman of the Board. At this time, the Board believes that combining the roles of Chairman and CEO, together with the separate, independent role of our Lead Director, is the most effective leadership structure for Kellanova for many reasons. In particular, the Board believes the combined role is appropriate because of:
•Mr. Cahillane’s extensive knowledge and experience in a variety of areas, including strategy and strategic planning, branded consumer products and consumer dynamics, and innovation and research and development acquired as a result of his professional and other experiences, gives him the insight necessary to combine the responsibilities of strategic development and execution along with management of day-to-day operations, and
•Mr. Cahillane’s knowledge of Kellanova's business, operations and risks acquired in his role as CEO gives him the insight to combine the responsibilities of strategic development along with management of day-to-day operations and execution.
We believe Don Knauss, fulfilling the Company's Lead Director role (as described below), provides the necessary independent voice on issues facing the company and ensures that key issues are brought to the Board's attention and that proper corporate governance is maintained.

24	Kellanova

Board and Corporate Governance

LEAD DIRECTOR
Don Knauss, an independent Director and the Chairman of the N&G Committee, is currently our Lead Director. Mr. Knauss is an effective Lead Director for Kellanova due to, among other things:
•independence;
•board leadership experience as former CEO, Chairman and Executive Chairman of The Clorox Company;
•strong strategic and financial acumen;
•commitment to ethics;
•extensive knowledge of the retail environment and branded consumer products; and
•deep understanding of Kellanova and its business obtained while serving as a Kellanova Director.
The independent Lead Director serves a variety of roles, including:
•for every meeting, reviewing and approving Board agendas, meeting materials and schedules to confirm the appropriate Board and Committee topics are reviewed and sufficient time is allocated to each;
•liaising between the Chairman, President and CEO and non-management Directors if and when necessary and appropriate (that said, each Director has direct and regular access to the Chairman, President and CEO);
•presiding at the executive sessions of independent Directors and at all other meetings of the Board of Directors at which the Chairman of the Board is not present;
•calling an executive session of independent Directors at every meeting consistent with the Corporate Governance Guidelines;
•responsibility for leading the Board's annual evaluation process, including conducting private, individual reviews with each Director; and
•facilitating succession planning for the Board, including by having the N&G Committee and the independent Directors regularly discuss and evaluate CEO succession plans.
Mr. Knauss may be contacted at donald.knauss@kellanova.com. Any communications which Shareowners or interested parties may wish to send to the Board and, if applicable, specified individual Directors may be directly sent to Mr. Knauss at this e-mail address and, if applicable, Mr. Knauss will relay the communications to the specified Director(s).

Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure as appropriate. We believe that Kellanova has been well-served by this flexible leadership structure.
Board Self-Evaluation
Our Lead Director leads our annual process whereby the Board conducts an annual performance evaluation to assess the performance of the Board, its Committees, and the Directors, and to determine how to make the Board even more effective. The process includes detailed written survey materials as well as individual, private meetings between each Director and the Lead Director.
BOARD SELF-EVALUATION / CONTINUOUS IMPROVEMENT PROGRAM

2024 Proxy Statement	25

Board and Corporate Governance
Company Strategy
Strategic planning and oversight of the Company’s business strategy is a key responsibility of the Board, and the Board has deep experience and expertise in the areas of strategy and strategic development. The Board believes that overseeing and monitoring strategy is a continuous process and takes a multi-step approach in exercising its responsibilities. Our entire Board discusses the strategic priorities of the Company, taking into consideration global economic, industry, consumer, environmental, social, governance, and other significant trends, as well as changes in the food industry and regulatory initiatives. The Board reviews the Company’s strategy periodically during the year and dedicates at least one meeting each year to focus on a strategic review, including key elements of our strategy. Relevant strategic topics are also embedded in the work of Committees. We believe the Board is uniquely positioned to provide the oversight required for the Company's strategy given the specific and diverse mix of skills, capabilities and core competencies relating to our long-term strategy and business model as well as their diverse perspectives, experiences and backgrounds (see “Board and Corporate Governance – Proposal 1 Election of Directors”).
While the Board and its Committees oversee strategy and strategic planning, management is charged with executing the business strategy. To monitor performance against the Company’s strategic goals, the Board receives regular updates and actively engages in dialogue with our Company’s senior leaders. The Board’s discussions are enhanced with first-hand experiences, such as visits to specific markets and interaction with key retailers, which provide Directors an opportunity to experience strategy execution.
The Board’s oversight and management’s execution of business strategy are intended to help promote the creation of long-term shareowner value in a sustainable manner, with a focus on assessing both opportunities available to us and risks that we may encounter.
Board Oversight of Enterprise Risk
The Board, as a whole, and working directly and indirectly through its Committees, utilizes our Enterprise Risk Management (“ERM”) process to assist in fulfilling its oversight of the Company's risks. While risk oversight is a full Board responsibility, the responsibility for monitoring the ERM process has been delegated to the Audit Committee. As such, one of the leaders of the ERM process is the Vice President, Internal Audit, who reports to the Chair of the Audit Committee.
Annually, the full Board and the Audit Committee review an assessment of the Company’s enterprise risks and the allocation of risk oversight among the Board and its Committees. Due to the dynamic nature of risk and the business environment generally, at every Audit Committee meeting, the Company also provides a status report on key enterprise risks where responsible senior leaders provide in-depth reviews. Key enterprise risks are also reviewed with and discussed in other Committee meetings. Board and Committee agendas are updated throughout the year so that emerging enterprise risks may be reviewed and discussed at the relevant times. This process facilitates the Board’s ability to fulfill its oversight responsibilities of Kellanova’s risks in a timely and effective manner.

RISK ASSESSMENT

The risk assessment process is global in nature and has been developed to identify and assess Kellanova’s current and emerging risks, including the nature, probability and implications of the risk, as well as to identify steps to mitigate and manage each risk (including how ERM is integrated into the Company’s internal audit plan). Many of our key business leaders, functional heads and other managers from across the globe provide perspective and input in a targeted and strategic manner to develop the Company’s holistic views on enterprise risks.
The centerpiece of the enterprise risk assessment is the distillation of this review into key enterprise risks which includes the potential magnitude, likelihood and velocity of each risk. As part of the process for assessing each risk, management identifies the following:
•the nature of the risk
•the senior executive responsible for managing the risk
•the potential impact of the risk
•management’s approach to manage the risk
•Board or Committee accountability
The results of the risk assessment are then integrated into the Board’s processes.

BOARD OF DIRECTORS

•Receives updates on business operations, financial results, long-range plans and key enterprise risks, including current status and action items, during regularly scheduled meetings
•Advises management on shaping corporate purpose, values and strategy
•The full Board reviews the results of the annual enterprise risk assessment and periodic updates on status of key risks, which includes consideration of potential impacts
•Oversight responsibility for each risk is allocated among the full Board and its Committees, and specific Board and Committee agendas are developed accordingly

26	Kellanova

Board and Corporate Governance

AUDIT COMMITTEE

•Reviews and considers the annual audit risk assessment, which identifies risks related to our internal control over financial reporting and informs our internal and external audit plans
•Receives updates on the key enterprise risks
•Reviews the ERM process and results of the annual risk assessment
•Monitors independence of our independent auditor, including establishing policies for hiring of any current or former employees of our independent auditor
•Reviews the use of new accounting principles
•Reviews the use of non-GAAP measures in our earnings releases and SEC filings
•Considers the impact of risk on our financial position and the adequacy of our risk-related internal controls
•Oversees cybersecurity and receives regular updates on cybersecurity matters, which includes a review of potential digital threats and vulnerabilities, cybersecurity priorities, and our cybersecurity framework
•Receives quarterly updates on litigation matters and developments
•Reviews the ethics and compliance and litigation management programs
•Coordinates with the Vice President, Internal Audit, who reports to the Chair of the Audit Committee

NOMINATING AND GOVERNANCE COMMITTEE

•Conducts an annual review of our corporate governance policies and practices
•Oversees corporate governance, receiving regular updates on emerging corporate governance issues and trends
•Oversees annual self-evaluation process for the Board and each of its committees
•Oversees succession planning and refreshment efforts for the Board
•Reviews, approves and oversees any proposed transactions involving a related party

COMPENSATION AND TALENT MANAGEMENT COMMITTEE

•Assesses annually whether our compensation plans, policies and practices encourage excessive or inappropriate risk taking by employees
•Evaluates our executive compensation programs to ensure they adequately tie to company performance
•Reviews risks related to talent acquisition, retention and development
•Monitors progress toward internal equity, diversity and inclusion ("ED&I") goals

MANUFACTURING COMMITTEE

•Oversees food quality and safety, manufacturing operations and people and labor strategies, including reviewing policies, programs and practices and providing strategic advice
•Reviews global food safety and people safety performance reports, including results of regulatory audits, as well as supply chain financial performance
•Oversees contingency planning, commodity purchasing and hedging programs and people utilization and union and non-union strategies

SOCIAL RESPONSIBILITY AND PUBLIC POLICY COMMITTEE

•Oversees our corporate responsibility strategy and risks related to our reputation, including receiving reports from the Senior Vice President, Chief Global Corporate Affairs Officer
•Oversees our sustainability efforts and climate policy
•Assists the Board in monitoring climate and sourcing, sustainable packaging and nutrition

MANAGEMENT

•Conducts a formal risk assessment of Kellanova's business annually, including assessing probability, magnitude, velocity, potential economic and reputational impacts, and developing mitigation actions and monitoring plans
•Evaluates the completeness of the identified Enterprise Risks
•Key risks are reviewed and monitored and mitigation plans developed by designated senior leaders responsible for day-to-day risk management

2024 Proxy Statement	27

Board and Corporate Governance
Majority Voting for Directors; Director Resignation Policy
Our Bylaws contain a majority voting standard for the election of Directors in an uncontested election (that is, an election where the number of nominees is equal to the number of seats open). In an uncontested election, each nominee must be elected by the vote of a majority of the votes cast. A “majority of the votes cast” means the number of votes cast “for” a Director’s election must exceed the number of votes cast “against” (excluding abstentions). No Director will be nominated for election or otherwise be eligible for service on the Board unless and until such candidate has delivered an irrevocable resignation to the N&G Committee that would be effective upon (i) such Director’s failure to receive the required vote in an election of Directors and (ii) the Board’s acceptance of the resignation. If a Director fails to achieve the required vote in an uncontested election, the N&G Committee would promptly consider the resignation and recommend to the Board the action to be taken on the offered resignation. The Board would act on the N&G Committee’s recommendation no later than 90 days following the date of the Shareowners’ meeting where the election occurred. The Director whose resignation is under consideration shall not participate in the recommendation of the N&G Committee or deliberations of the Board with respect to his or her nomination. Following the Board’s decision, Kellanova would promptly disclose in a current report on Form 8-K the decision whether to accept the resignation as tendered. To the extent that a resignation is accepted, the N&G Committee would recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.
Director Independence
The Board has determined that all current Directors (other than Mr. Cahillane) are independent based on the following standards: (a) no entity (other than a charitable entity) of which such a Director is an employee in any position or any immediate family member (as defined) is an executive officer, made payments to, or received payments from, Kellanova and its subsidiaries in any of the 2023, 2022, or 2021 fiscal years in excess of the greater of (1) $1,000,000 or (2) two percent of that entity’s annual consolidated gross revenues; (b) no such Director, or any immediate family member employed as an executive officer of Kellanova or its subsidiaries, received in any twelve month period within the last three years more than $120,000 per year in direct compensation from Kellanova or its subsidiaries, other than Director and Committee fees and pension or other forms of deferred compensation for prior service not contingent in any way on continued service; (c) Kellanova did not employ such Director in any position, or any immediate family member as an executive officer, during the past three years; (d) no such Director was a current partner or employee of a firm that is Kellanova’s internal or external auditor (“Auditor”), no immediate family member of such Director was a current partner of the Auditor or an employee of the Auditor who personally worked on our audit, and no Director or immediate family member of such Director was during the past three years a partner or employee of the Auditor and personally worked on our audit within that time; (e) no such Director or immediate family member served as an executive officer of another company during the past three years at the same time as a current executive officer of Kellanova served on the compensation committee of such company; and (f) no other material relationship exists between any such Director and Kellanova or our subsidiaries.
The Board also considers from time to time commercial ordinary-course transactions as it assesses independence status. The Board has concluded that these transactions did not impair Director independence for a variety of reasons including that the amounts in question were considerably under the thresholds set forth in our independence standards and the relationships were not deemed material.
Related Person Transactions
The Board has adopted a written policy relating to the N&G Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements by SEC regulations, which are commonly referred to as “related person transactions.” A “related person” is defined under the applicable SEC regulation and includes our Directors, executive officers and 5% or more beneficial owners of our common stock. The Secretary administers procedures adopted by the Board with respect to related person transactions and the N&G Committee reviews and approves all such transactions. At times, it may be advisable to initiate a transaction before the N&G Committee has evaluated it or a transaction may begin before discovery of a related person’s participation. In such instances, management consults with the Chair of the N&G Committee to determine the appropriate course of action. Approval of a related person transaction requires the affirmative vote of the majority of disinterested Directors on the N&G Committee. In approving any related person transaction, the N&G Committee must determine that the transaction is fair and reasonable to Kellanova. The N&G Committee periodically reports on its activities to the Board. The written policy relating to the N&G Committee’s review and approval of related person transactions is available on our website under the “Investor Relations” tab, at the “Governance” link.
There were no related person transactions since January 1, 2023 that require reporting under the SEC's disclosure rules.

28	Kellanova

Board and Corporate Governance
Shareowner Recommendations for Director Nominees
The N&G Committee will consider Shareowner nominations for membership on the Board. For the 2025 Annual Meeting of Shareowners, nominations may be submitted to the Office of the Secretary, Kellanova, 412 N. Wells Street, Chicago, Illinois 60654, which will forward them to the Chair of the N&G Committee. Recommendations must be in writing and we must receive the recommendation not earlier than November 4, 2024 and not later than December 4, 2024. Recommendations must also include certain other requirements specified in our Bylaws.
When filling a vacancy on the Board, the N&G Committee identifies the desired skills and experience of a new Director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current Directors. The N&G Committee may, as it has done in the past, engage third parties to assist in the search and provide recommendations for a fee. Also, Directors are generally asked to recommend candidates for the position. The candidates would be evaluated based on the process outlined in the Corporate Governance Guidelines and the N&G Committee charter, and the same process would be used for all candidates, including candidates recommended by Shareowners. For more information, see “Board and Corporate Governance - Board and Committee Membership - Nominating and Governance Committee.”
Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for Annual Meeting
Our Bylaws permit a Shareowner, or a group of up to 20 Shareowners, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in our proxy materials Director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the Shareowner(s) and the nominee(s) satisfy the requirements specified in our Bylaws. For the 2025 Annual Meeting of Shareowners, nominations may be submitted in writing to the Office of the Secretary, Kellanova, 412 N. Wells Street, Chicago, Illinois 60654. Any such nomination must be received by us not earlier than October 5, 2024 and not later than November 4, 2024. Any such nomination must meet the other requirements set forth in our Bylaws.
In addition to satisfying the requirements of our Bylaws, including the notice deadlines set out above and therein, to comply with the universal proxy rules, Shareowners who intend to solicit proxies in support of Director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which written notice must be postmarked or transmitted electronically to the Office of the Secretary at our principal executive offices at 412 N. Wells Street, Chicago, Illinois 60654 no later than February 25, 2025. However, if the date of the 2025 Annual Meeting of Shareowners is changed by more than 30 days from April 26, 2025, then written notice must be provided by the later of the 60th day prior to the date of the 2025 Annual Meeting of Shareowners and the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Shareowners s is first made by us.
Attendance at Annual Meetings
All incumbent Directors are expected to attend our Annual Meetings of Shareowners. All of our Directors attended the 2023 Annual Meeting of Shareowners.
Code of Conduct/Code of Ethics
We have adopted the Code of Conduct for Kellanova Directors and the Global Code of Ethics for all Kellanova employees (including the CEO, CFO, other named executive officers, and Corporate Controller). Any amendments to, or waivers of, the Global Code of Ethics applicable to our Directors or executive officers will be posted on www.kellanova.com. There were no such waivers of the Global Code of Ethics in 2023.
Availability of Corporate Governance Documents
Copies of the Corporate Governance Guidelines, the charters of the Audit, C&T, and N&G Committees of the Board, the Code of Conduct for Kellanova Directors, and Global Code of Ethics for Kellanova employees can be found on the Kellanova website at www.kellanova.com under “Investor Relations,” then “Environmental, Social & Governance.” Shareowners may also request a free copy of these documents from: Kellanova Consumer Affairs, P.O. Box CAMB, Battle Creek, Michigan 49016 (phone: (800) 962-1413), the Investor Relations Department at that same address (phone: (269) 961-2800) or investor.relations@kellanova.com.

2024 Proxy Statement	29

Board and Corporate Governance
Board and Committee Membership
The Board routinely reviews Board composition to ensure that it has the right balance of skills to fulfill its oversight obligations for Shareowners. As part of that process, the N&G Committee and the Board consider current tenure and potential retirements.
The Board had the following standing Committees in 2023: (i) Audit; (ii) C&T; (iii) N&G; (iv) Manufacturing; (v) SRPP; and (vi) Executive.
The Board held 10 meetings in 2023. All of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of all Board Committees of which the Directors were members during 2023 that were held while such Directors were on the Board.
The table below provides 2023 membership and meeting information for each Board Committee (other than Executive) as of December 30, 2023 (the last day of fiscal year 2023):

Name(3)	Audit	Compensation and Talent Management	Nominating and Governance	Manufacturing	Social Responsibility and Public Policy
Stephanie Burns	Chair
Steve Cahillane(1)
Carter Cast
Rod Gillum
Zack Gund				Chair
Don Knauss			Chair
Mary Laschinger		Chair
Erica Mann
La June Montgomery Tabron					Chair
Mike Schlotman
Carolyn Tastad
2023 Meetings Held	9	7	3	3	3
(1)Mr. Cahillane is not a formal member of any Board Committee (other than Executive) and attends meetings for each Committee, as appropriate.
The Executive Committee is made up of the CEO and each of the Committee Chairs, and held no meetings in 2023.
Each of the Board Committees may form and delegate authority to subcommittees when it deems appropriate.

30	Kellanova

Board and Corporate Governance
Audit Committee

Stephanie Burns (Chair) Erica Mann	Don Knauss	Mike Schlotman	2023 Meetings Held: 9

Pursuant to a written charter, the Audit Committee’s responsibilities include the following.
•The Committee assists the Board in monitoring the following:
–the integrity of the financial statements of the Company;
–the independence and performance of the Company’s independent registered public accounting firm;
–the performance of the Company’s internal audit function;
–the Company’s ERM process and key risks;
–anti-corruption, data privacy, and data security matters;
–compliance by the Company with legal, regulatory and reporting requirements; and
–other related matters.
•The Committee, or its Chair, pre-approves all audit, audit-related, internal control-related and permitted non-audit engagements and services by the independent registered public accounting firm and their affiliates.
•The Committee discusses and/or reviews specified matters with, and receives specified information or assurances from, Kellanova management and the independent registered public accounting firm.
•The Committee has the sole authority to appoint, subject to Shareowner ratification, or replace the independent registered public accounting firm, which directly reports to the Committee, and is directly responsible for the compensation and oversight of the independent registered public accounting firm.
•As part of the annual auditor engagement process, the Committee considers whether to rotate the independent registered public accounting firm. PricewaterhouseCoopers LLP rotates its lead audit engagement partner every five years and the Committee had direct and meaningful involvement in the selection of the lead engagement partner.
The Audit Committee also has the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain, approve the services, determine the fees and other retention terms and terminate outside advisors and counsel.
Each member who served on the Audit Committee during 2023 is financially literate and met the independence requirements of the NYSE, the Exchange Act and our Corporate Governance Guidelines. Dr. Burns, the Chair of the Committee, and Mr. Knauss have each been determined by the Board to be an "audit committee financial expert," as that term is defined in Item 407(d)(5) of Regulation S-K.

2024 Proxy Statement	31

Board and Corporate Governance
Compensation and Talent Management Committee

Mary Laschinger (Chair) Don Knauss	Zack Gund	Carolyn Tastad	2023 Meetings Held: 7

Pursuant to a written charter, the C&T Committee’s responsibilities include the following:
•reviewing and approving the compensation philosophy and principles for senior executives;
•reviewing and making recommendations for the compensation of senior management personnel and monitoring overall compensation for senior executives, including reviewing risks arising from Kellanova’s compensation policies and practices;
•reviewing and recommending the compensation of the CEO;
•sole authority to retain or terminate any compensation consultant or other advisor used to evaluate senior executive compensation;
•overseeing and administering employee benefit plans to the extent provided in those plans;
•reviewing with management employment and employment-related matters and employment programs;
•reviewing trends in management compensation;
•reviewing talent development, including recruitment and retention, training and career development;
•setting the composition of the peer company group used for market comparison for executive compensation;
•determining applicable stock ownership guidelines for certain executives and monitoring compliance with guidelines;
•overseeing and reviewing the Company's clawback policy;
•reviewing the Company’s ED&I programs and policies; and
•overseeing the review and assessment of risks arising from Kellanova’s compensation policies and practices, which includes the annual review of our compensation program for design features considered to encourage excessive risk taking and Kellanova’s approach to those features.
The Committee received periodic updates on the Company's ED&I programs. The full Board is also apprised of relevant ED&I activity through its regular review of talent and Company strategy.
For information about the Committee’s processes for establishing and overseeing executive compensation, including with respect to its retention and use of a compensation consultant, refer to “Compensation Discussion and Analysis — Compensation Approach.”
The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. Prior to retaining any such consultant, or other advisor, the Committee considers whether the work of such consultant or other advisor would raise a conflict of interest according to the independence factors enumerated by the New York Stock Exchange, as well as any other factors the Committee determines to be relevant.
The Board has determined that each member of the Committee meets the definition of independence under our Corporate Governance Guidelines and the requirements of the New York Stock Exchange and further qualifies as a non-employee Director for purposes of Rule 16b-3 of the Exchange Act. The members of the Committee are not current or former employees of Kellanova, are not eligible to participate in any of our executive compensation programs, do not receive compensation that would impair their ability to make independent judgments about executive compensation, and are not “affiliates” of the Company, as defined under Rule 10c-1 of the Exchange Act.
Compensation and Talent Management Committee Interlocks and Insider Participation
Mary Laschinger, Zack Gund, Don Knauss and Carolyn Tastad served on the C&T Committee during fiscal year 2023 (and Rick Dreiling served on the C&T Committee prior stepping down from the Board in February 2023). No member of the C&T Committee is now, or has been, an officer or employee of the Company. No member of the C&T Committee had any relationship with the Company or any of its subsidiaries during 2023 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or served during 2023 on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on our Board or the C&T Committee.

32	Kellanova

Board and Corporate Governance
Nominating and Governance Committee

Don Knauss (Chair) Stephanie Burns	Zack Gund Mary Laschinger	Carolyn Tastad	2023 Meetings Held: 3

Pursuant to a written charter, the N&G Committee’s responsibilities include the following.
•The Committee assists the Board by:
–identifying and reviewing the qualifications of candidates for Director and in determining the criteria for new Directors;
–recommending nominees for Director to the Board;
–considering diversity of backgrounds and viewpoints of Directors and Director nominees;
–recommending Committee assignments;
–reviewing annually the Board’s compliance with the Corporate Governance Guidelines;
–reviewing annually the Corporate Governance Guidelines and recommending changes to the Board;
–monitoring the performance of Directors and conducting performance evaluations of each Director before the Director’s re-nomination to the Board;
–administering the annual evaluation of the Board;
–providing annually an evaluation of CEO performance used by the independent members of the Board in their annual review of CEO performance;
–considering and evaluating potential waivers of the Code of Conduct for Directors and Global Code of Ethics for senior officers (for which there were none in 2023);
–making a report to the Board on CEO succession planning at least annually;
–providing an annual review of the independence of Directors to the Board;
–reviewing and recommending to the Board responses to Shareowner proposals;
–overseeing governance-related engagement with Shareowners and proxy advisory firms, and reviewing proxy advisory firm policies and voting recommendations;
–reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K) on an ongoing basis, in accordance with the Company’s related party transactions policies;
–reviewing Director compensation; and
–other governance matters.
•The Chair of the Committee, as Lead Director, also presides at executive sessions of independent Directors of the Board.
The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. Prior to retaining any such consultant, or other advisor, the Committee considers whether the work of such consultant or other advisor would raise a conflict of interest according to the independence factors enumerated by the NYSE, as well as any other factors the Committee determines to be relevant.
As noted above, the Board has determined that each member of the Committee meets the definition of independence under our Corporate Governance Guidelines and the requirements for independence of the NYSE.

2024 Proxy Statement	33

Board and Corporate Governance
Manufacturing Committee

Zack Gund (Chair) Rod Gillum	Carter Cast La June Montgomery Tabron	Carolyn Tastad	2023 Meetings Held: 3

Pursuant to a written charter, the Manufacturing Committee’s responsibilities include the following.
•The Committee assists the Board in discharging its oversight responsibilities, with the primary focus on Kellanova’s food quality and safety, manufacturing facility operations, and people and labor strategies.
•As it deems appropriate, the Committee reviews policies, programs and practices, and provides strategic advice and counsel concerning the matters set forth above including, but not limited to:
–food safety and quality;
–employee health and safety;
–capacity utilization and planning;
–contingency planning;
–productivity programs;
–commodity purchasing and hedging programs; and
–people utilization and union and non-union strategies.
•The Committee also regularly reviews global food safety and people safety performance reports, including results of regulatory audits, as well as supply chain financial performance.
The Committee also has authority and resources to retain outside, independent counsel or other advisors as it deems necessary to discharge its responsibilities.

34	Kellanova

Board and Corporate Governance
Social Responsibility and Public Policy Committee

La June Montgomery Tabron (Chair) Carter Cast	Rod Gillum Mike Schlotman	Erica Mann	2023 Meetings Held: 3

Pursuant to a written charter, the SRPP Committee’s responsibilities include the following.
•The Committee assists the Board in discharging its oversight responsibilities with respect to corporate responsibility and reputation, and certain environmental, social and public policy issues.
•The Committee also reviews the Company’s policies, programs, practices and disclosures concerning:
–public policy;
–government relations;
–regulatory matters;
–philanthropic activities/charitable contributions;
–sustainability, including sustainable packaging;
–nutrition;
–food security;
–conservation of natural resources;
–climate and responsible sourcing; and
–other related topics.
•The Committee is particularly focused on the intersection of philanthropy, public policy, and the Company’s goals.
•The Committee also oversees the Company’s sustainability efforts and climate policy.
The Committee oversees the Company's corporate responsibility strategy. Our Senior Vice President (SVP), Chief Global Corporate Affairs Officer, who reports to our Chairman, President and CEO, is responsible for successfully implementing the strategy and regularly updating the CEO and the SRPP Committee. Our Chief Sustainability Officer reports to the SVP, Chief Global Corporate Affairs Officer. Additionally, numerous leaders are accountable for achieving specific corporate responsibility commitments, based on their roles. This work is aligned with and included in parallel work streams within our internal audit function and the Audit Committee. Policies and strategies overseen by the SRPP Committee are also aligned with our lobbying, advocacy, and membership efforts.
The Committee also has authority and resources to retain outside, independent counsel or other advisors as it deems necessary to discharge its responsibilities.

2024 Proxy Statement	35

Board and Corporate Governance
Executive Committee

Steve Cahillane (Chair) Stephanie Burns	Zack Gund Don Knauss	Mary Laschinger La June Montgomery Tabron	2023 Meetings Held: 0

Pursuant to a written charter, the Executive Committee is generally empowered to act on behalf of the Board between meetings of the Board, with some exceptions. The Executive Committee is made up of the CEO and each of the Board Committee Chairs and held no meetings in 2023.
2023 Director Compensation and Benefits
Only non-employee Directors receive compensation for their services as Directors. For information about the compensation of Mr. Cahillane, our Chairman, President and CEO, refer to “Executive Compensation – Summary Compensation Table” beginning on page 55.
Our 2023 compensation for non-employee Directors was comprised of an annual cash retainer and equity-based grants. The annual pay is designed to attract and retain diverse, highly-qualified, seasoned, and independent professionals to represent all of our Shareowners, and is targeted against the median of our Compensation Peer Group. Refer to “Compensation – Compensation Discussion and Analysis — Compensation Approach” for a description of the companies that make up our Compensation Peer Group. The N&G Committee reviews our Director compensation program on an annual basis with the Company's independent compensation consultant. The independent compensation consultant provides counsel to the N&G Committee in a variety of ways, including an in-depth study that reports and analyzes the director compensation programs in the Compensation Peer Group in an effort to ensure that our program is competitive, consistent with market practice, and designed to attract qualified directors. Although the N&G Committee conducts this review on an annual basis, it generally considers adjustments to Director compensation every other year. In 2023, no changes were made to the non-employee Director compensation program.
Our compensation is designed to create alignment between our non-employee Directors and our Shareowners through the use of equity-based grants. In 2023, approximately 60% of non-employee Director compensation was in equity and approximately 40% was in cash, excluding the Lead Director and Committee Chair retainers.
Compensation as of December 30, 2023 (the end of fiscal year 2023) for non-employee Directors consisted of the following:
Annual Retainer
There is an additional cash retainer of $30,000 for the Lead Director, $25,000 for the Chair of the Audit Committee, $20,000 for each of the Chairs of the C&T and N&G Committees, and $15,000 for each of the Chairs of the SRPP and Manufacturing Committees.
Actual annual pay varies somewhat among non-employee Directors based primarily on Lead Director and Committee chair responsibilities. To the extent the dollar value of a non-employee Director's Annual Stock Awards Retainer exceeds $155,000 at the time of the grant, the excess amount is deducted from such non-employee Director's Annual Cash Retainer payments.
Stock Awards
Stock awards are granted to non-employee Directors in early May of each year and are automatically deferred pursuant to the Kellanova Grantor Trust for Non-Employee Directors (the "Grantor Trust") in the form of deferred shares of our common stock (or "DSUs"). Under the terms of the Grantor Trust, shares underlying vested stock awards are settled only upon a Director's termination of service on the Board.
In connection with the spin-off of WK Kellogg Co, DSUs issued to our non-employee Directors prior to the spin-off were treated as follows: (i) for every four DSUs, the holder was entitled to a share of WK Kellogg Co common stock; (ii) future dividends issued by WK Kellogg Co in respect of WK Kellogg Co shares of common stock will be reinvested in shares of Kellanova common stock; and (iii) upon a non-employee Director’s termination of service from the Board, such deferred shares will be payable in shares of Kellanova common stock and also the accompanying WK Kellogg Co shares of common stock, as applicable and consistent with the terms of the Grantor Trust.

36	Kellanova

Board and Corporate Governance
Business Expenses
Kellanova pays for the business expenses related to Directors attending Kellanova meetings, including room, meals and transportation to and from Board and Committee meetings. Directors are also eligible to be reimbursed for attendance at qualified Director education programs.
Director and Officer Liability Insurance and Travel Accident Insurance
Director and officer liability insurance (“D&O Insurance”) insures our Directors and officers against certain losses that they are legally required to pay as a result of their actions while performing duties on our behalf. Our D&O Insurance policy does not identify the premium for Directors versus officers and, therefore, a dollar amount cannot be assigned for individual Directors. Travel accident insurance provides benefits to each Director in the event of death or disability (permanent and total) during travel on Kellanova chartered and/or commercial aircraft. Our travel accident insurance policy also covers employees and others while traveling on Kellanova corporate, chartered and/or commercial aircraft and, therefore, a dollar amount cannot be assigned for individual Directors.
Deferral Program
Under the Deferred Compensation Plan for Non-Employee Directors, non-employee Directors may each year irrevocably elect to defer all or a portion of their Board annual cash retainer payable for the following year. The amount deferred is credited to an account in the form of units equivalent to the fair market value of our common stock. If the Board declares dividends, a fractional unit representing the dividend is credited to the account of each participating non-employee Director. A participant’s account balance is paid in shares of our common stock upon termination of service as a non-employee Director. The balance is paid in a lump sum or in up to ten annual installments at the election of the non-employee Director. In the case of annual installments, dividend equivalents are earned and credited to the participant’s unpaid balance on the date earned until the account is distributed in full. In connection with the spin-off of WK Kellogg Co, the units held by Directors under the deferral program were entitled to, and received, the dividend of WK Kellogg Co shares as described above under "Stock Awards".
Minimum Stock Ownership Requirement
All non-employee Directors are expected to comply with stock ownership guidelines, under which they are expected to hold at least five times the annual cash retainer, excluding any additional amounts paid to committee chairs or the Lead Director (i.e., $525,000, which is five times the $105,000 cash retainer) in stock or stock equivalents, subject to a five-year phase-in period for newly-elected Directors. As of December 30, 2023, all of the non-employee Directors exceeded or were on track to meet this requirement. Mr. Cahillane is expected to comply with the stock ownership guidelines applicable to our executive officers, as described in “Compensation Discussion and Analysis — Compensation Policies — Executive Stock Ownership Guidelines,” which for his position is at least six times his annual base salary. As of December 30, 2023, Mr. Cahillane has exceeded this requirement.

2024 Proxy Statement	37

Board and Corporate Governance
Directors’ Compensation Table
The individual components of the total compensation calculation reflected in the table below are as follows:
Fees and Retainers
The amounts shown under the heading “Fees Earned or Paid in Cash” consist of annual retainers earned by or paid in cash to our non-employee Directors in fiscal year 2023.
The amounts disclosed under the heading “Stock Awards” consist of the annual grant of deferred shares of common stock, which are placed in the Grantor Trust. The dollar amounts for the awards represent the grant-date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (Compensation — Stock Compensation).

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)	Total ($)
Stephanie A. Burns	129,937	155,063	—	—	—	285,000
Carter Cast	104,937	155,063	—	—	—	260,000
Rick Dreiling(5)	26,250		—	—	—	26,250
Rod Gillum	104,937	155,063	—	—	—	260,000
Zack Gund	119,937	155,063	—	—	—	275,000
Donald Knauss	154,937	155,063	—	—	—	310,000
Mary Laschinger	124,937	155,063	—	—	—	280,000
Erica Mann	104,937	155,063	—	—	—	260,000
La June Montgomery Tabron	119,937	155,063	—	—	—	275,000
Mike Schlotman	104,937	155,063	—	—	—	260,000
Carolyn Tastad	104,937	155,063	—	—	—	260,000
(1)The amount reflects the aggregate dollar amount of all fees earned or paid in cash for services as a non-employee Director. Differences reflect cash retainers paid to Board Committee Chairs and the Lead Director.
(2)The amount reflects the grant-date fair value calculated in accordance with FASB ASC Topic 718 for the annual grant of 2,180 deferred shares of common stock. Refer to Notes 1 and 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023. The grant-date fair value of the stock-based awards will likely vary from the actual value the Director receives. The actual value the Director receives will depend on the number of shares and the price of our common stock when the shares or their cash equivalent are distributed. As described above, in connection with the spin-off of WK Kellogg Co, each of our non-employee Directors was entitled to shares of WK Kellogg Co common stock in respect of the deferred shares beneficially owned by the non-employee Directors. In connection with the spin-off, as of December 30, 2023, our non-employee directors held 74,520 shares of WK Kellogg Co common stock.
(3)Kellanova does not grant stock options to non-employee Directors.
(4)Kellanova does not have a pension plan for non-employee Directors and does not pay above-market or preferential rates on non-qualified deferred compensation for non-employee Directors.
(5)Mr. Dreiling resigned from the Board effective February 17, 2023.

38	Kellanova

Compensation

PROPOSAL 2
Advisory Resolution to Approve Executive Compensation

The Board recommends a vote FOR the resolution approving the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

Compensation and Talent Management Committee Report
As detailed in its charter, the Compensation and Talent Management ("C&T") Committee oversees our compensation program on behalf of the Board. In the performance of its oversight function, the C&T Committee, among other things, reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based upon these reviews and discussions, the C&T Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023, and our Proxy Statement relating to our 2024 Annual Meeting of Shareowners.
COMPENSATION AND TALENT MANAGEMENT COMMITTEE
Mary Laschinger, Chair
Zack Gund
Don Knauss
Carolyn Tastad
Our Shareowners may vote, on an advisory (non-binding) basis, for a resolution to approve the compensation of our named executive officers as disclosed in this Proxy Statement. At our 2023 Annual Meeting, a majority of Shareowners voted, consistent with the recommendation of the Board of Directors, to hold an annual shareowner advisory vote on a resolution to approve the compensation of our named executive officers. The annual vote will continue unless our Shareowners vote, at our 2029 Annual Meeting, to approve a different frequency of Shareowner votes on the compensation of our named executive officers as required pursuant to Section 14(A) of the Exchange Act and the rules and regulations promulgated thereunder. The Board of Directors believes that an annual advisory vote on a resolution to approve executive compensation allow our Shareowners to provide us with their regular, direct input on our compensation philosophy, policies and practices as disclosed in the Proxy Statement, and is consistent with our policy of seeking input from, and engaging in discussions with, our Shareowners on corporate governance matters and our executive compensation philosophy, policies and practices.
This executive summary highlights core principles of our compensation program and the approach followed by the C&T Committee (our "Core Principles").
Core Principles
During fiscal year 2023, our Core Principles relating to executive compensation remained consistent with years past. We continue to operate in a robust and challenging industry, where competitive compensation is central to business performance. We believe that our executive compensation program for our NEOs (as defined in "Compensation Discussion and Analysis" (or "CD&A") beginning on page 41 of this Proxy Statement) should be designed to:
•provide a competitive level of total compensation necessary to attract and retain key talent to help deliver successful business performance;
•appropriately motivate our NEOs to contribute to our near-and long-term success; and
•help drive long-term total return for our Shareowners.

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Compensation
Accordingly, the Core Principles that underpin our executive compensation program include Pay for Performance, Shareowner Alignment, Values-Based and Risk Mitigation. A detailed description of these principles is included in the CD&A, and the following is a brief overview of each.

Pay for Performance	Our compensation program is designed to have a significant portion of an NEO’s compensation linked to Kellanova’s actual performance. We accomplish this by utilizing “performance-based” pay programs like our annual incentive plan and Performance Stock Unit Plan, and by limiting perquisites.

Shareowner Alignment	We align the interest of our NEOs with Shareowners by encouraging our NEOs to have a meaningful personal financial stake in Kellanova. We gain this alignment by maintaining stock ownership guidelines, having stock-based programs represent a significant portion of an NEO’s target compensation and using compensation plan goals that are tied to key financial metrics of Kellanova. In addition, our C&T Committee uses verification tools such as "total shareowner return" as an important consideration when reviewing performance to verify our pay for performance connection.

Values-Based	Our NEOs are evaluated on the behaviors they exhibit as they drive results. The compensation program links the “what” each NEO contributes as well as “how” an NEO makes those contributions.

Risk Mitigation	Our compensation program is designed to mitigate risks relating to our business. The program accomplishes this by balancing short-term and rolling three-year incentives, which uses various financial metrics to ensure the business grows in a balanced, sustainable manner. In addition, we have a clawback policy applicable to our executive officers, including our NEOs, and use clawback provisions to mitigate risk by creating appropriate remedies under certain circumstances.

Compensation Approach
Our compensation approach is based on (a) driving independent decision-making, (b) utilizing Compensation Peer Group data to appropriately benchmark compensation, (c) following a consistent, rigorous compensation target setting process, and (d) using verification tools to ensure appropriate decisions are being made.
2023 Performance/Payouts
The fundamental principle underlying our compensation programs is pay for performance. The following briefly highlights certain pay elements aligned with the Company’s performance in 2023:
Annual Incentive Plan (“AIP”) Payouts (Pay for Performance)
•Our NEOs participated in our Corporate AIP, our annual performance-based cash incentive plan, during 2023.
•For 2023, the financial performance against the adjusted performance goals for Corporate AIP were operating profit of $2.04 billion against a target of $1.95 billion, net sales of $15.21 billion against a target of $15.16 billion, and free cash flow of $968 million against a target of $848 million. These amounts reflect the pre-spin business of Kellogg Company through October 2, 2023 and the business of Kellanova following the spin-off.
•The associated AIP payout factor for Mr. Cahillane, Mr. Banati, Mr. Hood, Mr. Lawlor, and Mr. Kapoor was 111% of target, before consideration for individual performance. Mr. Pilnick also participated in the Corporate AIP prior to the spin-off of WK Kellogg Co, as described beginning on page 49.
For more information about the Corporate AIP, the performance targets (including certain adjustments to the performance targets), and actual payouts for each NEO, including individual performance adjustments, see “Annual Incentives” beginning on page 48 of this Proxy Statement.
EPP Payouts (Pay for Performance)
•Our NEOs participated in our Executive Performance Plan (EPP, renamed as the PSU Plan), a stock-based, pay for performance, three-year incentive plan.
•During the performance period, which ended on the date of the spin-off, the Company delivered EPP Net Sales growth of 7.9%, which is significantly above the 0.5% to 1.5% target range. The Company’s EPP Free Cash Flow performance during the period was $3.2 billion, which is above the $2.86 billion to $3.16 billion target range.
Under the EPP, this performance results in a payout of up to 200% of the share target amount. After consideration, the C&T Committee utilized its discretion to determine that our NEOs should receive a payout of 165% of share target amount. For more information about the EPP, the performance targets (including certain adjustments to the performance targets), and actual payouts for each NEO, see “Long-Term Incentives” beginning on page 50 of this Proxy Statement.

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Compensation
For the reasons discussed above, we are asking our Shareowners to indicate their support for our NEO compensation as described in this Proxy Statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.
“RESOLVED, that Kellanova’s Shareowners approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Kellanova’s Proxy Statement for the 2024 Annual Meeting of Shareowners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”
This resolution is advisory, and therefore not binding on Kellanova, the Board of Directors or the C&T Committee. The Board of Directors and the C&T Committee value the opinions of our Shareowners and, to the extent there is any significant vote against the NEO compensation as disclosed in the Proxy Statement, we will consider such Shareowners’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns.
Compensation Discussion and Analysis
The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide information about the material elements of compensation that are paid, awarded to, or earned by, our “named executive officers” (or “NEOs”), which consist of our CEO, CFO, and our three next highest paid executive officers. As discussed below under "Key Decisions Summary — Company Updates — Spin-Off of WK Kellogg Co", on October 2, 2023, we completed the spin-off of WK Kellogg Co, which resulted in two separate, publicly-traded companies, Kellanova and WK Kellogg Co.
Our NEOs for fiscal year 2023 were:
•Steve Cahillane, Chairman, President and Chief Executive Officer;
•Amit Banati, Vice Chairman and Chief Financial Officer;
•Chris Hood, Senior Vice President & President, Kellanova North America(1);
•David Lawlor, Senior Vice President & President, Kellanova Europe;
•Shumit Kapoor, Senior Vice President & President, Kellanova AMEA; and
•Gary Pilnick, former Vice Chairman and Chief Legal Officer(2)
(1)Mr. Hood will be retiring from the Company in April 2024.
(2)In connection with the completion of the spin-off of WK Kellogg Co in October 2023, Mr. Pilnick ceased serving as our Vice Chairman and Chief Legal Officer and became the Chief Executive Officer of WK Kellogg Co.
In order to present Kellanova’s executive compensation program in a simple and understandable manner, the CD&A has been organized into the following sections:
A.Key Decisions Summary – an overview of compensation decisions and program updates.
B.Core Principles – the fundamental tenets upon which our compensation program is built, such as “pay for performance.”
C.Compensation Approach – the process used to develop plan design, set compensation, and verify that actual pay is consistent with our Core Principles.
D.Compensation Plans and Design – the specific elements of the compensation program and 2023 pay.
E.Compensation Policies – key policies that govern the operation of the plans.
It is important to read this section in conjunction with the detailed tables and narrative descriptions under “Executive Compensation” beginning on page 55 of this Proxy Statement.
A. Key Decisions Summary / Core Principles / Approach /
Plans and Design / Policies
Company Updates
Spin-Off of WK Kellogg Co. On October 2, 2023, the Company completed the spin-off of its North America cereal business into a new, stand-alone publicly traded company, WK Kellogg Co. The spin-off was completed through the distribution of shares of WK Kellogg Co common stock to our Shareowners of record as of September 21, 2023 (one share of WK Kellogg Co common stock for every four shares of our common stock). Consistent with the terms of the Employee Matters Agreement dated as of September 29, 2023, entered into between the Company and WK Kellogg Co in connection with the spin-off (the “Employee Matters Agreement”) and the Company's compensation plans:
•Outstanding, unvested awards held by our employees, including our NEOs, were adjusted to preserve the value of their awards immediately prior to the spin-off to account for the impact of the spin-off. The adjustments were accomplished by providing additional equity to holders of awards to provide the same value post-spin-off as the value of the awards prior to the spin-off. These modifications to outstanding, unvested equity awards resulted in certain incremental accounting charges under applicable accounting rules. These incremental accounting charges appear as additional 2023 compensation in the Summary Compensation Table.

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Compensation
•The Company's outstanding performance-based equity awards were established before the Company had certainty and/or knew the timing of the spin-off of WK Kellogg Co. The terms of the Company's PSU Plan provided for the equitable adjustment of the performance goals based on extraordinary events like a spin-off and, accordingly, in connection with the spin-off, the following modifications were made:
–Adjustments were made to the 2021-2023 EPP and 2022-2024 PSU Plan performance goals to equitably adjust for the impact of the spin-off.
–The performance periods for both the 2021-2023 EPP and 2022-2024 PSU Plan were concluded on the date of the spin-off. The C&T Committee determined the actual performance under the 2021-2023 EPP and 2022-2024 PSU awards through the effective time of the spin-off and such awards were converted to time-based restricted stock units (“RSUs”), with such awards vesting based on the holder's continued service.
•The goals for the 2023-2025 PSU Plan were equitably adjusted at the time of the spin-off to account for the impact of the spin-off.
•The 2023 Corporate AIP targets similarly were established at the beginning of 2023. Accordingly, the targets included a full year of results for the WK Kellogg Co business and the Company's business in Russia. The terms of the AIP provide for the equitable adjustment of the targets based on the ultimate impact of the spin-off and divestiture. Adjustments were made to the targets under the 2023 Corporate AIP to equitably adjust for the impact of those transactions.
Program Updates
The C&T Committee regularly reviews the design and effectiveness of the Company’s compensation program. This includes engaging with a variety of stakeholders to gain feedback and input on the Company's compensation programs, including the Company’s discussions with Shareowners and on-going reviews with the Company’s independent compensation consultant. Following such review and evaluation, the C&T Committee determined to retain the design of the Company's compensation program for 2023.
In connection with the completion of the spin-off of WK Kellogg Co, the C&T Committee evaluated the Company's Compensation Peer Group. Following the completion of the spin-off (which occurred October 2, 2023), Kenvue and Monster Beverage replaced Estee Lauder, McDonald's, Starbucks, Whirlpool and Yum! Brands in the Company's Compensation Peer Group to better align industry representation with the post-spin-off Kellanova business. Additionally, in 2024, Post Holdings will be removed from the Company's Performance Peer Group. The Company's updated Compensation Peer Group and Performance Peer Group for 2024 compensation decisions are set forth below:

2024 COMPENSATION PEER GROUP		2024 PERFORMANCE PEER GROUP

Church & Dwight The Clorox Company Colgate-Palmolive Co. Hormel Foods Corporation Kenvue Inc.	Keurig Dr. Pepper Inc. Kimberly-Clark Corporation Monster Beverage Corp.	Campbell Soup Co. ConAgra Brands, Inc. General Mills, Inc. The Hershey Company The J.M. Smucker Company The Kraft Heinz Company McCormick & Company, Inc. Mondelēz International, Inc.	PepsiCo Inc.

The Company’s Compensation Peer Group and Performance Peer Group for 2023 are each set forth below in the section titled “Peer Groups and Competitive Positioning,” beginning on page 45 of this Proxy Statement.
2023 AIP Payouts (Pay for Performance)
2023 Corporate AIP Payout Factor of 111% of target
Our NEOs participated in our Corporate AIP during 2023. The associated AIP payout factor for Mr. Cahillane, Mr. Banati, Mr. Hood, Mr. Lawlor, and Mr. Kapoor was 111% of target, before consideration for individual performance. Mr. Pilnick also participated in the Corporate AIP prior to the spin-off of WK Kellogg Co, as described further below.
The 2023 Corporate AIP targets were established at the beginning of 2023. At that time, the Company did not have the certainty and/or know the timing of the spin-off of WK Kellogg Co or the divestiture of the Company’s business in Russia. As such, the targets included a full year of results for those businesses. The terms of the AIP provide for equitable adjustment of the targets based on the ultimate impact of the spin-off and divestiture. The Company completed the spin-off of WK Kellogg Co in October 2023, and the divestiture of the Company's Russian business in July 2023, and adjustments were made to the 2023 AIP targets to equitably adjust for the impact of those transactions. The associated 2023 AIP payout factor was 111% of target, before consideration for individual performance. For 2023, the financial performance against the adjusted performance goals for Corporate were operating profit of $2.04 billion against a target of $1.95 billion, net sales of $15.21 billion against a target of $15.16 billion, and free cash flow of $968 million against a target of $848 million. These amounts reflect the pre-spin business of Kellogg Company through October 2, 2023 and the business of Kellanova following the spin-off.
For more information about the AIP, the performance targets, and actual payouts for each NEO, including individual performance adjustments, see “Annual Incentives” beginning on page 48 of this Proxy Statement.

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2021-2023 Performance Share Unit Plan Payouts (Pay for Performance)
2021-2023 EPP Payout 165% of target
The three-year stock unit plan formerly known as our “Executive Performance Plan” (or “EPP”) was renamed the "Performance Stock Unit Plan" ("PSU Plan") in fiscal year 2022 to reflect the expansion of the plan beyond the Company’s executives. The plan is a stock-based, pay for performance, three-year incentive plan. The actual percent of the EPP/PSU Plan target paid to our NEOs each year can range from 0% to 200% of the target opportunity based on the level of achievement of the applicable performance-vesting goals.
The goals for the 2021-2023 EPP were tied to organic net sales growth ("EPP Net Sales") and aggregate operating free cash flow ("EPP Free Cash Flow") during the three-year performance period. The 2021-2023 EPP performance goals were established at the beginning of 2021 and did not contemplate the spin-off of WK Kellogg Co. The terms of the EPP provided for the equitable adjustment of the performance goals based on extraordinary events and accordingly, and in connection with the spin-off of WK Kellogg Co on October 2, 2023, the EPP Free Cash Flow goals for the 2021-2023 were equitably adjusted, primarily for the impact of the spin-off and the performance period ending on the date of the spin-off.
During the 2021-2023 performance period, EPP Net Sales performance was significantly above the target range and EPP Free Cash Flow performance was above the target range. The payout for 2021-2023 EPP was 165% of target.
During the performance period (which ended on the date of the spin-off), the Company delivered EPP Net Sales of 7.9%, which is significantly above the 0.5% to 1.5% target range. The Company’s EPP Free Cash Flow performance during the period was $3.2 billion, which is above the adjusted $2.86 billion to $3.16 billion target range. Under the Plan, this performance results in a payout of up to 200% of the share target amount, and the Committee utilized its discretion to determine that our NEOs should receive a payout of 165% of share target amount. The Committee determined this as the appropriate payout for the Company’s performance during this period after considering the financial performance as well as (i) market share; (ii) Return on Invested Capital over the performance period; and (iii) Total Shareholder Return relative to our peers over the performance period.
The performance-vesting goals for the PSU Plan and further information regarding the PSU Plan are detailed further below in the section titled “Long-Term Incentives” beginning on page 50 of this Proxy Statement.
B. Key Decisions Summary / Core Principles / Approach /
Plans and Design / Policies
We operate in a robust and challenging industry, where competitive compensation is central to business performance. We believe that our executive compensation program for our NEOs should be designed to:
•Provide a competitive level of total compensation necessary to attract and retain key talent to help deliver successful business performance;
•Appropriately motivate our NEOs to contribute to our near and long-term success; and
•Help drive long-term total return for our Shareowners.
Accordingly, our compensation program is based on the following core principles — each of which is more fully described below.
•Pay for Performance,
•Shareowner Alignment,
•Values-Based, and
•Mitigating Risk.
Pay for Performance
The fundamental principle underlying our compensation programs is pay for performance. That is, we link the amount of actual pay to the performance of Kellanova and each NEO. We accomplish this in several ways, including ensuring that target pay levels are market based, utilizing “performance-based” pay, and limiting perquisites (each of which is more fully described below).
Market Driven Compensation
All components of our executive compensation package are targeted at the median of the market of our Compensation Peer Group (as described below) to ensure that our executives are appropriately compensated, and we are able to recruit and retain the right talent for the organization. Compensation opportunities vary based on time in position, criticality of retention, and sustained performance, as well as other factors. Annual incentive compensation targets may be above or below the median of our Compensation Peer Group based on a variety of factors, including experience and tenure in the role. Actual incentive compensation payouts are based on performance against pre-determined goals that are designed to drive sustainable results and increase Shareowner value.

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Compensation
Performance-Based Compensation
A significant portion of our senior executive’s target compensation is “performance-based” pay, tied to both short-term performance (AIP awards) and long-term performance (PSU awards, formerly known as EPP awards). Pursuant to the 2023-2025 PSU Plan, in fiscal year 2023 our NEOs were granted performance stock units that are subject to time-based and performance-based vesting (“PSUs”) under the Kellanova 2022 Long-Term Incentive Plan (the “LTIP”), which was approved by the Shareowners and is administered by the C&T Committee.
The annual compensation package for our CEO, Mr. Cahillane, has approximately 71% of target annual compensation (salary, annual incentives and long-term incentives in the form of RSUs and PSUs) linked to performance-based incentives (PSUs and annual incentives). The annual compensation package for our other NEOs averaged approximately 63% of target annual compensation linked to performance-based incentives. See page 5 of this Proxy Statement for an illustration.
Perquisites and Other Personal Benefits
To further ensure pay for performance, we generally provide limited perquisites or other personal benefits to our executives, including our NEOs, except as shown on page 57. For additional information about perquisites, refer to “Executive Compensation — Summary Compensation Table — footnote 6.”
Shareowner Alignment
Aligning the interests of our executives with Shareowners is an important way to drive behaviors that will generate long-term Shareowner value. We align these interests by using equity awards that have a longer-term focus and by maintaining robust stock ownership guidelines (each of which is more fully described below). Equity-based incentives are an effective method of facilitating stock ownership and further aligning the interests of executives with those of our Shareowners. Consequently, a significant portion of our NEOs' total target compensation is comprised of equity-based incentives (approximately 72% of our CEO’s annual target compensation, and an average of 55% of our other NEOs' annual target compensation, is comprised of equity awards in the form of RSUs and PSUs).
At the 2023 Annual Meeting of Shareowners, our Shareowners expressed strong support for the Company’s executive compensation program with approximately 96% of votes cast in favor of the Company’s “Say-on-Pay” proposal. In addition, during the course of 2023, the Company continued regularly engaging with our Shareowners about various corporate governance topics, including executive compensation. When setting compensation, and in determining compensation policies and practices like changing long-term incentives mix and the performance metrics, the C&T Committee took into account feedback from Shareowners received through the Company’s Shareowner outreach program, as well as the results of the 2023 Shareowner advisory resolution to approve executive compensation.
Longer-Term Focus
We maintain a stock-based, pay for performance, multi-year incentive plan (which we refer to as the "EPP" for periods prior to 2022 and the "PSU Plan" (or "PSU") for 2022 and subsequent periods) intended to focus senior management on achieving critical goals over three-year periods. This approach provides the right balance of focusing senior management on important operational and financial goals and providing a direct link to shareowner interests. Specifically, for the 2021-2023 EPP, 2022-2024 PSU Plan and 2023-2025 PSU Plan, these goals were tied to organic net sales growth and aggregate operating free cash flow. In addition, time-based restricted stock units were granted to our NEOs in 2023, which are subject to three-year cliff vesting.
Stock Ownership Guidelines
Kellanova has established robust share ownership guidelines to strengthen the ongoing and continued link between the interests of Shareowners and NEOs. The CEO is expected to own shares equal to at least six times his base salary. The other NEOs are expected to own shares equal to at least three times their base salary. The Company has a policy such that there is a holding period which requires that all of our NEOs hold all shares received from option or stock awards until their respective ownership guideline is met. Our NEOs currently exceed or are on track to meet their ownership guidelines.
Values-Based
The Company’s executive compensation program is designed to reward an executive’s performance and contribution to Kellanova’s objectives. Each NEO is evaluated on their specific contributions (the “what”), as well as the behaviors they exhibit as they drive results (the “how”). The shared behaviors (what we call our “K Values”) that Kellanova expects and believes are essential to achieving long-term dependable and sustainable growth and increased value for Shareowners are as follows:
•acting with integrity and showing respect;
•being accountable for our actions and results;
•being passionate about our business, our brands and our food;
•having the humility and hunger to learn;
•striving for simplicity; and
•loving success.

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Compensation
Mitigating Risk
The compensation program is designed so that it does not encourage taking unreasonable risks relating to our business. Kellanova’s compensation programs mitigate risk by balancing short-term and rolling multi-year incentives which use various financial metrics to encourage the business to grow in a balanced, sustainable manner. In addition, the use of our clawback policy and clawback provisions further drives risk mitigation by creating appropriate remedies under certain circumstances.
In 2023, the Board of Directors and the C&T Committee reviewed our compensation program to identify any design features that could reasonably be considered to encourage excessive risk taking and Kellanova’s approach to those features. As a result of this review, and together with input from the independent compensation consultant, the Board of Directors and the C&T Committee determined that the risks arising from Kellanova’s compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Kellanova.
Clawback Policies
On October 27, 2023, we adopted a clawback policy that provides for the recoupment of certain incentive-based executive compensation in the event that the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under the federal securities laws. This policy is intended to comply with Section 10D of the Exchange Act, the rules promulgated thereunder, and the applicable listing standards of the NYSE.
In addition, we maintain clawback provisions in each of our AIP, stock options, restricted stock units, and EPP/PSU programs which give the Company the ability to recover (“clawback”) previously granted payments from executive officers (and other program participants) for fraud or misconduct causing a financial restatement. Beginning in 2018, we expanded our provisions in all equity awards to require clawback after vesting or exercise (and forfeiture of awards before vesting) if an executive violates the non-compete or non-solicitation provisions of the awards or an executive engages in any activity that is contrary or harmful to Kellanova’s interest.
C. Key Decisions Summary / Core Principles / Approach / Plans and Design / Policies
Our compensation approach is based on (a) driving independent decision-making, (b) utilizing Compensation Peer Group data to appropriately benchmark compensation, (c) following a consistent, rigorous compensation target setting process, and (d) utilizing verification tools to ensure appropriate decisions are being made. Each is described more fully below.
Independent Decision Making
Our C&T Committee is responsible for administering the compensation program for executive officers of Kellanova. The members of the C&T Committee are fully independent, none of the C&T Committee members are current or former employees of Kellanova, and they are not eligible to participate in any of our executive compensation programs. For more information, see “Board and Corporate Governance - Board and Committee Membership — Compensation and Talent Management Committee.” In addition, the C&T Committee has utilized an independent compensation consultant for many years.
Semler Brossy Consulting Group ("Semler Brossy"), our independent compensation consultant, works directly for the C&T Committee, and, pursuant to Company policy, is prohibited from providing any consulting or other services to Kellanova or our executive officers other than the work performed on behalf of the C&T Committee or the Board. The C&T Committee has considered the independence of Semler Brossy in light of SEC rules and NYSE listing standards. In connection with this process, the C&T Committee has reviewed, among other items, a letter from Semler Brossy addressing the independence of Semler Brossy and the members of the consulting team serving the C&T Committee, including the following factors: (i) services provided to Kellanova by Semler Brossy, (ii) fees paid by Kellanova as a percentage of Semler Brossy’s total revenues, (iii) policies or procedures of Semler Brossy that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the senior advisor of the consulting team with a member of the C&T Committee, (v) any Company stock owned by the senior advisor or any member of the senior advisor's immediate family, and (vi) any business or personal relationships between our executive officers and the senior advisor. The C&T Committee discussed these considerations and concluded that the work performed by Semler Brossy and its senior advisors involved in the engagement did not raise any conflict of interest.
Peer Groups and Competitive Positioning
We use peer groups to benchmark our compensation against comparable companies and for different components of our overall compensation program to ensure they are competitive and delivering compensation in line with performance:

Peer Group	Overview/Selection Criteria	Primary Purpose
Compensation Peer Group
Consists of companies which we generally compete with for talent, including both food companies and companies in other relevant industries. This group is reviewed on a periodic basis for appropriateness.
Establish target compensation (Base Salary, AIP and LTI).
Performance Peer Group	Generally consists of the food companies in the broader Compensation Peer Group. This group is reviewed on a periodic basis for appropriateness.	Assess relative company performance and assess incentive payouts

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Compensation
The “Compensation Peer Group” is used to ensure that our executive officer compensation is competitive in the marketplace. Consequently, we benchmark our executive compensation to that of the Compensation Peer Group. The C&T Committee uses peer group data to benchmark base salary, target annual and long-term incentives and total compensation. Our total compensation package is targeted at the median of our Compensation Peer Group. Actual incentive compensation payouts will depend largely upon Kellanova’s performance versus our operating plan budgets and in part upon our performance relative to our Performance Peer Group. Again, the design drives pay for performance. We believe this approach allows Kellanova to recruit the best talent for the organization and pay for performance.
The Committee reviews at least annually the Compensation Peer Group to confirm that it continues to be an appropriate benchmark. The Committee determines the Compensation Peer Group, taking into account input from the independent compensation consultant, which is based on objective screening criteria for a variety of factors and considers a variety of criteria, including companies that (i) are in the same or similar lines of business, (ii) compete for the same customers with similar products and services, (iii) have comparable financial characteristics that investors view similarly, (iv) consider Kellanova a peer, (v) proxy advisory firms consider Kellanova’s peers, and (vi) are within a reasonable range in terms of percentile rank of Kellanova for key financial metrics such as revenue, pre-tax income, total employees, and market capitalization. We believe that our Compensation Peer Group is representative of the market in which we compete for talent.
The “Performance Peer Group” is used to assess our incentive plan payouts and performance relative to the performance of these direct competitors. This group includes many of the food companies in the broader Compensation Peer Group. The Performance Peer Group companies were chosen because they most closely compete with Kellanova in the consumer marketplace and for investors’ dollars, and face similar business dynamics and challenges. Annual incentive compensation payouts will depend largely upon Kellanova’s performance versus our operating plan budgets and in part upon our performance relative to our Performance Peer Group.
As expected, while there were some distinctions between the Compensation Peer Group and Performance Peer Group, there was also significant overlap between the two groups. For 2023, our Compensation Peer Group and Performance Peer Group were comprised of the following companies:

COMPENSATION PEER GROUP		PERFORMANCE PEER GROUP

Church & Dwight The Clorox Company Colgate-Palmolive Co. The Estee Lauder Cos., Inc. Hormel Foods Corporation Keurig Dr. Pepper Inc.	Kimberly-Clark Corporation McDonald’s Corporation Starbucks Whirlpool Corporation YUM! Brands, Inc.	Campbell Soup Co. ConAgra Brands, Inc. General Mills, Inc. The Hershey Company The J.M. Smucker Company The Kraft Heinz Company McCormick & Company, Inc. Mondelēz International, Inc. Post Holdings	PepsiCo Inc.

While no changes were made to the Compensation Peer Group and Performance Peer Group with respect to compensation decisions made for 2023, in connection with the completion of the spin-off of WK Kellogg Co, Kenvue and Monster Beverage replaced Estee Lauder, McDonald's, Starbucks, Whirlpool and Yum! Brands, to better align industry representation with the post-spin-off Kellanova business. Additionally, in 2024, Post Holdings will be removed from the Company's Performance Peer Group. See "Program Updates," above.
Consistent, Rigorous Process
Each year, the C&T Committee follows a consistent, rigorous process to determine compensation for the NEOs:
•The independent compensation consultant presents the Committee with relevant compensation information such as a market assessment, Compensation Peer Group benchmarking data, information about other relevant market practices, and emerging trends.
•This compensation information provides detailed information for both CEO compensation and the compensation for the other NEOs.
•The independent consultant makes recommendations to the Committee regarding target levels for each pay element for the CEO and provides oversight and guidance for other NEOs. The CEO makes recommendations to the Committee regarding the performance and compensation for each NEO (other than himself).
•Based on its review of performance versus our operating plan, performance against the Performance Peer Group, individual performance, input from the independent compensation consultant and other factors, the Committee makes recommendations to the independent members of the Board regarding the compensation for the CEO and the other NEOs.
•The independent members of the Board determine the compensation of the CEO and the other NEOs.

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Compensation
Verification Tools
The C&T Committee utilizes several tools to help verify that the design of our program is consistent with our Core Principles and that the amount of compensation is within appropriate competitive parameters. For example, each year, the Committee reviews “pay tallies,” which include a detailed analysis of each NEO’s target and actual annual cash compensation, equity awards, retirement benefits, perquisites, change-in-control and severance payments, and wealth accumulation. In connection with this review, no unintended consequences or other concerns of the compensation program design were discovered. In addition, the Committee concluded that the total compensation of the NEOs aligns pay with performance and is appropriate and reasonable. Our Committee also uses a key financial metric, total shareholder return ("TSR"), as an additional verification tool to verify our pay for performance connection.
D. Key Decisions Summary / Core Principles / Approach / Plans and Design / Policies
NEO compensation includes a combination of annual cash and long-term incentive compensation. Annual cash compensation for NEOs is comprised of base salary and the AIP. Long-term incentives consist of three-year PSU awards and RSU awards.
Total Compensation
Key elements of our 2023 NEO compensation program are as follows.

Element		Performance / Vesting Period (yrs.)	Purpose	Characteristics
Fixed	Base Salaries	—	Compensates executives for their level of responsibility and sustained individual performance. Also, helps attract and retain strong talent.	Fixed component; evaluated annually.
Performance - Based	Annual Incentives (AIP)	One year	Promotes achieving our annual corporate and business unit financial goals, as well as non-financial objectives such as people safety, food safety/quality and equity, diversity and inclusion.	Performance-based cash opportunity; amount varies based on Company results, and individual performance.
	Long-Term Incentives (Performance Stock Unit Plan)	Three years	Promotes achieving our long-term corporate financial goals through the 3-year PSU Plan.	Performance-based equity opportunity; amounts earned/ realized will vary from the targeted grant-date fair value based on actual financial and stock price performance.
Stock Ownership	Long-Term Incentives (RSUs)	Three years	Creates a balanced long-term incentive program, helping to manage equity utilization while aligning to market practice.	Cliff vesting provides meaningful retention value; improved stock price performance enhances overall value of awards.
Other	Post-Termination Compensation	—	Facilitates attracting and retaining high caliber executives in a competitive labor market in which formal severance plans are common.	Contingent component; only payable if the executive’s employment is terminated under certain circumstances.
	Retirement Plans	Long-Term	We provide Company contributions that provide income upon retirement.	Fixed component; however, contributions may vary based on employee elections, age, and years of service.

2024 Proxy Statement	47

Compensation
Base Salaries
The C&T Committee considers a number of factors when determining NEO base salaries including experience, proficiency, individual contributions, job market conditions, sustained performance in role, and the individual’s current base salary compared with those of persons in similar positions at other companies in the Compensation Peer Group. Annually, the C&T Committee evaluates whether to award base salary increases, including considering changes in an NEO’s role and/or responsibility. In 2023, NEOs (other than Mr. Pilnick) received base salary increases that, in the Committee’s view, correctly positioned each NEO’s salary appropriately to the market.
Annual Incentives
Annual incentive plan (“AIP”) awards to the NEOs are paid under the terms of the LTIP.
At the beginning of fiscal year 2023, the C&T Committee established annual incentive opportunities for each NEO as a percentage of the executive’s base salary (“AIP Target”). Each year, the C&T Committee sets performance ranges (which we refer to as “bandwidths”) around our metrics. Our NEOs’ AIP Target consisted of (a) financial metrics (90% weighting) consisting of operating profit (“AIP Operating Profit”), net sales (“AIP Net Sales”), and free cash flow (“AIP Free Cash Flow”), which are weighted at 50%, 30%, and 20% respectively and (b) non-financial metrics (10% weighting) consisting of ED&I, People Safety, and Food Safety/Quality. For NEOs, the financial and non-financial metrics are based on Corporate AIP targets.

The C&T Committee and management believe that by using the financial metrics of AIP Operating Profit, AIP Net Sales, and AIP Free Cash Flow, Kellanova is encouraging top-line growth, as well as profitable growth and cash generation for Shareowners. The C&T Committee and management further believe that the financial metrics should measure comparable operating performance, as those measures provide a clearer view into the Company’s underlying performance. The AIP Operating Profit metric excludes the effect of restructuring programs, mark-to-market adjustments for commodities, certain equity investments, and certain foreign currency contracts, multi-employer pension plan withdrawal liabilities and other costs impacting comparability. AIP Net Sales excludes the impact of acquisitions, divestitures, foreign currency and differences in shipping days. We measure AIP Free Cash Flow as net cash provided by operating activities reduced by capital expenditures.
As a result of the budgeted assumptions, performance reported in our financial statements may differ from performance against our AIP performance targets. AIP Operating Profit, AIP Net Sales, and AIP Free Cash Flow are non-GAAP measures, which will differ from the GAAP measures of net sales, operating profit and cash provided by operating activities.
Targets and bandwidths are set at the beginning of each year through a robust, systematic process. A key element of the target-setting process is the Company's operating plan for the fiscal year, which is designed to achieve our objectives for sustainable, dependable growth, and is approved by the Board. Targets and bandwidths are developed through an iterative process, including reviewing actual and forecasted peer performance and business objectives. Targets are then set to ensure they are reasonable and challenging to drive the performance of the business. The actual percent of the AIP Target paid to our NEOs each year can range from 0% to 200% of the target opportunity.

48	Kellanova

Compensation
In addition to operating results, each NEO is held accountable for achieving annual goals set at the start of the fiscal year relating to driving the successful achievement of the Company’s strategy and related business priorities. Consistent with our commitment to a balanced approach between individual performance and adherence to our Core Principles, the NEOs are assessed both against their level of individual achievement against these agreed upon goals and the alignment of their behavior in achieving those goals with our core values.
2023 AIP Payouts
The 2023 Corporate AIP targets were established at the beginning of 2023. At that time, the Company did not have the certainty and/or know the timing of the spin-off of WK Kellogg Co or the divestiture of the Company’s business in Russia. As such, the targets included a full year of results for those businesses. The terms of the AIP provide for the equitable adjustment of the targets based on the ultimate impact of the spin-off and divestiture. The Company completed the spin-off of WK Kellogg Co in October 2023, and the divestiture of the Company's Russian business in July 2023, and the following adjustments were made to the 2023 AIP targets to equitably adjust for the impact of those transactions: (i) Corporate AIP Net Sales target was adjusted from $15.87 billion to $15.16 billion; (ii) Corporate AIP Operating Profit target was adjusted from $2.02 billion to $1.95 billion; and (iii) Corporate AIP Free Cash Flow target was adjusted from $1.05 billion to $848 million. The equitable adjustment to decrease the free cash flow target primarily related to Kellanova retaining net working capital liabilities pertaining to WK Kellogg Co at the time of the spin-off. To compensate Kellanova for this working capital imbalance, WK Kellogg Co paid a special dividend to Kellanova immediately prior to the spin. The free cash flow target was equitably adjusted because the higher net working capital liabilities retained by Kellanova was expected to result in lower free cash flow in the fourth quarter of 2023 compared to the budgeted assumptions for the free cash flow target that were made at the beginning of 2023. The special dividend received by Kellanova to offset the working capital imbalance is not included in free cash flow, as it is classified as a financing activity, which is non-operating.
Our NEOs are participants in the Corporate AIP and the associated 2023 AIP payout factor was 111% of target, before consideration for individual performance. For 2023, the financial performance for the full year 2023 against the performance goals for Corporate were Corporate AIP Operating Profit of $2.04 billion against a target of $1.95 billion, Corporate AIP Net Sales of $15.21 billion against a target of $15.16 billion, and Corporate AIP Free Cash Flow of $968 million against a target of $848 million. These amounts reflect the pre-spin business of Kellogg Company through October 2, 2023 and the business of Kellanova following the spin-off.
Overall, full year 2023 AIP Net Sales, AIP Operating Profit, and AIP Free Cash Flow were above target for Corporate performance. This resulted in an AIP formulaic payout factor for the financial metrics of 108% of target for Corporate. In addition, the payout factor was combined with non-financial performance of 136% of target for Corporate, resulting in the 111% of target payout factor.
In exercising its judgment-based methodology to ensure pay consistent with the Company’s performance, the C&T Committee considered a number of factors in addition to 2023 AIP Net Sales, AIP Operating Profit, and AIP Free Cash Flow results being above target for Corporate performance, including: (i) each NEO's individual performance in 2023; (ii) key business activities, including the successful spin-off of WK Kellogg Co and positioning Kellanova as a snacks-led global company; and (iii) the Company’s performance in each region of the business, including the strong performance in the Company's European and AMEA regions, as described in further detail below.
The C&T Committee considered the individual performance in 2023 for Mr. Cahillane and Mr. Banati and awarded payouts equal to 131% and 151%, respectively, consistent with the terms of the plan as adjusted and described above. The C&T Committee considered a number of factors in assessing Mr. Cahillane's and Mr. Banati's individual performances including leading through the completion of the spin-off of WK Kellogg Co, while continuing to deliver business results.
The C&T Committee considered the individual performance in 2023 for Mr. Hood, including the performance of the North American region during 2023, and awarded a payout equal to 94%, consistent with the terms of the plan as adjusted and described above. The C&T Committee considered a number of factors in assessing Mr. Hood’s individual performance, including leading the Kellanova North American business results during a period of slowing categories and rising price elasticities and amidst significant organizational and business changes in the region arising from the spin-off.
The C&T Committee considered the individual performance in 2023 for Mr. Lawlor, including the performance of the European region during 2023, and awarded a payout equal to 171%, consistent with the terms of the plan as adjusted and described above. The C&T Committee considered a number of factors in assessing Mr. Lawlor’s individual performance, including leading the European region in 2023 to deliver strong net sales and operating profit growth. In addition, Mr. Lawlor led the region in undertaking revenue growth management actions to drive growth in Kellanova Europe, and through the divestiture of the Company’s business in Russia.
The C&T Committee considered the individual performance in 2023 for Mr. Kapoor, including performance of the AMEA region during 2023, and awarded a payout equal to 171%, consistent with the terms of the plan as adjusted and described above. The C&T Committee considered a number of factors in assessing Mr. Kapoor’s individual performance, including his leadership in the region’s continued momentum. In 2023, Mr. Kapoor steered acceleration of organic net sales growth, continued growth in snacks and strong performance of noodles and cereal in Kellanova AMEA.
Corporate AIP Operating Profit, AIP Net Sales, and AIP Free Cash Flow are non-GAAP financial measures defined above.
For the non-financial metrics, objective and challenging performance objectives under the Corporate AIP were set at the beginning of the fiscal year for:
•Equity, diversity and inclusion. The Company continues its focus on equity, diversity and inclusion as an important enabler to its business. In 2023, the Company exceeded progress expectations in creating and developing a culture of inclusion and belonging.
•Food safety and quality. The Company continues to drive strong programs across the network and was slightly below target where a strong reduction in consumer complaints was offset with opportunities in our product hold processes.

2024 Proxy Statement	49

Compensation
•People safety. The Company was significantly above target on its people safety metric of total recordable incident rate.
In exercising its judgment-based methodology to ensure appropriate pay for the Company’s performance, the C&T Committee determined that our NEOs should receive the payout factors described above.
The chart below includes information about the 2023 AIP for the Kellanova NEOs.

	AIP Target(1)		AIP Maximum	2023 AIP Payout (Paid in March 2024)
Name	% of Base Salary	Amount ($)(2)(3)	Amount ($)(2)(3)	% of AIP Target	Amount ($)(2)(3)
Steve Cahillane	160%	2,160,000	4,320,000	131%	2,829,600
Amit Banati	100%	850,000	1,700,000	151%	1,283,500
Chris Hood	110%	946,000	1,892,000	94%	889,240
David Lawlor	85%	527,187	1,054,373	171%	901,489
Shumit Kapoor	84%	537,681	1,075,361	171%	919,434
(1)For AIP purposes, incentive opportunities are based on executives’ salary levels at the last day of the calendar year.
(2)Mr. Lawlor is employed in Ireland and paid in Euro. In calculating the U.S. dollar equivalent for disclosure purposes, we used a conversation rate to convert the sum of his payments from Euro to U.S. dollars based on an average of the closing monthly exchange rates in effect for each month during the fiscal year in which the payments were made. The conversion rate of Euro to U.S. dollars utilized for the fiscal year ending December 30, 2023 was 1.08430.
(3)Mr. Kapoor is employed in Singapore and paid in Singapore dollars. In calculating the U.S. dollar equivalent for disclosure purposes, we used a conversation rate to convert the sum of his payments from Singapore dollars to U.S. dollars based on an average of the closing monthly exchange rates in effect for each month during the fiscal year in which the payments were made. The conversion rate of Singapore dollars to U.S. dollars utilized for the fiscal year ending December 30, 2023 was 0.74550.
AIP Payout Factors for Former Vice Chairman Chief Legal Officer. Mr. Pilnick was a participant in our Corporate AIP during fiscal year 2023 prior to the spin-off of WK Kellogg Co. In connection with the spin-off of WK Kellogg Co, Mr. Pilnick ceased serving as our Vice Chairman and Chief Legal Officer and became the Chief Executive Officer of WK Kellogg Co.
Mr. Pilnick's 2023 AIP target was established by the C&T Committee in early fiscal year 2023, prior to the spin-off of WK Kellogg Co. Mr. Pilnick's 2023 AIP target was $753,350 (95% of his base salary) and his 2023 AIP Maximum was $1,506,700. These amounts reflected his target and maximum full-year AIP under the compensation structure established in early 2023 and in place prior to the spin-off of WK Kellogg Co.
In connection with the completion of the spin-off, the C&T Committee approved payout factors for Mr. Pilnick under the Corporate AIP that were applied to his prorated 2023 AIP target, in connection with his participation in the Corporate AIP prior to October 2023. The C&T Committee approved these payout factors for Mr. Pilnick under the Corporate AIP based on actual year-to-date performance through the date the spin-off was completed (October 2, 2023) and projected performance from the date of the spin-off through the remainder of the year, measured as of the date of the spin-off of WK Kellogg Co. This resulted in an AIP formulaic payout factor for Mr. Pilnick of 101% of his prorated target. The C&T Committee considered Mr. Pilnick's individual performance in 2023 prior to the spin-off and approved a prorated payout factor of 141%, consistent with the terms of the plan established at the beginning of the year, which resulted in a payout amount with respect to such pre-spin portion of $797,395. The C&T Committee considered a number of factors in assessing Mr. Pilnick’s individual performance, including leading through the spin-off of WK Kellogg Co, while continuing to deliver strong business results.
While the C&T Committee of Kellanova approved the payout factor for Mr. Pilnick under our Corporate AIP, the Company did not make any payments to Mr. Pilnick in respect of his 2023 AIP award. It is expected that payment of Mr. Pilnick’s 2023 AIP award will be made by WK Kellogg Co. Following the separation of WK Kellogg Co, Mr. Pilnick became a participant in WK Kellogg Co's annual incentive plan and no longer participated in the Kellanova AIP. For the portion of Mr. Pilnick’s 2023 AIP award in respect of the period occurring after October 2, 2023, the WK Kellogg Co Compensation & Talent Management Committee will determine, in its sole discretion, any payout for that period under the WK Kellogg Co annual incentive plan.
Long-Term Incentives
Long-term incentives are provided to our executives under the 2022 Long-Term Incentive Plan (“LTIP”), which was approved by our Shareowners. These incentives are intended to promote achieving our long-term Corporate financial goals and earnings growth. The LTIP allows for grants of stock options, stock appreciation rights, restricted shares and units (such as RSUs) and performance shares and units (such as PSUs). Stock options were eliminated from the mix awarded to NEOs in 2022 and amounts reported for 2023 under the "Option Awards" column of the Summary Compensation Table reflect a one-time accounting modification charge directly related to adjustments to previously-granted options in connection with the spin-off. No options were granted to NEOs in 2023.
All of the 2023 long-term incentive opportunity for the NEOs was provided through stock-based awards, which the C&T Committee believes best achieves several of the Core Principles, including Pay for Performance and Shareowner Alignment. Long-term incentive awards for our NEOs are determined on a position-by-position basis using proxy and survey data for corresponding positions in our Compensation Peer Group. For 2023, the Committee determined that the NEOs would receive approximately 75% of their long-term incentive opportunity in performance shares ("PSUs") and 25% in Restricted Stock Units (“RSUs”).

50	Kellanova

Compensation
Additionally, as previously described, in connection with the spin-off of WK Kellogg Co, all outstanding, unvested awards held by our employees, including our NEOs, were adjusted to preserve the value of their awards immediately prior to the spin-off to account for the impact of the spin-off. The adjustments were accomplished by providing additional units to holders of awards to provide the same value post-spin-off as the value of the awards prior to the spin-off. These adjustments to outstanding, unvested awards (including RSUs and PSUs) resulted in a one-time accounting modification accounting charge.
Individual awards at grant may vary from target levels based on the individual’s performance, ability to impact financial performance and future potential.
Performance Stock Unit Plan
The PSU Plan is a stock-based, pay for performance, three-year incentive plan intended to focus senior management on achieving critical three-year operational goals. The PSU Plan was formerly known as our “Executive Performance Plan” or “EPP”. In 2022, the EPP was renamed the PSU Plan to reflect the expansion of the plan beyond the Company’s executives; however, there were no changes made to the underlying plan itself. For periods prior to 2022, we refer to our stock-based, pay for performance, multi-year incentive plan as the “EPP” and for 2022 and subsequent periods, we refer to such plan as the "PSU Plan" (or "PSU").
The actual percent of the target PSUs paid to our NEOs under the PSU Plan each year can range from 0% to 200% of the target opportunity. The performance levels are based on our long-range operating plan to be challenging and drive sustainable growth. The PSU Plan contemplates the use of various performance metrics, as determined by the C&T Committee from time to time. As described below, the metrics under this plan are chosen to drive key business goals and increase Shareowner value.
2021-2023 EPP. The payout for the 2021-2023 EPP is 165% of target. The goals for the 2021-2023 EPP were tied to EPP Net Sales and EPP Free Cash Flow during the three-year performance period. These metrics were chosen to drive key business goals and increase Shareowner value. The 2021-2023 EPP performance goals were established at the beginning of 2021 and did not contemplate the spin-off of WK Kellogg Co. The terms of the EPP provided for the equitable adjustment of the performance goals based on extraordinary events like a spin-off. The Company completed the spin-off of WK Kellogg Co on October 2, 2023. The following adjustments were made to the performance goals; primarily to equitably adjust for the impact of the spin-off and the performance period ending on the date of the spin-off. The EPP Net Sales target did not change and remained at 0.5% to 1.5%, and the EPP Free Cash Flow target was adjusted from a $3.35 billion to $3.65 billion target range to a $2.86 billion to $3.16 billion target range.
During the performance period (which ended on the date of the spin-off), the Company delivered EPP Net Sales of 7.9%, which is significantly above the 0.5% to 1.5% target range. The Company’s EPP Free Cash Flow performance during the period was $3.2 billion, which is above the $2.86 billion to $3.16 billion target range. Under the Plan, this performance results in a payout of up to 200% of the share target amount, and the Committee utilized its discretion to determine that our NEOs should receive a payout of 165% of share target amount. The Committee determined this as the appropriate payout for the Company’s performance during this period after considering the financial performance as well as (i) market share; (ii) Return on Invested Capital over the performance period; and (iii) Total Shareholder Return relative to our peers over the performance period.
Further, pursuant to the terms of the Employee Matters Agreement, the number of Kellanova shares underlying the 2021-2023 EPP awards held by our employees (including our NEOs) was adjusted to account for the impact of the spin-off. In addition, the 2021-2023 EPP awards were also converted to RSUs, with such awards vesting based on the holder's continued service. Vested EPP awards are paid in Kellanova common stock.
The chart below includes information about 2021-2023 EPP opportunities and actual payouts:

			2021-2023 EPP Payout (Paid in February 2024)
Name	EPP Target Share Amount (#)	EPP Maximum Share Amount (#)	% of EPP Target	Share Amount (#)(1)	Pre-tax Value Realized ($)(2)
Steve Cahillane	99,572	199,144	165%	164,294	10,163,879
Amit Banati	22,555	45,110	165%	37,216	2,302,338
Chris Hood	26,852	53,704	165%	44,306	2,740,884
David Lawlor	13,432	26,864	165%	22,163	1,370,997
Shumit Kapoor	11,815	23,630	165%	19,495	1,206,029
Gary Pilnick	20,407	40,814	165%	33,672	2,083,120
(1)The share amount under the 2021-2023 EPP award was adjusted to account for the impact of the spin-off by calculating the number of Kellanova shares subject to the EPP award immediately prior to the effective time of the spin-off, multiplied by (y) the ratio of the closing stock price of Kellanova shares on the NYSE (as traded on the “regular way” market), on the last trading day immediately prior to the date of the spin-off, divided by the volume weighted average price per share of Kellanova shares on the NYSE (as traded on the “regular way” market), on the first full trading date immediately following the distribution of WK Kellogg Co shares in the spin-off.
(2)The payout is calculated by multiplying the earned shares plus accrued dividend equivalent units by the closing price of our common stock on February 16, 2024, which was $55.47 per share.
2022-2024 PSU Plan. The performance-vesting goals for the 2022-2024 PSU Plan are tied to organic net sales growth ("PSU Plan Net Sales") and aggregate operating free cash flow ("PSU Plan Free Cash Flow"). The 2022-2024 PSU Plan initially had a three-year

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Compensation
performance period (fiscal years 2022 through 2024). In connection with the spin-off, under the terms of the Employee Matters Agreement, the performance period for the 2022-2024 PSU awards was concluded on the date of the spin-off. The C&T Committee determined the actual performance under the 2022-2024 PSU awards through the effective time of the spin-off and the 2022-2024 PSU awards were converted to RSUs, with vesting based on the holder's continued service. The payout for the 2022-2024 PSU Plan is 140% of target. The 2022-2024 PSU Plan performance goals were established at the beginning of 2022 and did not reflect the spin-off of WK Kellogg Co. The terms of the PSU Plan provide for the equitable adjustment of the performance goals based on extraordinary events like a spin-off. In connection with the spin-off, the following adjustments were made to the performance goals; primarily to equitably adjust for the impact of the spin-off and the performance period ending on the date of the spin-off. The PSU Net Sales target did not change and remained at 2.3% to 3.6%, and the PSU Free Cash Flow target was adjusted from a $3.6 billion to $3.8 billion target range to a $1.75 billion to $2.05 billion target range.
During the performance period (which ended on the date of the spin-off), the Company delivered PSU Net Sales of 10.2%, which is significantly above the 2.3% to 3.6% target range. The Company’s PSU Free Cash Flow performance during the period was $2.0 billion, which is in the $1.75 billion to $2.05 billion target range. Under the PSU Plan, this performance results in a payout of up to 160% of the share target amount, and the C&T Committee utilized its discretion to determine that our NEOs should receive a payout of 140% of share target amount. The C&T Committee determined this as the appropriate payout for the Company’s performance during this period after considering the financial performance as well as (i) market share; (ii) Return on Invested Capital over the performance period; and (iii) Total Shareholder Return relative to our peers over the performance period.
Further, as noted above, pursuant to the terms of the Employee Matters Agreement, the number of Kellanova shares underlying the 2022-2024 PSU awards held by our employees (including our NEOs) was adjusted to account for the impact of the spin-off. In addition, the 2022-2024 PSU awards were also converted to RSUs, with such awards vesting based on the holder's continued service. Vested PSU Plan awards are paid in Kellanova common stock.
2023-2025 PSU Plan. The C&T Committee reviews the PSU metrics annually and receives input on the metrics from the Company's independent compensation consultant and through the Company’s Shareowner outreach program. The performance-vesting goals for the 2023-2025 PSU Plan are tied to PSU Plan Net Sales and PSU Plan Free Cash Flow during the three-year performance period (i.e., fiscal years 2023 through 2025). These metrics were chosen to drive key business goals and increase Shareowner value. Under the PSU Plan, PSU Plan Net Sales and PSU Plan Free Cash Flow achievement for the 2023-2025 performance period may result in a payout of up to 200% of the share target amount. Vested PSU awards are paid in Kellanova common stock. The goals for the 2023-2025 PSU Plan were equitably adjusted at the time of the spin-off to account for the impact of the spin-off.
In fiscal year 2023, the Committee set each of the NEO's PSU target at 75% of their total long-term incentive opportunity. Participants in the PSU Plan have the opportunity to earn between 0% and 200% of their PSU target. Dividend equivalents accrue and vest in accordance with the underlying PSU award. The 2023-2025 PSU cycle began on January 1, 2023 (first day of fiscal 2023) and concludes on January 3, 2026 (the last day of fiscal 2025). The 2023-2025 PSU award opportunities, presented in number of potential shares that can be earned, are included in the “Grant of Plan-Based Awards Table” on page 58 of this Proxy Statement.
Restricted Stock Units
In 2023, the Committee also set each NEO's RSU target at 25% of their total long-term incentive opportunity. Additionally, we award RSUs from time to time to select employees for a variety of reasons including, but not limited to, performance, recruiting and retention. The vesting period for RSUs to our NEOs is three years, subject to the holder’s continued service.
Other Compensation Elements
Post-Termination Compensation. The NEOs are covered by arrangements which specify payments in the event the executive’s employment is terminated under certain circumstances. These severance benefits, which are competitive with the Compensation Peer Group and general industry practices, are payable if and only if the executive’s employment is terminated by the Company under certain circumstances, including that the termination was without cause. The Kellanova Severance Benefit Plan (the “Severance Benefit Plan”) and the Kellanova Change of Control Severance Policy for Key Executives (“Change of Control Policy”) have been established primarily to attract and retain talented and experienced executives and further motivate them to contribute to our short-and long-term success for the benefit of our Shareowners. The Company’s severance program is consistent with market practices, and cash severance for our NEOs is payable in the amount of two times the current annual salary. Under the terms of the Severance Benefit Plan, the terms and conditions for the receipt of severance benefits by senior executives are subject to the review and approval of the C&T Committee. The Change in Control Policy is also consistent with market practices, and cash compensation following a change in control for the continuing NEOs is payable in the amount of two times the current annual salary and the current target annual incentive award. For more information, please refer to “Potential Post-Employment Payments,” which begins on page 69 of this Proxy Statement.
Retirement Plans. Our U.S.-based NEOs are eligible to participate in the Company-provided U.S. defined contribution plan alongside substantially all other U.S. employees, which provides for both matching and fixed Company contributions based on employee deferrals and years of service, respectively. Mr. Lawlor is eligible to participate in the Company-provided Irish defined contribution plan alongside substantially all other employees in Ireland, which allows for employee deferrals and provides a fixed Company contribution. Mr. Kapoor is eligible to participate in the Singapore Central Provident Fund Board, in which employees and the Company contribute a mandated amount based on the employee's salary and age. Amounts earned under long-term incentive programs are not included when determining retirement benefits for any plan participants. In addition, we do not pay above-market interest rates on amounts deferred under either our qualified or non-qualified savings and investment plans. For more information, please refer to “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans,” which begins on page 64 of this Proxy Statement.
In connection with the spin-off of WK Kellogg Co, all of the Company’s retirement plans applicable to the Company's NEOs remained with the Company following the spin-off. Following the completion of the spin-off, Mr. Pilnick will no longer be credited with any additional service under the Company’s defined benefit plans, except for purposes of vesting and eligibility for early retirement subsidies only, Mr. Pilnick will receive credit for his service with WK Kellogg Co (to the extent he does not take a distribution of his benefit from the Company pension plan). Further, in connection with the spin-off, WK Kellogg Co adopted a defined contribution retirement plan for WK Kellogg Co employees (which includes Mr. Pilnick).

52	Kellanova

Compensation
Perquisites. We generally do not provide our executive officers, including the NEOs, with perquisites or other personal benefits, except for certain items that the C&T Committee believes are reasonable and consistent with our overall executive compensation program and philosophy and that will help us attract and retain these executive officers. We provide our NEOs with (i) Company-paid life, accidental death and dismemberment insurance policies and the Executive Survivor Income Plan (Company funded death benefit provided to executive employees); (ii) reimbursement for financial and tax planning assistance; (iii) annual executive physical health exams; (iv) reimbursement of certain expenses incurred as a result of international relocations and assignments (including financial and tax planning assistance related to their international relocations and assignments); (v) Company contributions to defined contribution and other retirement plans; and (vi) for certain non-U.S. executives, car or transit allowances and/or housing allowances.
Additionally, our CEO is also permitted to use our corporate aircraft for limited personal use; pursuant to our corporate aircraft policy, the CEO is permitted use of the Company’s aircraft or charter flights for non-business purposes for up to $195,000 each fiscal year as a perquisite. For additional information regarding benefits provided to our NEOs, see “Summary Compensation Table — All Other Compensation” beginning on page 55 and “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans — U.S. Defined Contribution Plans” beginning on page 64.
In addition to the foregoing compensation, the U.S.-based NEOs also participated in health and welfare benefit programs, including vacation and medical, dental, prescription drug and disability coverage. These programs are generally available and comparable to those programs provided to all U.S. salaried employees.
Employee Stock Purchase Plan. We have a tax-qualified employee stock purchase plan (the "Employee Stock Purchase Plan") that is made available to substantially all U.S. employees, which allows participants to acquire Kellanova stock at a discounted price. The purpose of the plan is to encourage employees at all levels to purchase stock and become Shareowners. The plan allowed participants to buy Kellanova stock at a 15% discount to the market price. Under applicable tax law, a plan participant may purchase up to $25,000 in market value, as defined in the plan, of Kellanova stock in any calendar year. Effective as of the spin-off of WK Kellogg Co, Mr. Pilnick ceased to be a participant in the Company’s Employee Stock Purchase Plan.
Kellogg Employee Share Ownership Plan. Additionally, we have an employee share ownership plan (the "Kellogg Employee Share Ownership Plan") that is available to substantially all employees in Ireland. The purpose of this plan is to provide Company employees in Ireland with the opportunity to buy shares and become Shareowners. The Kellogg Employee Share Ownership Plan allows participants to purchase shares of Kellanova stock and qualify for a 100% matching contribution of Kellanova stock (subject to Irish tax law limits). Employees may purchase up to 12,700 Euro per year, however monthly contributions to the plan may not exceed 3.5% of a participant's base salary per month.
E. Key Decisions Summary / Core Principles / Approach / Plans and Design / Policies
Executive Stock Ownership Guidelines
In order to preserve the linkage between the interests of our senior executives and those of Shareowners, our senior executives are expected to establish and maintain a significant level of direct stock ownership. This can be achieved in a variety of ways, including by retaining stock received upon exercise of options or the vesting of stock awards (including EPP/PSU awards), participating in the Employee Stock Purchase Plan, the Kellogg Employee Share Ownership Plan, and purchasing stock in the open market. Our current stock ownership guidelines (minimum requirements) are as follows:

Chief Executive Officer	6x annual base salary
Other Named Executive Officers	3x annual base salary
These executives have five years from the date they first become subject to a particular level of the guidelines or from the date of a material increase in their base salary to meet them. For purposes of complying with our guidelines, stock considered owned includes shares owned outright, shares acquired through the Employee Stock Purchase Plan or the Kellogg Employee Share Ownership Plan, and 60% of unvested restricted stock and restricted stock units.
The Company has a policy such that there is a holding period which requires that all of our NEOs hold all shares received (net of tax) from option or stock awards (including EPP/PSU awards) until their respective ownership guideline is met. All of our NEOs currently exceed or are on track to meet their ownership guideline. The C&T Committee reviews compliance with the guidelines on an annual basis.
Practices Regarding the Grant of Equity Awards
The C&T Committee has generally followed a practice of making all annual equity awards to executive officers on a single date each year.
The Board grants these annual awards at its regularly-scheduled meeting in February and all grants to NEOs are made by the Board itself and not pursuant to delegated authority. The February Board meeting usually occurs within a few weeks following our final earnings release for the previous fiscal year. We believe it is appropriate for annual awards to be made shortly after the time when material information regarding our performance for the preceding year has been disclosed.
We do not otherwise have any program, plan or practice to time our annual equity award grants to our executives or "off-cycle" awards in coordination with the release of material non-public information. Stock options were eliminated from the mix annually awarded to NEOs in 2022.

2024 Proxy Statement	53

Compensation
Securities Trading Policy
The Company maintains securities trading policies and procedures (the “securities trading policy”) to prevent the misuse of confidential information about the Company as well as other companies about which our employees may acquire inside information, and to promote compliance with the securities laws. Among other things, the securities trading policy prohibits trading on material non-public information and prohibits Directors, executive officers and certain other employees from buying or selling Kellanova securities during the Company’s non-trading periods, also called “blackout periods.” Additionally, our securities trading policy prohibits our Directors, executives and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. Our NEOs and other officers may not pledge shares or enter into any risk hedging arrangements with respect to Kellanova stock. NEOs may not hold Kellanova stock in a margin account or pledge Kellanova stock as collateral for a loan. In addition, this policy is designed to ensure compliance with relevant SEC regulations and applicable NYSE-listing standards, including insider trading rules.
Clawback Policies
On October 27, 2023, we adopted a clawback policy that provides for the recoupment of certain incentive-based executive compensation in the event that the Company is required to prepare an accounting restatement of its financial statements due to material noncompliance with any financial reporting requirement under the federal securities laws. This policy is intended to comply with Section 10D of the Exchange Act, the rules promulgated thereunder, and the applicable listing standards of the NYSE.
In addition, we maintain clawback provisions in the terms of our stock options, RSU and EPP/PSU awards and our AIP. Under the clawback provisions for stock options, if an executive voluntarily leaves our employment to work for a competitor within one year after any option exercise, then the executive would be required to repay to Kellanova any gains realized from such exercise (but reduced by any tax withholding or tax obligations). In the event of fraud or misconduct causing a financial restatement, any gains realized from the exercise of stock options are subject to recoupment depending on the facts and circumstances of the event. Similarly, under our AIP, RSU and EPP/PSU terms and conditions, in the event of fraud or misconduct causing a financial restatement, the AIP, RSU or EPP/PSU awards for the plan year of the restatement are subject to recoupment depending on the facts and circumstances of the event. Beginning in 2018, we expanded our provisions in all equity awards to require forfeiture of awards before vesting and clawback after vesting or exercise if an executive violates the non-compete or non-solicitation provisions of the awards or an executive engages in any activity that is contrary or harmful to Kellanova’s interest.
Deductibility of Compensation and Other Related Issues
Section 162(m) of the Internal Revenue Code generally imposes a $1 million limit on the Company’s deductions for compensation paid to specified officers, including our NEOs.
While we consider tax deductibility as a factor in making compensation decisions, the C&T Committee retains the flexibility to provide compensation that is consistent with the objectives of our executive compensation program, even if such compensation is not tax deductible. Further, the C&T Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the objectives of Kellanova and of our executive compensation program.
The C&T Committee also reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. Generally, accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and Kellanova realizes a tax deduction upon the approval of the payout or payment to the executive, subject to Section 162(m) limitations.

54	Kellanova

Compensation
Executive Compensation
Summary Compensation Table
Summary Compensation Table
The table below presents compensation information for individuals who served as our NEOs during fiscal years 2023, 2022, and 2021 . It is important to note that the information required by the Summary Compensation Table does not necessarily reflect the target or actual compensation for our NEOs in fiscal years 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(5)		All Other Compensation ($)(6)	Total ($)
Steve Cahillane	2023	1,338,462		—	10,995,985	1,524,318	2,829,600	—		350,276	17,038,641
Chairman, President and Chief Executive Officer	2022	1,300,000		—	8,500,566	—	3,265,600	—		196,874	13,263,040
	2021	1,300,000		—	5,100,134	1,931,954	2,100,800	—		245,449	10,678,337
Amit Banati	2023	840,769		—	3,199,238	313,783	1,283,500	—		153,761	5,791,051
Vice Chairman and Chief Financial Officer	2022	805,385		—	2,530,481	—	1,296,000	—		210,474	4,842,340
	2021	782,616		—	1,733,247	328,210	995,400	—		172,113	4,011,586
Chris Hood	2023	851,923		—	3,348,574	474,087	889,240	—		176,195	5,740,019
Senior Vice President & President, Kellanova North America(7)	2022	821,538		—	2,500,089	—	1,524,600	—		144,390	4,990,617
	2021	802,616		—	2,063,334	390,655	757,350	—		178,435	4,192,390
David Lawlor	2023	614,256		—	1,769,070	184,006	901,489	433,000		215,241	4,117,062	(8)
Senior Vice President & President, Kellanova Europe	2022	571,759		—	1,700,642	—	688,213	—	(9)	195,844	3,156,458	(8)

Shumit Kapoor	2023	634,234		—	1,725,715	45,256	919,434	—		218,000	3,542,639	(10)
Senior Vice President & President, Kellanova AMEA

Gary Pilnick	2023	594,750	(12)	—	2,406,967	474,683	797,395	456,000		152,897	4,882,692
Former Vice Chairman and Chief Legal Officer(11)	2022	793,000		—	1,900,173	—	1,167,693	—	(9)	161,775	4,022,641
	2021	789,062		—	1,568,203	296,955	760,884	—	(9)	180,780	3,595,884
(1)Reflects the aggregate grant-date fair value of stock awards calculated in accordance with FASB ASC Topic 718 for each NEO. Refer to Notes 1 and 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 for a discussion of the relevant assumptions used in calculating the fair value.
Such amounts for 2023 also reflect a one-time accounting modification charge for the NEOs directly related to adjustments to their RSU and EPP/PSU awards in connection with the spin-off.

2024 Proxy Statement	55

Compensation
The table below presents separately the grant-date fair value for our EPP/PSU awards and RSU awards:

Name	Year	EPP/PSU ($)	RSU ($)	Total ($)
Steve Cahillane	2023	6,825,008	2,275,003	9,100,011
	2022	6,375,094	2,125,472	8,500,566
	2021	5,100,134	—	5,100,134
Amit Banati	2023	1,980,285	660,551	2,640,836
	2022	1,897,530	632,951	2,530,481
	2021	1,155,305	577,942	1,733,247
Chris Hood	2023	2,063,025	687,903	2,750,928
	2022	1,875,067	625,022	2,500,089
	2021	1,375,363	687,971	2,063,334
David Lawlor	2023	1,072,882	357,627	1,430,509
	2022	1,275,151	425,491	1,700,642
Shumit Kapoor	2023	1,072,882	357,627	1,430,509
Gary Pilnick	2023	1,567,953	523,107	2,091,060
	2022	1,425,130	475,043	1,900,173
	2021	1,045,276	522,927	1,568,203
(2)The actual EPP/PSU payout can range from 0% to 200% of the target. The grant date fair value of the 2023-2025 PSU awards reported in this column is based on the Company’s determination of the probable outcome of the achievement of the applicable performance conditions, as determined in accordance with FASB ASC Topic 718. If the highest level of performance conditions are achieved, then the grant-date fair value of the stock awards for each NEO is as follows, Mr. Cahillane: $13,650,016, $12,750,188 and $10,200,268, for 2023, 2022 and 2021, respectively; Mr. Banati: $3,960,570, $3,795,060 and $2,310,610, for 2023, 2022 and 2021, respectively; Mr. Hood: $4,126,050, $3,750,134 and $2,750,726, for 2023, 2022 and 2021 respectively; Mr. Lawlor: $2,145,764 and $2,550,302, for 2023 and 2022, respectively; Mr. Kapoor: $2,145,764 for 2023; and Mr. Pilnick: $3,135,906, $2,850,260 and $2,090,552, for 2023, 2022 and 2021, respectively. Mr. Pilnick's 2023-2025 PSU awards were converted to WK Kellogg Co awards at the time of the spin-off of WK Kellogg Co.
In connection with the spin-off of WK Kellogg Co, the number of Kellanova shares underlying the outstanding equity awards held by our NEOs as of the date of the spin-off were adjusted to account for the impact of the spin-off and performance under the 2021-2023 EPP and 2022-2024 PSU awards was determined as of the date of the spin-off, with the awards converted into RSUs and vesting based on the holder's continued service with the Company, as described above in "Compensation Discussion and Analysis — Key Decisions Summary — Company Update" beginning on page 41 of this Proxy Statement.
(3)For each NEO, the 2023 amounts in the table represent a one-time accounting modification charge directly related to adjustments to previously granted options in connection with the spin-off. No options were granted to NEOs in 2023.
The 2021 amounts represent the grant-date fair value calculated in accordance with FASB ASC Topic 718 for each NEO for stock option grants. Refer to Notes 1 and 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 for a discussion of the relevant assumptions used in calculating the grant-date fair value.
(4)Represents payments earned by our NEOs under the applicable Company AIP in the applicable fiscal year and paid in the subsequent fiscal year, as further described in “Annual Incentive Plan (AIP)” beginning on page 40 of this Proxy Statement. For all of our NEOs other than Mr. Pilnick, this payment will be made by the Company in March 2024. For Mr. Pilnick, this payment is expected to be made by WK Kellogg Co in March 2024. The Company did not make any payments to Mr. Pilnick in respect of his 2023 AIP award. In connection with the spin-off of WK Kellogg Co, the amount of Mr. Pilnick’s 2023 AIP payout was determined as follows: (a) Mr. Pilnick’s 2023 AIP award in respect of the period occurring prior to October 2, 2023 (the date the spin-off of WK Kellogg Co was completed) was based on actual year-to-date performance through the date of the spin-off and projected performance from the date of the spin-off through the remainder of the year, measured as of the date of the spin-off of WK Kellogg Co, which resulted in a payout with respect to such pre-spin portion of $797,395; and (b) following the separation of WK Kellogg Co, Mr. Pilnick became a participant in WK Kellogg Co's annual incentive plan and no longer participated in the Kellanova AIP. For the portion of Mr. Pilnick’s 2023 AIP award in respect of the period occurring after October 2, 2023, the WK Kellogg Co Compensation & Talent Management Committee will determine, in its sole discretion, any payout for that period under the WK Kellogg Co annual incentive plan, and such amount is not reflected above.
(5)Represents the actuarial increase during 2023, 2022 and 2021 in the pension value provided under the U.S. Pension Plans for Mr. Pilnick and the Great Britain Pension Fund and Ireland Pension Funds for Mr. Lawlor as we do not pay above-market or preferential earnings on non-qualified deferred compensation. As of December 31, 2018, the Company’s defined benefit pension plans were frozen so that impacted employees accrue no additional benefits under these plans after December 31, 2018. The calculation of actuarial present value is generally consistent with the methodology and assumptions outlined in our audited financial statements, except that benefits are reflected as payable as of the date the executive is first entitled to full unreduced benefits (as opposed to the assumed retirement date) and without consideration of pre-retirement mortality. A variety of factors impact the actuarial increase in present value (pension value). In 2023, the primary factors impacting the pension value is changes in age, mortality assumption, and discount rate. Mr. Cahillane, Mr. Banati, Mr. Hood, and Mr. Kapoor do not participate in the defined benefit pension plans. For more information see "Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans," below.

56	Kellanova

Compensation
(6)The table below presents an itemized account of “All Other Compensation” provided in 2023 to the NEOs. Consistent with our emphasis on performance-based pay, perquisites and other compensation are limited in scope and are set forth below.

Name	Kellanova Contributions to S&I and Restoration Plans (a)($)	Company Paid Death Benefit (b)($)	Financial Planning Assistance (c)($)	Physical Exams (d)($)	Corporate Aircraft (e)($)	Relocation and Assignment (f)($)	Other Allowances (g)($)	Total ($)
Steve Cahillane	224,316	4,487	12,000	6,110	103,363	—	—	350,276
Amit Banati	127,509	2,825	12,000	8,774	—	2,653	—	153,761
Chris Hood	154,696	2,859	12,000	5,110	—	1,530	—	176,195
David Lawlor	158,872	29,491	—	6,130	—	1,231	19,517	215,241
Shumit Kapoor	12,927	5,180	7,152	3,600	—	1,275	187,866	218,000
Gary Pilnick	112,130	20,016	12,000	8,751	—	—	—	152,897
(a)For information about our Savings & Investment Plan and Restoration Plan, refer to “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans — U.S. Defined Contribution Plans” beginning on page 64. For Mr. Lawlor, this amount represents Company contributions to the Group Irish Defined Contribution Pension Fund. For Mr. Kapoor, this amount represents Company contributions to the Singapore Central Provident Fund Board. For Mr. Pilnick, this amount represents Kellanova contributions prior to the spin-off of WK Kellogg Co.
(b)Annual cost for Company-paid life insurance, Company-paid accidental death and dismemberment, and Executive Survivor Income Plan (Company funded death benefit provided to executive employees). For Mr. Pilnick, this amount represents the pro-rated benefit prior to the spin-off of WK Kellogg Co.
(c)Reflects reimbursement for financial and tax planning assistance.
(d)Actual cost of a physical health exam.
(e)Pursuant to our corporate aircraft policy approved by the C&T Committee and Board of Directors, the Chief Executive Officer is permitted use of the Company’s aircraft or charter flights for non-business purposes (collectively referred to as "non-business corporate aircraft travel") for up to $195,000 each fiscal year as a perquisite. The actual cost of charter flights is included along with the incremental cost of use of the company aircraft travel is calculated by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time, which includes any flight time of an empty return flight. Variable operating costs include: (1) landing, parking, passenger ground transportation, crew travel and flight planning services expenses; (2) supplies, catering and crew traveling expenses; (3) aircraft fuel and oil expenses; (4) maintenance, parts and external labor (inspections and repairs); and (5) any customs, foreign permit and similar fees. Fixed costs that do not vary based upon usage are not included in the calculation of direct operating cost. On certain occasions, an NEO or an NEO’s spouse or other family member may fly on the corporate aircraft as additional passengers. No additional direct operating cost is incurred in such situations under the foregoing methodology because no incremental costs would be incurred. Kellanova does not pay its NEOs any amounts in respect of taxes (so called gross up payments) on income imputed to them for non-business aircraft usage.
(f)As a global organization, senior executives are located in key business centers around the world. To facilitate the assignment of experienced employees to support the business, we provide for the reimbursement of certain expenses incurred as a result of their international relocation and assignment. The objective of this program is to minimize disruption and ensure that the employees are not financially disadvantaged or advantaged in a meaningful way as a result of the relocation.
The payments of $2,653, $1,530, $1,231, and $1,275 to Mr. Banati, Mr. Hood, Mr. Lawlor, and Mr. Kapoor, respectively, reflect reimbursement for their financial and tax planning assistance related to their international relocations and assignments.
(g)Represents a car allowance paid to Mr. Lawlor and a transport and housing allowance paid to Mr. Kapoor.
In addition to the foregoing compensation, the U.S.-based NEOs also participated in health and welfare benefit programs, including vacation and medical, dental, prescription drug and disability coverage. These programs are generally available and comparable to those programs provided to all U.S. salaried employees.
(7)Mr. Hood will retire from the Company in April 2024.
(8)Mr. Lawlor is employed in Ireland and is paid in Euro. In calculating the U.S. dollar equivalent, we used a conversion rate of 1.08430.
(9)The actuarial value of pension for Mr. Pilnick decreased by $1,684,000 for 2022 and $162,000 for 2021, primarily as a result of changes in discount rates. The actuarial value of pension for Mr. Lawlor decreased by $959,000 for 2022, primarily as a result of changes in discount rates.
(10)Mr. Kapoor is employed in Singapore and is paid in Singapore dollars. In calculating the U.S. dollar equivalent, we used a conversion rate of 0.74550.
(11)In connection with the completion of the spin-off of WK Kellogg Co, Mr. Pilnick ceased serving as our Vice Chairman and Chief Legal Officer and became the Chief Executive Officer of WK Kellogg Co.
(12)For Mr. Pilnick, this amount represents the base salary paid to him by the Company during the period of fiscal year 2023 occurring prior to the completion of the spin-off of WK Kellogg Co. Following the spin-off of WK Kellogg Co, Mr. Pilnick is paid his base salary by WK Kellogg Co.

2024 Proxy Statement	57

Compensation
Grant of Plan-Based Awards Table
During 2023, we granted the following plan-based awards to our NEOs:
•2023 AIP grants (annual cash performance-based awards) paid in March 2024;
•2023-2025 PSU Plan grants (multi-year stock performance-based awards); and
•Restricted stock unit grants.
Information with respect to each of these awards on a grant-by-grant basis is set forth in the table below. For a detailed discussion of each of these awards and their material terms, refer to “Executive Compensation — Summary Compensation Table” and “Compensation Discussion and Analysis — Compensation Plans and Design” above.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant-date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steve Cahillane
2023 AIP		—	2,160,000	4,320,000
2023-25 PSU	2/17/2023				—	99,810	199,620				6,825,008	(2)
2023 RSU(3)	2/17/2023							33,270			2,275,003	(4)
											1,524,318	(5)
											1,895,974	(6)
Amit Banati
2023 AIP		—	850,000	1,700,000
2023-25 PSU	2/17/2023				—	28,960	57,920				1,980,285	(2)
2023 RSU(3)	2/17/2023							9,660			660,551	(4)
											313,783	(5)
											558,402	(6)
Chris Hood
2023 AIP		—	946,000	1,892,000
2023-25 PSU	2/17/2023				—	30,170	60,340				2,063,025	(2)
2023 RSU(3)	2/17/2023							10,060			687,903	(4)
											474,087	(5)
											597,646	(6)
David Lawlor
2023 AIP		—	527,187	1,054,373
2023-25 PSU	2/17/2023				—	15,690	31,380				1,072,882	(2)
2023 RSU(3)	2/17/2023							5,230			357,627	(4)
											184,006	(5)
											338,561	(6)
Shumit Kapoor
2023 AIP		—	537,681	1,075,361
2023-25 PSU	2/17/2023				—	15,690	31,380				1,072,882	(2)
2023 RSU(3)	2/17/2023							5,230			357,627	(4)
											45,256	(5)
											295,206	(6)
Gary Pilnick
2023 AIP		—	753,350	1,506,700
2023-25 PSU	2/17/2023				—	22,930	45,860				1,567,953	(2)
2023 RSU(3)	2/17/2023							7,650			523,107	(4)
											474,683	(5)
											315,907	(6)
(1)In connection with the spin-off of WK Kellogg Co, the number of Kellanova shares underlying the outstanding equity awards held by our NEOs as of the date of the spin-off were adjusted to account for the impact of the spin-off, as described above in “Compensation Discussion and Analysis — Key Decisions Summary — Company Update" beginning on page 41 of this Proxy Statement. Mr. Pilnick's 2023 AIP reflects his target and maximum full-year cash-based performance award under the compensation structure in place prior to the spin-off. Mr. Pilnick's 2023-2025 PSU and 2023 RSU awards were converted to WK Kellogg Co awards at the time of the spin-off of WK Kellogg Co.

58	Kellanova

Compensation
(2)Represents estimated possible payouts on the grant date for annual performance cash awards granted in 2023 under the 2023 AIP for each of our NEOs. The actual amount of AIP paid can range from 0% to 200% of the target. The AIP is an annual cash incentive opportunity and, therefore, these awards are earned in the year of grant. For all of our NEOs other than Mr. Pilnick, this payment will be made by the Company in March 2024. For Mr. Pilnick, this payment is expected to be made by WK Kellogg Co in March 2024. The Company did not make any payments to Mr. Pilnick in respect of his 2023 AIP award. See the column captioned “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the actual payout amounts related to the 2023 AIP. See also “Compensation Discussion and Analysis — Compensation Plans and Design — Annual Incentives” for additional information about the 2023 AIP. The grant-date fair value of the 2023–2025 PSU awards reported in this column is based on the Company’s determination of the probable outcome of the achievement of the applicable performance conditions, calculated in accordance with FASB ASC Topic 718. Refer to Notes 1 and 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023. This grant-date fair value assumes that each participant earns the target PSU award (i.e., 100% of PSU target). The actual value the NEO receives will depend on the number of shares earned and the price of our common stock when the shares vest.
(3)The restricted stock units will vest in full on February 17, 2026, the third anniversary of the grant date.
(4)Represents the grant-date fair value of the 2023 RSU awards, calculated in accordance with FASB ASC Topic 718. Refer to Notes 1 and 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023. The grant-date fair value of the restricted stock units will likely vary from the actual value the NEO receives, which will depend on the value of the shares upon vesting.
(5)Represents a one-time accounting modification charge directly related to adjustments to previously granted options in connection with the spin-off. No options were granted in 2023.
(6)Represents a one-time accounting modification charge for the NEOs directly related to adjustments to their RSU and EPP/PSU awards in connection with the spin-off.

2024 Proxy Statement	59

Compensation
Outstanding Equity Awards at Fiscal Year-End Table
The following equity awards granted to our NEOs were outstanding as of December 30, 2023, the end of fiscal 2023.
Impact of the WK Kellogg Co Spin-Off on Outstanding Equity Awards
The values reported in this table below represent the values of such outstanding equity awards after giving effect to the spin-off of the WK Kellogg Co business. As a result of the spin-off of WK Kellogg Co, which occurred on October 2, 2023, holders of shares of our stock received WK Kellogg Co shares as a dividend on those shares. However, holders of unvested or restricted equity-based compensation awards (i.e., unvested RSUs and EPP/PSU awards) were not entitled to receive WK Kellogg Co shares, and therefore the value of those equity awards declined by the value of WK Kellogg Co stock distributed to our Shareowners. Because the value of those unvested awards were diluted by the spin-off, pursuant to the terms of the Employee Matters Agreement between the Company and WK Kellogg Co and our 2022 Long-Term Incentive Plan, those awards were adjusted to offset this dilution in value and to preserve the pre-spin-off value of the awards. For this reason, an anti-dilution adjustment was made and the impact of such adjustment to each NEO is reflected in the footnotes to the following table.
For more information, see “Compensation Discussion and Analysis — Key Decisions Summary — Company Update", beginning on page 41 of this Proxy Statement.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)(4)	Option Expiration Date(5)	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Steve Cahillane
Stock Options	258,681	—			61.62	2/16/2028
	288,879	—			50.18	2/22/2029
	276,182	—			57.96	2/21/2030
	221,303	110,652	(10)		51.23	2/19/2031
RSU(14)							78,191	4,371,659
RSU (2021-23 EPP)(12)							183,232	10,244,501
RSU (2022-24 PSU)(13)							164,232	9,182,211
2023-25 PSU									234,484	13,110,000
Amit Banati
Stock Options	22,046	—			56.69	2/20/2025
	34,596	—			66.80	2/19/2026
	33,013	—			64.48	2/17/2027
	44,319	—			61.62	2/16/2028
	37,558	—			50.18	2/22/2029
	49,848	—			57.96	2/21/2030
	37,596	18,798	(10)		51.23	2/19/2031
RSU(15)							35,579	1,989,222
RSU (2021-23 EPP)(12)							41,506	2,320,600
RSU (2022-24 PSU)(13)							48,884	2,733,104
2023-25 PSU									68,036	3,803,893
Chris Hood
Stock Options	38,779	—			56.69	2/20/2025
	55,399	—			66.80	2/19/2026
	48,389	—			64.48	2/17/2027
	54,268	—			61.62	2/16/2028
	87,666	—			50.18	2/22/2029
	56,970	—			57.96	2/21/2030
	44,748	22,375	(10)		51.23	2/19/2031
RSU(16)							38,298	2,141,241
RSU (2021-23 EPP)(12)							49,412	2,762,625

60	Kellanova

Compensation

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)(4)	Option Expiration Date(5)	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
RSU (2022-24 PSU)(13)							48,304	2,700,677
2023-25 PSU									70,878	3,962,789
David Lawlor
Stock Options	5,502	—			56.69	2/20/2025
	9,610	—			64.48	2/17/2027
	11,566	—			61.62	2/16/2028
	43,833	—			50.18	2/22/2029
	32,369	—			57.96	2/21/2030
	22,378	11,189	(10)		51.23	2/19/2031
RSU(17)							21,463	1,199,996
RSU (2021-23 EPP)(12)							24,716	1,381,872
RSU (2022-24 PSU)(13)							32,850	1,836,644
2023-25 PSU									36,860	2,060,843
Shumit Kapoor
Stock Options	19,694	9,848	(10)		51.23	2/19/2031
RSU(18)							18,817	1,052,058
RSU (2021-23 EPP)(12)							21,742	1,215,595
RSU (2022-24 PSU)(13)							25,513	1,426,432
2023-25 PSU									36,860	2,060,843

2024 Proxy Statement	61

Compensation

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(3)	Option Exercise Price ($)(4)	Option Expiration Date(5)	Number of Shares or Units of Stock That Have Not Vested (#)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)(7)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(8)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Gary Pilnick
Stock Options(11)	55,738	—			56.69	2/20/2025
	70,323	—			66.80	2/19/2026
	61,165	—			64.48	2/17/2027
	68,514	—			61.62	2/16/2028
	83,279	—			50.18	10/2/2028
	45,099	—			57.96	10/2/2028
	34,015	17,008	(10)		51.23	10/2/2028
RSU(19)							20,126	1,125,245
RSU (2021-23 EPP)(12)							37,554	2,099,644
RSU (2022-24 PSU)(13)							36,713	2,052,624
(1)On an award-by-award basis, the number of securities underlying unexercised options that are exercisable and that are not reported in Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”
(2)On an award-by-award basis, the number of securities underlying unexercised options that are unexercisable and that are not reported in Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”
(3)On an award-by-award basis, there were no shares underlying unexercised options awarded under any equity incentive plan that have not been earned.
(4)The exercise price for each option reported in Columns 1 and 2 — “Number of Securities Underlying Unexercised Options” and Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”
(5)The expiration date for each option reported in Columns 1 and 2 — “Number of Securities Underlying Unexercised Options” and Column 3 — “Number of Securities Underlying Unexercised Unearned Options.”
(6)The total number of shares of stock that have not vested and that are not reported in Column 8 — “Number of Unearned Shares, Units or Other Rights That Have Not Vested.”
(7)Market value is based upon the closing price of our common stock on December 29, 2023 (the last trading day of fiscal 2023).
(8)Represents the “maximum” number of shares that could be earned under outstanding EPP/PSU awards, including dividend equivalent units accrued as of December 30, 2023. The ultimate number of shares issued under the EPP/PSU awards will depend on the number of shares earned and the price of our common stock on the actual vesting date. For additional information with respect to these awards, refer to the “— Summary Compensation Table” and “Compensation Discussion and Analysis — Compensation Plans and Design.”
(9)Represents the “maximum” number of shares that could be earned under outstanding EPP/PSU awards, including dividend equivalent units accrued as of December 30, 2023, multiplied by the closing price of our common stock on December 29, 2023 (the last trading day of fiscal 2023). The ultimate value of the EPP/PSU awards will depend on the number of shares earned and the price of our common stock on the actual vesting date.
(10)One-third of these options vested on February 19, 2022; one-third vested on February 19, 2023; and one-third vested on February 19, 2024.
(11)Under the Employee Matters Agreement entered into between the Company and WK Kellogg Co in connection with the spin-off of WK Kellogg Co, the expiration dates for option awards held by persons employed by WK Kellogg Co post-spin (such as Mr. Pilnick) were adjusted to the earlier to occur of (x) the fifth (5th) anniversary of the date of the spin-off and (y) the original expiration date of the option award.
(12)Vested on February 19, 2024; for actual payout amounts see the 2021-2023 EPP table on page 63. Following the completion of the spin-off of WK Kellogg Co, the C&T Committee determined the actual performance of the previously-granted 2021-2023 EPP awards through the effective time of the spin-off and such awards were converted to RSUs, with such awards vesting based on the holder's continued service.
(13)Following the completion of the spin-off of WK Kellogg Co, the C&T Committee determined the actual performance of the previously-granted 2022-2024 PSU awards through the effective time of the spin-off and such awards were converted to RSUs, with such awards vesting based on the holder's continued service.
(14)Mr. Cahillane's RSUs will vest on February 18, 2025 (39,110 units) and will vest on February 17, 2026 (39,081 units). Awards outstanding include accrued dividend equivalent units.
(15)Mr. Banati's RSUs vested on February 19, 2024 (12,584 units), and will vest on February 18, 2025 (11,647 units) and will vest on February 17, 2026 (11,348 units). Awards outstanding include accrued dividend equivalent units.
(16)Mr. Hood's RSUs vested on February 19, 2024 (14,980 units), and will vest on February 18, 2025 (11,501 units) and will vest on February 17, 2026 (11,817 units). Awards outstanding include accrued dividend equivalent units.

62	Kellanova

Compensation
(17)Mr. Lawlor's RSUs vested on February 19, 2024 (7,490 units), and will vest on February 18, 2025 (7,830 units) and will vest on February 17, 2026 (6,143 units). Awards outstanding include accrued dividend equivalent units.
(18)Mr. Kapoor's RSUs vested on February 19, 2024 (6,595 units), and will vest on February 18, 2025 (6,079 units) and will vest on February 17, 2026 (6,143 units). Awards outstanding include accrued dividend equivalent units.
(19)Mr. Pilnick's RSUs vested on February 19, 2024 (11,385 units) and will vest on February 18, 2025 (8,741 units). Awards outstanding include accrued dividend equivalent units. Pursuant to the terms of the Employee Matters Agreement between the Company and WK Kellogg Co in connection with the spin-off, 2023 RSUs and 2023-2025 PSU awards held by WK Kellogg Co employees (including Mr. Pilnick) were converted to WK Kellogg Co awards and entitled to WK Kellogg Co shares upon vesting in accordance with their terms.
Option Exercises and Stock Vested Table
With respect to our NEOs, this table shows the stock options exercised by our NEOs during 2023 (disclosed under the “Option Awards” columns) and stock awards that vested during fiscal 2023 (disclosed under the "Stock Awards" columns).
The dollar value in the "Option Awards" column reflects the total pre-tax value realized by such officers (Kellanova stock price at exercise minus the option’s exercise price), not the grant-date fair value disclosed elsewhere in this Proxy Statement. The table represents value realized on options that have been granted to the NEOs since 2013.
Stock awards include RSUs and EPP awards that vested in fiscal 2023. The 2020-2022 EPP cycle began on December 29, 2019 (first day of fiscal 2020) and concluded on December 31, 2022 (last day of fiscal 2022). Although the performance period ended on December 31, 2022, each NEO had to be actively employed by Kellanova on the date the awards vested (February 17, 2023) in order to be eligible to receive a payout.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steve Cahillane	—	—	142,635	9,753,381
Amit Banati	—	—	44,132	3,022,947
Chris Hood	39,200	431,673	50,440	3,455,031
David Lawlor	—	—	28,665	1,963,491
Shumit Kapoor	—	—	4,818	319,193
Gary Pilnick	—	—	39,927	2,734,913
(1)Does not reflect the payout of 2021-2023 EPP awards. The 2021-2023 EPP cycle concluded on October 2, 2023 (the date the spin-off of WK Kellogg Co was completed). Each NEO had to be actively employed by Kellanova on the date the awards vested (February 19, 2024) in order to be eligible to receive a payout. See “Compensation Discussion and Analysis — Compensation Plans and Design — Long-Term Incentives — Executive Performance Plan — 2021-2023 EPP” and “Executive Compensation — Outstanding Equity Awards at Fiscal Year-End Table” for additional information.

2024 Proxy Statement	63

Compensation
Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans
Our NEOs are eligible to receive retirement benefits from Kellanova. The C&T Committee utilizes survey information for Fortune 500 companies and our peer group compiled by Willis Towers Watson and Mercer to help determine the appropriate level of benefits. The C&T Committee uses the same survey information used by Kellanova to set these benefits for all U.S. salaried employees. Our NEOs participate in the same plans as our eligible U.S. salaried employees. The total retirement benefit is provided through a combination of qualified and non-qualified defined contribution savings and investment plans, and qualified and non-qualified defined benefit pension plans. Eligibility for the different plans provided by Kellanova varies by NEO.
Our U.S. savings and investment program includes a non-qualified restoration plan for our U.S. executives, which allows us to provide benefits comparable to those which would be available under our IRS qualified plans if the IRS regulations did not include limits on covered compensation and benefits. We refer to this plan as a “restoration plan” because it restores benefits that would otherwise be available under the plan. This plan uses the same benefit formulas as our broad-based IRS qualified plans, and use the same type of compensation to determine benefit amounts.
Amounts earned under our long-term incentive programs, such as our EPP/PSU Plans, gains from stock options and awards of restricted stock and restricted stock units are not included when determining retirement benefits for any employee, including executives. We do not pay above-market interest rates on amounts deferred under our savings and investment plans.
The amount of an employee’s compensation is an integral component of determining the benefits provided under pension and savings plan formulas, thus, an individual’s performance over time will influence the level of his or her retirement benefits.
In connection with the spin-off of WK Kellogg Co, all of the Company’s retirement plans except for certain plans identified in the
Employee Matters Agreement remained with the Company following the completion of the spin-off. Effective as of the spin-off of WK Kellogg Co that occurred on October 2, 2023, Mr. Pilnick was no longer credited with any additional service under the Company’s defined benefit plans, except that for purposes of vesting and eligibility for early retirement subsidies only, Mr. Pilnick will receive credit for his service with WK Kellogg Co (to the extent he does not take a distribution of his benefit from the Company pension plan).
U.S. Defined Contribution Plans
We offer both qualified and non-qualified defined contribution plans for our U.S. employees to elect voluntary deferrals of salary and annual incentive awards. Our principal defined contribution plans are composed of (1) the Kellanova Savings & Investment Plan (“Kellanova S&I Plan”) (which is a qualified plan available to substantially all U.S. salaried employees) and (2) the Kellanova Supplemental Savings & Investment Plan (“Restoration Plan”), which is a non-qualified plan as described below. Mr. Cahillane, Mr. Banati, Mr. Hood, and Mr. Pilnick participated in both of these plans. Following the completion of the spin-off, Mr. Pilnick became a participant in WK Kellogg Co defined contribution plans and ceased to be an active participant in Kellanova's defined contribution plans.
Kellanova S&I Plan
Under this plan, employees can defer up to 50% of base salary plus annual incentives. Distributions are generally made after termination (directly to employee or rolled over to another account) or when an employee reaches age 59 and a half. In order to assist employees with saving for retirement, we provide matching contributions on employee deferrals. Under the Kellanova S&I Plan, we match 100% of employee deferral contributions up to 3% of eligible compensation (i.e., base salary plus annual incentive), and 50% of employee deferral contributions between 3% and 5% of eligible compensation. No Kellanova matching contributions are provided above 5% of eligible compensation deferred by an employee. Any amount of employee deferrals or matching contributions in excess of IRS limits will be made to the Restoration Plan. Additionally, the Company provides a fixed retirement contribution to the Kellanova S&I Plan. The retirement contribution is a fixed 3%, 5% or 7% of base salary, for employees with up to 10 years of service, between 10 and 20 years of service or greater than 20 years of service, respectively. For employees who have less than 3 years of service, the retirement contribution vests upon the third anniversary of employment.
Non-Qualified Deferred Contribution Plans
Restoration Plan
Effective on January 1, 2005, the Restoration Plan was renamed the Grandfathered Restoration Plan and, to preserve certain distribution options previously available in the Plan, it was amended in accordance with IRS regulations issued under Section 409A of the Internal Revenue Code to no longer allow for deferrals after December 31, 2004. Deferrals after December 31, 2004, are included in a new Restoration Plan which complies with IRS regulations under Section 409A.
Under this plan, eligible employees can defer up to 50% of base salary plus annual incentives. Payouts are generally made after retirement or termination of employment with Kellanova (or, for employees who participated in the Restoration Plan prior to the

64	Kellanova

Compensation
spin-off who became WK Kellogg Co employees, payments are generally made after their retirement or termination of employment with WK Kellogg Co), either as annual installments or as a lump sum, based on the distribution option elected under the plan. Participants in the Restoration Plan may not make withdrawals during their employment. Participants in the Grandfathered Restoration Plan may make withdrawals during employment, but must pay a 10% penalty on any in-service withdrawal.
Our Restoration Plan is a non-qualified, unfunded plan we offer to employees who are impacted by the statutory limits of the Internal Revenue Code on contributions under our qualified plans. The Restoration Plan allows us to provide the same matching contribution and fixed Retirement Contribution, as a percentage of eligible compensation, to impacted employees as other employees who participate in the Kellanova S&I Plan. As an unfunded plan, no money is actually invested in the Restoration Plan; contributions and earnings/losses are tracked in a book-entry account and all account balances are general Kellanova obligations.
The following table provides information with respect to our Non-Qualified Deferred Compensation Plans, as applicable to the participating NEOs, Mr. Cahillane, Mr. Banati, Mr. Hood, and Mr. Pilnick. This table excludes information with respect to the Kellanova S&I Plan, which is a qualified plan available to U.S. salaried Kellanova employees as described above.
Non-Qualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE ($)(4)(5)
Steve Cahillane	213,703	201,216	(92,383)	—	2,793,970
Amit Banati	90,339	97,809	90,933	—	1,326,052
Chris Hood	102,326	118,396	92,676	—	1,637,644
David Lawlor	—	—	—	—	—
Shumit Kapoor	—	—	—	—	—
Gary Pilnick(6)	71,622	75,830	59,081	—	3,217,864
(1)Amounts in this column are included in the “Salary” column in the Summary Compensation Table.
(2)Amounts in this column are Kellanova contributions and are reflected in the Summary Compensation Table under the heading “All Other Compensation.”
(3)Represents at-market/non-preferential earnings on the accumulated balance in 2023.
(4)Aggregate balance as of December 30, 2023, is the total market value of the deferred compensation account, including executive contributions, Kellanova contributions and any earnings, including contributions and earnings from past fiscal years.
(5)The amounts in the table below are also being reported in the "Salary," "Non-Equity Incentive Plan Compensation" and "All Other Compensation" columns in the Summary Compensation Table in the years indicated.
(6)Amounts for Mr. Pilnick reflect contributions made prior to the spin-off of WK Kellogg Co on October 2, 2023.

Name	Fiscal Year	Reported Amounts ($)
Steve Cahillane	2023	414,919
	2022	308,672
	2021	421,920
Amit Banati	2023	188,148
	2022	159,640
	2021	170,714
Chris Hood	2023	220,722
	2022	150,807
	2021	204,799
David Lawlor	2023	—
	2022	—
Shumit Kapoor	2023	—
Gary Pilnick(1)	2023	147,452
	2022	146,559
	2021	187,238
(1)Mr. Pilnick ceased to be an eligible employee under the Company’s Non-Qualified Deferred Compensation Plans as of October 2, 2023.

2024 Proxy Statement	65

Compensation
Group Irish Defined Contribution Pension Fund
Mr. Lawlor, who is based in Ireland, participates in the Kellogg Group Irish Defined Contribution Pension Fund (the "Fund"). Under the Fund, Kellanova employees in Ireland can contribute amounts equal to 5% or more of base salary plus annual incentives. Employees in Ireland are automatically enrolled in the Fund at a 5% contribution rate upon date of hire. We provide contributions equal to 12% of eligible compensation (i.e., base salary plus annual incentive). No Kellanova contributions are provided above 12% of eligible compensation. Mr. Lawlor has been participating in the Fund since January 1, 2019.
Upon retirement, employees must take distributions from the Fund and the Group Irish Pension Fund (described below) at the same time, if they have benefits under both the defined contribution and defined benefit schemes. Distributions from the Fund and the Group Irish Pension Fund cannot be taken at different ages. Employees may draw distributions from the Fund and the Group Irish Pension Fund at age 65, or as early as age 50 with consent from Kellanova and the trustee. Distributions from the Fund and the Group Irish Pension Fund can only be taken if Kellanova employment has ended.
Contributions to the Fund are tax exempt up to limits determined by the Irish Revenue. The assets of the fund are independently administered and held separately from Company assets. The Fund is overseen by trustees and qualified as an exempt approved pension scheme under Chapter 1, Part 30 of the Taxes Consolidate Act of 1997 of Ireland.
Singapore Central Provident Fund Board
Mr. Kapoor, who is based in Singapore, participates in the Singapore Central Provident Fund Board, commonly known as the Central Provident Fund (the "CPF"). The CPF is a comprehensive savings and pension plan for Singapore residents primarily to fund their retirement, healthcare, education, and housing needs in Singapore. The CPF is an employment-based savings program that helps employers and employees in Singapore contribute a mandated amount to the fund for their benefits. It is administered by the Central Provident Fund Board, a statutory board operating under the Ministry of Manpower, which is responsible for investing contributions.
Under the CPF, the Company and Kellanova employees residing in Singapore make contributions based on the employee's age and salary. In 2023, Kellanova's CPF contribution ranged from 17% for employees age 55 and younger to 7.5% for employees aged 70 and older. Employee contributions during 2023 to the fund ranged from 20% for employees age 55 and younger to 5% for employees aged 70 and older. Contributions are capped at an annual salary ceiling, which the CPF may periodically increase.

66	Kellanova

Compensation
Discontinued / Frozen Plans
Executive Deferral Program
Prior to 2021, we required any executive base salary above $950,000 (after pre-tax deductions for benefits and similar items) to be deferred into deferred stock units under our Executive Deferral Program. The deferred amounts were credited to an account in the form of units that are equivalent to the fair market value of our common stock. The units are payable in stock upon the executive’s end of employment. The Executive Deferral Program terminated at the end of fiscal year 2020.
Pension Plans
In September 2017, the Company amended certain defined benefit pension plans and associated “restoration plans” in the U.S., Canada, United Kingdom and the Republic of Ireland for salaried employees. As of December 31, 2018, the amendment froze the compensation and service periods used to calculate pension benefits for active salaried employees who participate in the affected pension plans. Beginning January 1, 2019, impacted employees no longer accrued additional benefits under these plans for future service and eligible compensation received under these plans, and began participating in the same defined contribution plans as all other salaried employees.
U.S. Pension Plans
Our U.S. pension plans are composed of the Kellanova Pension Plan and the non-qualified restoration plans, which include the Kellanova Executive Excess Plan for accruals after December 31, 2004, and the Kellanova Excess Benefit Retirement Plan for accruals on or before December 31, 2004 (collectively, the “U.S. Pension Plans”). Since 2008, Mr. Pilnick has been treated as a grandfathered participant. Following the completion of the spin-off of WK Kellogg Co on October 2, 2023, Mr. Pilnick no longer receives any credit for service under the U.S. Pension Plans, except with respect to early retirement subsidies as described above beginning on page 64 of this Proxy Statement.
Below is an overview of our current U.S. Pension Plans in which Mr. Pilnick participated prior to the completion of the spin-off of WK Kellogg Co.

	U.S. Qualified Pension Plan	U.S. Non-Qualified Plans
Reason for Plan	Provide eligible employees with a competitive level of retirement benefits based on pay and years of service. Benefit accruals were frozen for salaried employees as of the close of December 31, 2018.	Provide eligible employees with a competitive level of retirement benefits by “restoring” the benefits limited by the Internal Revenue Code based on the formula used in the Qualified Pension Plan. Benefit accruals were frozen for salaried employees as of the close of December 31, 2018.
Eligibility	Salaried employees and certain hourly and union employees. Pension plans closed to new participants beginning January 1, 2010.	Eligible employees impacted under the Internal Revenue Code by statutory limits on the level of compensation and benefits that can be considered in determining Kellanova-provided retirement benefits.
Payment Form	Monthly annuity or lump sum at the choice of the executive.	Monthly annuity or lump sum at the choice of the executive.
Participation, as of January 1, 2003	Active Kellanova heritage employees who were hired prior to August 1, 2002, and who were 40 years of age or older or had 10 or more years of service as of January 1, 2003.
Retirement Eligibility	Full Unreduced Benefit: •Normal retirement age 65 •Age 55 with 30 or more years of service •Age 62 with 5 years of service

Reduced Benefit: •Age 55 with 20 years of service •Any age with 30 years of service
Pension Formula	Single Life Annuity = 1.5% x (years of service) x (final average pay based on the average of highest three consecutive years) — (Social Security offset)
Pensionable Earnings	Includes only base pay and annual incentive payments. We do not include any other compensation, such as restricted stock grants, restricted stock unit grants, EPP/PSU Plan payouts, gains from stock option exercises and any other form of stock- or option-based compensation in calculating pensionable earnings.

2024 Proxy Statement	67

Compensation
Great Britain Pension Plan
Kellanova employees in the U.K. who were hired before April 1, 2004, were eligible to join the Kellogg Great Britain Pension Fund ("Great Britain Pension Plan"). This is a defined benefit pension arrangement in which benefits were earned based on several factors, including length of service, accrual rate, and pensionable salary (i.e., base salary plus annual incentives). The Great Britain Pension Plan closed to future accruals on December 31, 2018, and all participating employees then moved to accrue benefits in a "Defined Contribution Section" of the Great Britain Pension Plan.
Normal retirement age for the Great Britain Pension Plan is age 65 or 60 depending on the member's service dates. Distributions may begin as early as age 55 with trustee consent, and benefits will be subject to an actuarial reduction if taken before the member's unreduced payment age. Under certain conditions, distributions from the Great Britain Pension Plan can be taken at early as age 60 without consent and without an actuarial reduction.
The assets of the Great Britain Pension Plan are independently administered and held separately from Company assets. The Great Britain Pension Plan is registered with HM Revenue & Customs, as required by the Finance Act 2004 and as such qualifies for certain tax reliefs on contributions and benefits.
Mr. Lawlor was a participant in the Great Britain Pension Plan until November 30, 2017, when he became a participant in the Kellogg Group Irish Pension Plan.
Irish Pension Plan
Kellanova employees in Ireland who were hired before January 1, 2005 (or later if the employee transferred employment from the U.K. and was participating in a U.K. defined benefit arrangement) were eligible to join the Kellogg Group Irish Pension Fund ("Irish Pension Plan"). This is a defined benefit pension arrangement in which benefits were earned based on several factors, including length of service, accrual rate, and pensionable salary (i.e., base salary plus annual incentive). The Irish Pension Plan closed to future accruals on December 31, 2018, and all participating employees joined the Kellogg Group Irish Defined Contribution Pension Fund.
Employees must take distributions from the Irish Pension Plan and the Group Irish Defined Contribution Pension Fund at the same time, if an employee has benefits under both the defined benefit and defined contribution schemes. Distributions from the Irish Pension Plan and the Group Irish Defined Contribution Pension Fund cannot be taken at different ages. Employees may draw distributions from the Irish Pension Plan and the Group Irish Defined Contribution Pension Fund at age 65, or as early as age 50 with consent from Kellanova and the Trustees. Distributions from the Irish Pension Plan will be actuarially reduced if taken before Normal Retirement Age. For certain categories of membership, this reduction will only apply if retirement is taken before age 60. In this instance, Kellanova may be required to make a cash contribution to the Irish Pension to permit a distribution before age 60. Distributions from the Irish Pension Plan and the Group Irish Defined Contribution Pension Fund can only be taken if Kellanova employment has ended.
The assets of the fund are independently administered and held separately from Company assets. The Fund is overseen by trustees and qualified as an exempt approved pension scheme under Chapter 1, Part 30 of the Taxes Consolidate Act of 1997 of Ireland.
Mr. Lawlor was a participant in the Group Irish Pension Plan from December 1, 2017, through December 31, 2018, when the plan was amended to freeze compensation and service periods used to calculate pension benefits.
Actuarial Present Value
The estimated actuarial present value of the retirement benefit accrued through December 30, 2023, appears in the below table. The calculation of actuarial present value is generally consistent with the methodology and assumptions outlined in our audited financial statements, except that benefits are reflected as payable as of the date the executive is first entitled to full unreduced benefits (as opposed to the assumed retirement date) and without consideration of pre-retirement mortality. Specifically, present value amounts were determined based on the financial accounting discount rate of 5.19% for the U.S. Qualified Pension Plan, 5.15% for the U.S. Non-Qualified Pension Plan, 4.19% for the Great Britain Pension Plan and 3.26% for the Irish Pension Plan. Benefits subject to lump-sum distributions in the U.S. were determined using an interest rate of 5.15% for the US Qualified Pension Plan, 5.15% for the US Non-Qualified Pension Pan, and current statutory mortality under the Pension Protection Act for the NEO participating in our U.S. Pension Plans. Lump sum conversion factors in the Great Britain Pension Plan and the Irish Pension Plan include a mix of interest rate, mortality and the anticipated rate of future increases in pension benefits; these factors are plan-specific, determined by the Trustees on actuarial advice and apply equally to all plan members. For further information on our accounting for pension plans, refer to Note 10 within the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023. The actuarial increase in 2023 of the projected retirement benefits can be found in the Summary Compensation Table under the heading “Change in Pension Value and Non-Qualified Deferred Compensation Earnings”. No payments were made to our NEOs under the U.S. Pension Plans during 2023. The number of years of credited service disclosed below equals an executive’s length of service accrued in the U.S. Pension Plans. All of Mr. Pilnick's years of service are reflected in the ‘2005 and After’ plan because he had not yet vested in the earlier plan at the time the new plan was established to comply with IRS regulations.

68	Kellanova

Compensation
Pension Benefits Table

Name(1)	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Gary Pilnick(2)	U.S. Qualified Pension Plan	18.33	553,000		—
	Non-Qualified Plan (2004 and before)	—	—		—
	Non-Qualified Plan (2005 and after)	18.33	4,294,000		—
	TOTAL		4,847,000		—
David Lawlor	Great Britain Pension Plan	26.08	1,869,000	(3)	—
	Irish Pension Plan	1.08	194,000	(4)	—
	TOTAL(4)		2,063,000		—
(1)Information regarding Mr. Cahillane, Mr. Banati, Mr. Hood, and Mr. Kapoor is not presented in this table because these individuals are not participants in our defined benefit pension plans.
(2)Effective as of the spin-off of WK Kellogg Co on October 2, 2023, Mr. Pilnick no longer receives any credit for service under the U.S. Pension Plans.
(3)In calculating the U.S. dollar equivalent, we used a conversion rate of 1.24597.
(4)In calculating the U.S. dollar equivalent, we used a conversion rate of 1.08430.
Potential Post-Employment Payments
Generally, our NEOs are eligible to receive benefits if their employment is terminated (1) by Kellanova without cause, (2) upon their retirement, disability or death or (3) in certain circumstances following a change of control. The amount of benefits will vary based on the reason for the termination.
The table at the end of this section reflects calculations, as of December 30, 2023, of the estimated benefits our NEOs would receive in these situations (other than Mr. Pilnick, who, in connection with the spin-off of WK Kellogg Co, ceased serving as our Vice Chairman and Chief Legal Officer and became the Chief Executive Officer of WK Kellogg Co on October 2, 2023). Although the calculations below are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount an executive would receive if an eligible termination event were to occur.
Severance Benefits
Each of our NEOs are covered by arrangements that specify certain payments to be made in the event that the executive’s employment is terminated in certain circumstances. These severance benefits are intended to be competitive with our Compensation Peer Group and general industry practices. The Severance Benefit Plan and the Change of Control Policy have been established primarily to attract and retain talented and experienced executives and further motivate them to contribute to our short- and long-term success for the benefit of our Shareowners, particularly during uncertain times.
The Severance Benefit Plan provides certain severance benefits to employees who are terminated by Kellanova under certain circumstances. Kellanova benefits from this program in a variety of ways, including that Kellanova has the right to receive a general release, non-compete, non-solicitation and non-disparagement agreement from separated employees in exchange for the benefits provided under the program. Under the terms of the Severance Benefit Plan, the terms and conditions for the receipt of severance benefits by senior executives are subject to the review and approval of the C&T Committee.
The Change of Control Policy provides certain benefits to executives in the event an executive is terminated without cause or the executive terminates employment for good reason, in each case, in connection with a change of control. The Change of Control Policy is intended to protect Shareowner interests by enhancing employee focus during rumored or actual change of control activity by providing incentives to executives to remain with Kellanova despite uncertainties while a transaction is under consideration or pending.

2024 Proxy Statement	69

Compensation
Involuntary Termination - No Change of Control
If the employment of an executive (including an NEO) is terminated without cause, they will generally be entitled to receive benefits under the Severance Benefit Plan. Benefits under the Severance Benefit Plan are not available if an executive is terminated for cause. “Cause”, as it applies to our NEOs, generally is defined as (a) the employee’s willful engagement in conduct relating to the employee’s employment with the Company for which either criminal or civil penalties may be sought; (b) the employee’s deliberate disregard of any Company policy, including the Company’s insider trading policy, or the Company’s code of conduct; (c) the employee’s acceptance of employment with or service as a consultant or advisor to an entity or person that is in competition with or acting against the interests of the Company; (d) the employee’s disclosure or misuse of confidential information or material concerning the Company; (e) the employee’s willful engagement in gross misconduct pursuant to which the Company has suffered a loss; or (f) the employee’s willful and continued refusal to substantially perform the employee’s then current duties at the Company in any material respect. Benefits under the Severance Plan are also not available if the executive is terminated for a reason that the Kellanova ERISA Administrative Committee determines rises to the level of Cause or for any other reason determined in the sole discretion of the Kellanova ERISA Administrative Committee. The Severance Benefit Plan is designed to apply in situations where Kellanova terminates an employee’s employment for reasons such as (1) a reduction in work force; (2) the closing, sale or relocation of a Kellanova facility; (3) a lack of work; (4) the elimination of a position; or (5) any other reason approved by the Kellanova ERISA Administrative Committee.
Under the Severance Benefit Plan, our NEOs will receive the following severance payments and benefits:
•Cash compensation equal to two times the applicable NEO’s base salary, paid in substantially equal installments in accordance with the Company’s standard payroll practices over a two-year severance period (provided that the actual amount of the CEO’s cash severance payment will be subject to the review and approval of the C&T Committee).
•Kellanova has the discretion to pay the NEO an amount equal to the NEO’s annual cash bonus in respect of the year of termination, prorated as of the date of termination, calculated in accordance with the AIP.
•Any outstanding stock options and/or RSUs held by the NEO at the time of termination will remain outstanding and eligible to vest during the two-year severance period. Any EPP/PSU awards will be forfeited as of the date of termination except as provided in the applicable award agreement.
•Continued participation in certain welfare and insurance benefits during the severance period. The applicable NEO will be required to pay the monthly premium for such continued coverage applicable to active employees during the severance period.
•Outplacement assistance for 12 months following termination.
Severance-related benefits are provided only if the executive executes a separation agreement prepared by Kellanova, which includes a general release and restrictive covenants. Further, under the terms of the Severance Benefit Plan, the terms and conditions for the receipt of severance benefits by senior executives are subject to the review and approval of the C&T Committee.
Retirement, Disability and Death
Retirement. In the event of retirement, an NEO is eligible to receive (1) the benefits payable under our retirement plans, and (2) prorated vesting of (a) stock options (depending on the terms and conditions of the award), (b) EPP/PSU awards (the amount of which will be based on our actual performance during the relevant periods and paid after the end of the performance periods and provided that, subject to the Company's discretion, the recipient shall have been actively employed for a minimum of one year following the award grant date and prior to the date of Retirement to be eligible for any such continued vesting) and (c) RSUs (depending on the terms and conditions of the award and provided that, subject to the Company's discretion, the recipient shall have been actively employed for a minimum of one year following the award grant date and prior to the date of Retirement to be eligible for any such proration). In addition, the Company has the discretion to pay an NEO an amount equal to the NEO’s annual cash bonus in respect of the year of retirement, prorated as of the date of retirement, based on actual performance. “Retirement” generally is defined as meeting the Company’s age and/or service requirements for retirement eligibility.
Death or Disability. Pursuant to the terms of the applicable award agreement, if any participant (including an NEO) ceases to be an employee because of disability (as defined in the Company's 2022 LTIP) or death, (1) RSU awards will become immediately partially vested, with vesting pro-rated based on the number of days the participant was actively employed during the vesting period; (ii) EPP/PSU awards will continue to vest and the NEO will be eligible for a prorated award upon vesting; and (iii) option awards partially vest on a pro-rata basis, based on the number of days the NEO was employed during the applicable vesting period of the award.
Additionally, in the event of an NEO’s Disability, the NEO will receive disability benefits starting six months following the onset of the disability, with no reductions or penalty for early retirement. “Disability” generally is defined as inability to perform all the material duties of regular occupation because of injury or sickness. In the event of an NEO’s death, the NEO's beneficiary would receive payouts under Kellanova-funded life insurance policies and our Executive Survivor Income Plan (for NEOs eligible to participate in the plan prior to January 1, 2011). However, the deceased NEO’s defined benefit pension benefits would be converted to a joint survivor annuity, resulting in a decrease in the cost of these benefits.

70	Kellanova

Compensation
Potential Change of Control Payments
We have arrangements with each of our continuing NEOs that provide for benefits that may be payable if a “change of control” occurs. Our 2009 Long-Term Incentive Plan, 2013 Long-Term Incentive Plan and 2017 Long-Term Incentive Plan and 2022 Long-Term Incentive Plan (collectively, the “LTIPs”) specify the treatment of outstanding, unvested equity awards granted under each respective plan to employees, including our NEOs, upon the occurrence of a change of control. Under the LTIPs and the Change of Control Policy, the severance and other benefits payable to NEOs in connection with a change of control are subject to a “double trigger.” The first trigger is the occurrence of a change of control. The second trigger for the Change of Control Policy occurs if we terminate an NEO’s employment without cause, or an NEO resigns for good reason, in each case, within two years following the change of control. The second trigger for our LTIPs occurs if (1) awards are not assumed or replaced by a substitute award, or (2) we terminate an NEO’s employment without cause or an NEO resigns for good reason, in each case, within two years following the change of control. For these purposes, “cause,” “good reason,” and “substitute awards” are defined in the LTIP and the Change of Control Policy, as applicable.
A “change of control” generally is defined in these arrangements to include a change in a majority of the Board, consummation of certain mergers, the sale of all or substantially all of our assets and Shareowner approval of a complete liquidation or dissolution. The “change of control” definition also includes an acquisition by a party of 20% or 30% of Kellanova common stock, depending on the post-acquisition ownership of the Kellogg Foundation and Gund family trusts (the “Trusts”). The applicable percentage is 20% or more if the Trusts do not collectively own more than 35% of the common stock. The applicable percentage is 30% or more if the Trusts collectively own more than 35% of the common stock.
Under the LTIPs and the Change of Control Policy, the change of control related severance payments payable to our NEOs generally consist of the following:
Payments Triggered Upon a Change of Control Without Termination. EPP/PSU Plan awards, RSUs, and stock options will retain their original vesting schedules and will not automatically vest upon a change of control (and will only vest if there is no assumption, continuation or substitution of the outstanding awards with substitute awards that are, in the judgment of the C&T Committee, of equivalent value).
Payments Triggered Upon a Change of Control With Termination. Under the Change of Control Policy, the NEO will receive a lump sum cash payment, payable within 90 days after the termination date, equal to the sum of (i) an amount equal to two times the NEO’s current base salary plus the NEO’s target annual bonus opportunity, plus (ii) the NEO’s annual cash bonus in respect of the year of termination, prorated as of the date of termination, based on target performance.
Additional retirement benefits under the Change of Control Policy would equal the actuarial equivalent of the benefit the NEO would have received for two years of additional participation under our retirement plans. The NEO will continue to participate in health and welfare benefit plans for a two-year period following termination, and will also receive outplacement assistance.
The spin-off of WK Kellogg Co did not constitute a “change of control” under the LTIP, the Change of Control Policy or any of our other change of control arrangements. Further, Mr. Pilnick’s transfer of employment from the Company to WK Kellogg Co did not constitute a qualifying termination under the Severance Benefit Plan or the Change of Control Policy.
In connection with the completion of the spin-off of WK Kellogg Co, outstanding, unvested awards held by our employees, including our NEOs and the awards noted in the table below, were adjusted to preserve the value of their awards immediately prior to the spin-off to account for the impact of the spin-off. The adjustments were accomplished by providing additional units to holders of awards to provide the same value post-spin-off as the value of the awards prior to the spin-off. Additionally, the 2021-2023 EPP awards and 2022-2024 PSU awards were further adjusted to account for performance under such plans as of the date of the spin-off, with the awards vesting based on the holder's continued service with the Company.
The following table reflects calculations, as of December 30, 2023, of the estimated benefits our NEOs would have received (1) if their employment was terminated by Kellanova without cause or upon their retirement, disability or death or (2) in certain circumstances following a change of control. Amounts shown in the following table are calculated by assuming that the relevant employment termination event and/or change of control occurred on December 30, 2023. Certain totals may not sum due to rounding.
Potential Post Employment Table

Name and Benefits	Involuntary Termination - No Change of Control ($)		Change of Control W/ Involuntary Termination ($)		Retirement ($)(1)	Death ($)		Disability ($)
Steve Cahillane
Two Times Base Salary	2,700,000		2,700,000		—	—		—
280G Reduction(2)	(772,292)		—		—	—		—
2023 Annual Incentive	2,829,600		2,829,600		—	2,829,600		2,829,600
Two Times Annual Incentive(3)	—		4,320,000		—	—		—
Stock Options	517,850	(4)	517,850	(5)	—	446,911	(7)	446,911	(7)
EPP/PSU Awards	10,138,887	(8)	25,713,904	(9)	—	18,359,744	(11)	18,359,744	(11)
Restricted Stock Units	2,229,441		4,326,595		—	1,968,337		1,968,337
Outplacement	11,138		11,138		—	—		—
Health and Welfare Benefits(15)	31,000		31,000		—	—		—
Other Benefits and Perquisites(20)	—		48,974		—	—		—
Life Insurance and Executive Survivor Income Plan Benefits(21)	—		—		—	1,350,000		—
Total	17,685,624		40,499,061		—	24,954,592		23,604,592

2024 Proxy Statement	71

Compensation

Name and Benefits	Involuntary Termination - No Change of Control ($)		Change of Control W/ Involuntary Termination ($)		Retirement ($)(1)		Death ($)		Disability ($)
Amit Banati
Two Times Base Salary	1,700,000		1,700,000		—		—		—
280G Reduction(2)	—		—		—		—		—
2023 Annual Incentive	1,283,500		1,283,500		—		1,283,500		1,283,500
Two Times Annual Incentive(3)	—		1,700,000		—		—		—
Stock Options	87,975	(4)	87,975	(5)	75,923		75,923	(7)	75,923	(7)
EPP/PSU Awards	4,727,396	(8)	6,883,919	(9)	4,727,396		4,727,396	(11)	4,727,396	(11)
Restricted Stock Units	1,993,121	(12)	1,968,703	(13)	1,245,433		1,245,433	(14)	1,245,433	(14)
Outplacement	11,138		11,138		—		—		—
Health and Welfare Benefits(15)	30,100		30,100		—		—		—
Other Benefits and Perquisites(20)	—		45,650		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits(21)	—		—		—		850,000		—
Total	9,833,230		13,710,985		6,048,752		8,182,252		7,332,252
Chris Hood
Two Times Base Salary	1,720,000		1,720,000		—		—		—
280G Reduction(2)	—		—		—		—		—
2023 Annual Incentive	889,240		889,240		889,240		889,240		889,240
Two Times Annual Incentive(3)	—		1,892,000		—		—		—
Stock Options	104,712	(4)	104,712	(5)	90,368	(6)	90,368	(7)	90,368	(7)
EPP/PSU Awards	5,169,718	(8)	7,367,988	(9)	5,169,718	(10)	5,169,718	(11)	5,169,718	(11)
Restricted Stock Units	2,143,446	(12)	2,119,157	(13)	1,374,344		1,374,344	(14)	1,374,344	(14)
Outplacement	11,138		11,138		—		—		—
Health and Welfare Benefits(15)	31,000		31,000		—		—		—
Other Benefits and Perquisites(20)	—		45,718		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits(21)	—		—				860,000		—
Total	10,069,254		14,180,953		7,523,670		8,383,670		7,523,670
David Lawlor
Two Times Base Salary	1,240,439		1,240,439		—		—		—
280G Reduction(2)	—		—		—		—		—
2023 Annual Incentive	901,489		901,489		901,489		901,489		901,489
Two Times Annual Incentive(3)	—		1,054,373		—		—		—
Stock Options	52,365	(4)	52,365	(5)	45,191	(6)	45,191	(7)	45,191	(7)
EPP/PSU Awards	2,919,341	(8)	4,205,103	(9)	2,919,341	(10)	2,919,341	(11)	2,919,341	(11)
Restricted Stock Units	1,203,379	(12)	1,187,640	(13)	762,358		762,358	(14)	762,358	(14)
Outplacement	11,138		11,138		—		—		—
Health and Welfare Benefits(15)					—		—		—
Change to Retirement Benefits	(19,000)	(16)	(19,000)	(17)	—		(606,000)	(18)	3,000	(19)
Other Benefits and Perquisites(20)	—		40,000		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits(21)	—		—		—		—		—

72	Kellanova

Compensation

Name and Benefits	Involuntary Termination - No Change of Control ($)		Change of Control W/ Involuntary Termination ($)		Retirement ($)(1)		Death ($)		Disability ($)
Total	6,309,151		8,673,547		4,628,379		4,022,379		4,631,379
Shumit Kapoor
Two Times Base Salary	1,283,751		1,283,751		—		—		—
280G Reduction(2)	—		—		—		—		—
2023 Annual Incentive	919,434		919,434		—		919,434		919,434
Two Times Annual Incentive(3)	—		1,075,361		—		—		—
Stock Options	46,086	(4)	46,086	(5)	—	(6)	39,772	(7)	39,772	(7)
EPP/PSU Awards	1,203,071	(8)	3,634,597	(9)	—	(10)	2,484,156	(11)	2,484,156	(11)
Restricted Stock Units	711,427	(12)	1,041,212	(13)	—		654,977	(14)	654,977	(14)
Outplacement	11,138		11,138		—		—		—
Health and Welfare Benefits(15)					—		—		—
Other Benefits and Perquisites(20)	—		40,000		—		—		—
Life Insurance and Executive Survivor Income Plan Benefits(21)	—		—		—		—		—
Total	4,174,907		8,051,579		—		4,098,339		4,098,339
(1)Information regarding Mr. Cahillane and Mr. Kapoor is not presented in this column because these individuals were not retirement-eligible as of December 30, 2023. Information for Mr. Banati, Mr. Hood, and Mr. Lawlor is hypothetical and based upon retirement as of December 30, 2023.
(2)If an NEO becomes entitled to separation benefits following a change of control and those separation benefits would otherwise be subject to the excise tax under Section 4999 of the Internal Revenue Code, then the separation benefits will be reduced to $1.00 less than the amount which would trigger the excise tax if such reduction would result in the NEO receiving an equal or greater after-tax benefit than the NEO would have received if the full separation benefits were paid. This column represents the estimated amount of pay reduction to put the NEO in this position. The estimated values in this column were developed based on the provisions of Section 280G and 4999 of the Internal Revenue Code. The actual amount, if any, of the pay reduction will depend upon the NEO’s pay, terms of a change of control transaction and the subsequent impact on the executive’s employment.
(3)Represents two times the target annual incentive award for 2023.
(4)Represents the intrinsic value of unvested stock options that would vest in connection with a termination as of December 30, 2023, based on a stock price of $55.91.
(5)Represents the intrinsic value of unvested stock options that would vest upon a change of control as of December 30, 2023, based on a stock price of $55.91.
(6)Represents the intrinsic value of unvested stock options that would vest upon retirement as of December 30, 2023 (prorated for time worked during the performance period), based on a stock price of $55.91.
(7)Represents the intrinsic value of unvested stock options that would vest upon death or disability as of December 30, 2023 (prorated for time worked during the performance period), based on a stock price of $55.91.
(8)Represents the value based on the actual number of shares paid out under the 2021-2023 EPP, which would be payable at our discretion, and a stock price of $55.91. Additionally, as described under “Key Decisions Summary—Company Updates" and pursuant to the terms of the Employee Matters Agreement, the 2021-2023 EPP awards were further adjusted to account for performance under such plans as of the date of the spin-off, with the awards vesting based on the holder's continued service with the Company. For Mr. Banati, Mr. Hood, and Mr. Lawlor, who are retirement-eligible, includes the 2022-2024 and 2023-2025 PSU Plans prorated for the time worked during the performance period at a stock price of $55.91. Because Mr. Kapoor and other NEOs are not retirement-eligible as of December 30, 2023, their 2022-2024 PSU Plans and 2023-2025 PSU Plan awards would be forfeited.
(9)Valued based on the “target” number of shares granted under the 2021-2023 EPP, the 2022-2024 PSU Plan and the 2023-2025 PSU Plan and, in each case, a stock price of $55.91. Additionally, as described under “Key Decisions Summary—Company Updates" and pursuant to the terms of the Employee Matters Agreement, the 2021-2023 EPP and 2022-2024 PSU awards were further adjusted to account for performance under such plans as of the date of the spin-off, with the awards vesting based on the holder's continued service with the Company.
(10)Valued based on the actual number of shares paid out under the 2021-2023 EPP and the prorated target number of shares under the 2022-2024 PSU Plan and the 2023-2025 PSU Plan and, in each case, a stock price of $55.91. Additionally, as described under “Key Decisions Summary—Company Updates" and pursuant to the terms of the Employee Matters Agreement, the 2021-2023 EPP and 2022-2024 PSU awards were further adjusted to account for performance under such plans as of the date of the spin-off, with the awards vesting based on the holder's continued service with the Company.
(11)Represents the value of outstanding “target” EPP/PSU Plan awards payable based on our actual performance during the relevant periods and paid following the end of the performance periods (prorated for time worked during the performance period) and, in each case, based on a stock price of $55.91. Additionally, as described under “Key Decisions Summary—Company Updates" and pursuant to the terms of the Employee Matters Agreement, the 2021-2023 EPP and 2022-2024 PSU awards were further adjusted to account for performance under such plans as of the date of the spin-off, with the awards vesting based on the holder's continued service with the Company.
(12)Represents the value of unvested restricted stock units that would vest in connection with a termination as of December 30, 2023, based on a stock price of $55.91.
(13)Represents the value of unvested restricted stock units that would vest upon a change of control as of December 30, 2023, based on a stock price of $55.91.
(14)Represents the value of unvested restricted stock units that would vest upon death or disability as of December 30, 2023 (prorated for time worked during the performance period), based on a stock price of $55.91.
(15)Represents the estimated costs to Kellanova of continued participation in medical, dental and life insurance benefits during the severance period.

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Compensation
(16)Represents the increase (decrease) to the estimated actuarial present value of retirement benefit accrued through December 30, 2023, for each NEO associated with terminating an NEO’s employment without cause. The estimated actuarial present value of retirement benefit accrued through December 30, 2023, appears in the Pension Benefits Table on page 69 of this Proxy Statement. For each NEO, changes to retirement benefits upon severance vary depending on age, service and pension formula at the time of termination. For Mr. Lawlor, the change to his retirement benefit is negative because the present value reflects mortality between December 30, 2023, and his unreduced retirement age.
(17)Represents the increase (decrease) to the estimated actuarial present value of retirement benefit accrued through December 30, 2023, for each NEO associated with terminating an NEO’s employment without cause following a change of control. The estimated actuarial present value of retirement benefit accrued through December 30, 2023, appears in the Pension Benefits Table on page 69 of this Proxy Statement. For each NEO, changes to retirement benefits upon change of control vary depending on age, service and pension formula at the time of termination. For Mr. Lawlor, the change to his retirement benefit is negative because the present value reflects mortality between December 30, 2023, and his unreduced retirement age.
(18)Represents the increase (decrease) to the estimated actuarial present value of retirement benefits accrued through December 30, 2023, for each NEO associated with a NEOs retirement benefits being converted to a survivor annuity upon the NEO's death. The estimated actuarial present value of retirement benefits accrued through December 30, 2023, appears in the Pension Benefits Table on page 69 of this Proxy Statement. For Mr. Lawlor, the change to retirement benefits is negative because the survivor annuity upon death is reduced to 50% of the benefit provided upon retirement.
(19)For Mr. Lawlor, the change to his retirement benefits is positive because under the Irish Pension Plan, with the consent of Trustees, he would be eligible for immediate pension with no actuarial reduction applied. The estimated actuarial present value of retirement benefits accrued through December 30, 2023, appears in the Pension Benefits Table on page 69 of this Proxy Statement.
(20)Consists of Kellanova-paid death benefits, financial planning and physical exams.
(21)Payment of death benefits for Company-paid life insurance and Executive Survivor Income Plan (for NEOs eligible to participate in the Plan prior to January 1, 2011).
Pay versus Performance
We are required by SEC rules to disclose the following information regarding compensation paid to our NEOs. The amounts set forth below under the headings “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid for NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Footnote (4) below sets forth the adjustments from the Total Compensation for each NEO for fiscal year 2023 reported in the Summary Compensation Table above.
The following table sets forth additional compensation information of our Chief Executive Officer (CEO) and our non-CEO NEOs along with total shareholder return, net income, and Organic Net Sales Growth performance results for fiscal years 2020, 2021, 2022 and 2023:

Year(1)	Summary Compensation Table Total for CEO ($)	Compensation Actually Paid to CEO ($) (2)(3)		Average Summary Compensation Table Total for NEOs ($)	Average Compensation Actually Paid for NEOs($) (2)(3)		Value of Initial Fixed $100 Investment Based On:		Net Income ($)	Organic Net Sales Growth(6)
							Total Shareholder Return ($) (5)	Peer Group Total Shareholder Return ($) (5)
2023	17,038,641	5,856,863	(4)	4,832,424	1,803,963	(4)	99.45	119.68	951,000,000	8.3%
2022	13,263,040	28,073,713		4,253,014	7,817,567		114.45	129.46	960,000,000	11.5%
2021	10,678,337	12,026,590		3,657,140	3,984,327		100.09	118.36	1,488,000,000	3.5%
2020	11,663,852	13,957,105		4,522,921	4,500,588		93.14	104.67	1,251,000,000	6.0%
(1)The CEO and NEOs included in the above compensation columns reflect the following:

Year	CEO	NEOs
2023	Steve Cahillane	Amit Banati, Chris Hood, David Lawlor, Shumit Kapoor, Gary Pilnick
2022	Steve Cahillane	Amit Banati, Chris Hood, Gary Pilnick, David Lawlor
2021	Steve Cahillane	Amit Banati, Chris Hood, Gary Pilnick, Alistair Hirst
2020	Steve Cahillane	Amit Banati, Chris Hood, Gary Pilnick, Alistair Hirst
(2)Fair value or change in fair value, as applicable, of equity awards in the "Compensation Actually Paid" columns was determined by reference to (1) for RSU awards, closing price on applicable year-end dates or, in the case of vesting dates, the actual vesting price, (2) for EPP and PSU awards (excluding TSR-based EPP Awards), the same valuation methodology as RSU awards above except year-end and vesting date values are multiplied by the probability of achievement as of each such date, (3) for TSR-based EPP awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end date(s) or, in the case of vesting date, the actual vesting price and probability of achievement, and (4) for stock options, the fair value calculated by a Binomial Lattice model as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair values but using the closing stock price on the applicable revaluation date as the current market price and the applicable rate table as of the revaluation date, and in all cases based on volatility, dividend rates and risk free rates determined as of the revaluation date.
(3)For the portion of "Compensation Actually Paid" that is based on year-end stock prices, the following prices were used: for 2023: $55.91 (21.5% decrease from prior year), for 2022: $71.24 (10.6% increase from prior year), for 2021: $64.42 (3.5% increase from prior year), and for 2020: $62.23 (10.0% reduction from prior year). The year-end stock prices for 2022, 2021 and 2020 have not been adjusted for the effect of the spin-off of WK Kellogg Co.

74	Kellanova

Compensation
(4)2023 "Compensation Actually Paid" to the CEO and the average "Compensation Actually Paid" to the NEOs reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

	CEO ($)	Average of NEOs ($)
Total Reported in 2023 Summary Compensation Table (SCT)	17,038,641	4,832,424
Less, Value of Stock & Option Awards Reported in SCT	(12,520,303)	(2,806,007)
Less, Change in Pension Value and Non-Qualified Deferred Compensation Earnings in SCT	—	(177,800)
Plus, Pension Service Cost and impact of Pension Plan Amendments	—	20,200
Plus, Year-End value of Awards Granted in Fiscal Year that are Unvested and Outstanding	10,051,044	1,836,562
Plus, Change in Fair Value of Prior Year awards that are Outstanding and Unvested	(7,938,545)	(1,759,359)
Plus, FMV of Awards Granted this Year and that Vested this Year	—	—
Plus, Change in Fair Value (from Prior Year-End) of Prior Year awards that Vested this year	(773,974)	(142,057)
Less, Prior Year Fair Value of Prior Year awards that failed to vest this year	—	—
Total Adjustments	(11,181,778)	(3,028,461)
"Compensation Actually Paid" for Fiscal Year 2023	5,856,863	1,803,963
For information regarding adjustment made for each NEO for fiscal years 2020-2022, please see the Company's definitive proxy statement for our 2023 Annual Meeting of Shareowners filed on March 2, 2023.
(5)Company and Peer Group TSR reflects the Company's peer group (S&P 500 Packaged Foods and Meats Index) as reflected in our Annual Report on the Form 10-K pursuant to Item 201(e) of Regulation S-K for the fiscal year ended December 30, 2023. Each year reflects what the cumulative value of $100 would be, including the reinvestment of dividends, if such amount were invested on December 27, 2019.
(6)Organic Net Sales is a non-GAAP measure that adjusts Net Sales to exclude the impact of acquisitions, divestitures, foreign currency and differences in shipping days, including 53rd week. Organic Net Sales Growth is the year over year change as a percentage of Organic Net Sales.
Pay versus Performance Descriptive Disclosure
We chose Organic Net Sales Growth as our Company Selected Measure for evaluating Pay versus Performance because it is a key metric in our EPP/PSU Plans as well as being a performance metric in our Annual Incentive Plans. Over the four-year period from 2020 to 2023, our TSR was generally trending in a similar manner as the TSR for our peer group. The increase in the Company's TSR lagged our peers in 2020 and 2021, but our 2022 TSR performance outpaced that of our peers, which contributed to an increase in "Compensation Actually Paid" to our CEO and NEOs in 2022. In 2023, the Company's TSR lagged behind our peers, though our peers' TSR similarly experienced a decrease as compared to 2022. There is an inverse relationship between TSR and "Compensation Actually Paid" between 2020 and 2021, a positive relationship between our TSR and "Compensation Actually Paid" from 2021 to 2022, and there was a correlation in the decline of TSR and "Compensation Actually Paid" between 2022 and 2023. Between 2020 and 2022, we see an inverse relationship between Net Income and "Compensation Actually Paid"; in 2023, our Net Income declined slightly as compared to 2022 and there was a decline in "Compensation Actually Paid." The decline in Net Income between 2020-2022 and the 2023 Net income are not directly correlated to "Compensation Actually Paid" because Net Income is not a metric in our AIP and EPP/PSU Plans. Organic Net Sale Growth is a performance measure in both our AIP and our EPP/PSU Plans and, accordingly, we observed a very strong correlation between Organic Net Sales Growth and "Compensation Actually Paid." However, the increase in "Compensation Actually Paid" in 2022 was driven by several factors including, but not limited to, the updated probable payout of our EPP/PSU Plans in 2024 and 2025, which is largely based on our Organic Net Sales Growth over the period of 2020 to 2022, and the increase in our stock price in 2022. The decrease in "Compensation Action Paid" in 2023 was largely driven by the decrease in our stock price in 2023.
Pay versus Performance Tabular List
The table below lists our most important performance measures used to link "Compensation Actually Paid" for our NEOs to company performance, over the fiscal year ending December 30, 2023. Organic Net Sales and Free Cash Flow are used to determine the AIP payouts for each of the NEOs. Organic Net Sales Growth and Free Cash Flow are also key metrics in our EPP/PSU Plans. For more information on AIP and actual payouts for each NEO, see “Annual Incentives” beginning on page 48 of this Proxy Statement. For more information on EPP/PSU awards and actual payouts for each NEO, see "Long-Term Incentives" beginning on page 50 of this Proxy Statement. The performance measures included in this table are not ranked by relative importance.

Most Important Financial Measures	Most Important Non-Financial Measures
Organic Net Sales Growth	Equity, Diversity & Inclusion
Free Cash Flow	People Safety
Adjusted Operating Profit	Food Safety/Quality

2024 Proxy Statement	75

Compensation
CEO Pay Ratio
We are required by SEC rules and regulations to disclose the annual total compensation for our CEO and an estimate of the median annual total compensation for our worldwide employee population excluding our CEO, and the ratio of annual total compensation for our CEO to the annual total compensation for our median employee (the “Pay Ratio Disclosure”).
For the year ended December 30, 2023, the estimated median annual total compensation of all employees of the Company and its consolidated subsidiaries (other than the Chairman, President and Chief Executive Officer) was $52,936. Mr. Cahillane’s annual total compensation for 2023 for purposes of the Pay Ratio Disclosure was $17,038,641, as set forth in the Summary Compensation table beginning on page 55.
Based on this information, the 2023 ratio of the compensation of the Chairman, President and Chief Executive Officer to the median annual total compensation of all other employees was estimated to be 322 to 1.
To identify, and to determine the annual total compensation of, the median employee, we used the following methodology:
•Use of worldwide employee population (including full-time, part-time, temporary, or seasonal workers) as of October 31, 2023 (after the spin-off WK Kellogg Co), which consisted of 25,504 total employees, of which 8,246 employees were employed in the United States and 17,258 employees were employed in foreign jurisdictions.
•We used annual base salary as our compensation measure that we consistently applied to all employees globally.
With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation in accordance with SEC rules and regulations. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table beginning on page 55.

76	Kellanova

Audit Committee Matters

PROPOSAL 3
Ratification of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm

The Board recommends a vote FOR ratification of appointment of PricewaterhouseCoopers LLP as Kellanova’s independent registered public accounting firm.

PricewaterhouseCoopers LLP has been appointed by the Audit Committee, which is composed entirely of independent Directors, to be the independent registered public accounting firm for us for fiscal year 2024. PricewaterhouseCoopers LLP was our independent registered public accounting firm for fiscal year 2023. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and to have an opportunity to make a statement if they desire to do so. The PricewaterhouseCoopers LLP representative is also expected to be available to respond to appropriate questions at the meeting.
The Audit Committee has the sole authority to appoint, subject to Shareowner ratification, or replace the independent registered public accounting firm, which reports directly to the Audit Committee, and is directly responsible for the compensation and oversight of the independent registered public accounting firm. On February 16, 2023, the Audit Committee appointed PricewaterhouseCoopers LLP as our independent auditor for the 2023 fiscal year.
Oversight of Independent Registered Public Accounting Firm
In the Audit Committee’s oversight of the independent registered public accounting firm and its determination of whether to reappoint the independent registered public accounting firm, our Audit Committee:
•Conducts an annual assessment of the independent registered public accounting firm’s performance, qualifications and independence, taking into account the opinions of management and the internal auditor;
•Reviews, in advance, all non-audit services provided by the independent registered public accounting firm, specifically with regard to the effect on the firm’s independence;
•Considers the independent registered public accounting firm’s familiarity with our operations, businesses, accounting policies and practices and internal control over financial reporting;
•Conducts regular executive sessions with the independent registered public accounting firm;
•Conducts private and individual executive sessions with the Vice President of Internal Audit, Corporate Controller, and Chief Legal Officer at each Committee meeting;
•Reviews candidates for the lead engagement partner in conjunction with the mandated rotation of the public accountants’ lead engagement partner;
•Reviews recent reports from the Public Company Accounting Oversight Board and other professional or governmental authorities on the independent registered public accounting firm; and
•Obtains and reviews a report from the independent registered public accounting firm describing all relationships between the independent registered public accounting firm and our company annually to assess the independence of the independent registered public accounting firm.

2024 Proxy Statement	77

Audit Committee Matters
Independent Registered Public Accounting Firm Tenure and Rotation
As part of the annual auditor engagement process, the Audit Committee considers whether to rotate the independent registered public accounting firm. PricewaterhouseCoopers LLP rotates its lead audit engagement partner every five years and the Audit Committee has direct and meaningful involvement in the selection of the lead engagement partner. The Audit Committee believes there are significant benefits to having an independent registered public accounting firm with an extensive familiarity with the Company. These include, among others:
•Higher quality audit work and accounting advice due to PricewaterhouseCoopers LLP’s institutional knowledge of the Company’s business and operations, accounting policies and financial systems, and internal control framework;
•Operational efficiencies and a resulting lower fee structure because of PricewaterhouseCoopers LLP’s familiarity with the Company’s business; and
•PricewaterhouseCoopers LLP’s capability and expertise to perform an audit of the Company’s financial statements and internal control over financial reporting, given the breadth and complexity of the Company’s business and global footprint.
As a result, the members of the Audit Committee believe that the continued retention of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm is in the best interests of our company and its Shareowners. If the Shareowners fail to ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee would reconsider its appointment.
Fees Paid to Independent Registered Public Accounting Firm
Audit Fees. The aggregate amount of fees billed to Kellanova by PricewaterhouseCoopers LLP for professional services rendered for the annual audit of our consolidated financial statements, statutory audits and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q was approximately $11.2 million in 2023 and $8.9 million in 2022.
Audit-Related Fees. The aggregate amount of fees billed to Kellanova by PricewaterhouseCoopers LLP for assistance and related services reasonably related to the performance of the annual audit of our consolidated financial statements and for reviews of our financial statements included in our Quarterly Reports on Form 10-Q was approximately $4.4 million in 2023 and $6.3 million in 2022. This assistance and related services included work related to the separation of the Company's North American cereal business, including, carve-out audit work, and consultation on the accounting or disclosure treatment of transactions or events and employee benefit plan audits.
Tax Fees. The aggregate amount of fees billed to Kellanova by PricewaterhouseCoopers LLP for professional services rendered for tax compliance, tax advice, and tax planning was approximately $5.6 million in 2023 and $4.8 million in 2022. These tax compliance, tax advice and tax planning services generally consisted of U.S., federal, state, local and international tax planning, compliance and advice, including tax planning work in connection with the separation of the Company's North American cereal business, with approximately $1.2 million being spent for tax compliance in 2023 and $1.7 million spent for tax compliance in 2022.
All Other Fees. The aggregate amount of all other fees billed to Kellanova by PricewaterhouseCoopers LLP for services rendered, and which were not included in “Audit Fees,” “Audit-Related Fees,” or “Tax Fees” above, was $0.0 million in 2023 and $0.0 million in 2022.
Preapproval Policies and Procedures
The Audit Committee charter and policies and procedures adopted by the Audit Committee provide that the Audit Committee shall pre-approve all audit, internal control-related and all permitted non-audit engagements and services (including the fees thereof) by the independent registered public accounting firm (and their affiliates) and shall disclose such services in our SEC filings to the extent required. Under the policies and procedures adopted by the Audit Committee, the Audit Committee pre-approves detailed and specifically described categories of services which are expected to be conducted over the subsequent twelve months or a longer specified period, except for the services and engagements which the Chair has been authorized to pre-approve or approve. The Chair of the Audit Committee has been delegated the authority to pre-approve or approve up to $500,000 of such engagements and services, but shall report such approvals at the next full Audit Committee meeting. Such policies and procedures do not include delegation of the Audit Committee’s responsibilities to Kellanova management.
All of the services described above for 2023 and 2022 were pre-approved by the Audit Committee and/or the Committee Chair before PricewaterhouseCoopers LLP was engaged to render the services.

78	Kellanova

Audit Committee Matters
Audit Committee Report
The Audit Committee oversees our financial reporting process on behalf of the Board. The Committee is composed of four independent Directors (as defined by the New York Stock Exchange Listing Standards), met 9 times in 2023 and operates under a written charter last amended by the Board in February 2024, which is posted on our website at https://investor.kellanova.com/esg/Statement--Priorities/default.aspx. As provided in its charter, the Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, the Enterprise Risk Management process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements to be included in the 2023 Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of our financial reporting and controls.
The Committee reviewed with the independent registered public accounting firm, PricewaterhouseCoopers LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles and the effectiveness of our internal control over financial reporting, their judgments as to the quality of our financial reporting, and such other matters as are required to be discussed with the Committee under Public Company Accounting Oversight Board Auditing Standard No. 1301 - Communications with Audit Committees.
The Committee has discussed with the independent registered public accounting firm their independence from Kellanova and its management, including matters in the letter from the independent registered public accounting firm required by Public Company Accounting Oversight Board Rule 3526, “Communication with Audit Committees Concerning Independence.” The Committee also has considered whether the provision by the independent registered public accounting firm of non-audit professional services is compatible with maintaining their independence.
The Committee reviewed and discussed with the independent registered public accounting firm our Form 10-K prior to filing with the SEC. In addition, the Committee reviewed with management significant risks and exposures identified by management and the overall adequacy and effectiveness of our legal, regulatory and compliance programs.
The Committee also discussed with our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits. The Committee also meets privately with the Vice President of Internal Audit, Corporate Controller, and the Chief Legal Officer at each meeting.
In reliance on the reviews and the discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 30, 2023, for filing with the SEC. The Committee also reappointed our independent registered public accounting firm for our 2024 fiscal year.
AUDIT COMMITTEE
Stephanie Burns, Chair
Don Knauss
Erica Mann
Mike Schlotman

2024 Proxy Statement	79

Management Proposal

PROPOSAL 4
Approval of an Amendment to the Company's Restated Certificate of Incorporation to Reflect Recent Delaware Law Provisions Regarding Officer Exculpation

The Board recommends that you vote FOR the amendment of the Company's Restated Certificate of Incorporation

The Board has unanimously approved and declared advisable, and recommends that our Shareowners adopt, an amendment to the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to eliminate the personal liability of certain of the Company’s officers in limited circumstances, as permitted by the General Corporation Law of the State of Delaware (the “DGCL”).
In August 2022, Section 102(b)(7) of the DGCL was amended to enable Delaware corporations to limit the liability of certain of their officers in limited circumstances. As amended, Section 102(b)(7) of the DGCL provides that certain officers, namely: (i) a corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual identified in public filings as one of the most highly compensated officers of the corporation; and (iii) an individual who, by written agreement with the corporation, has consented to be identified as an officer for purposes of the State of Delaware’s long-arm jurisdiction statute, may be exculpated against liability to the corporation and its stockholders for monetary damages for breach of fiduciary duty, subject to specified limitations and exceptions. Prior to the amendment of Section 102(b)(7) of the DGCL, Delaware corporations were permitted to exculpate only their directors from personal liability in limited circumstances. As a result, Shareowner plaintiffs employed tactics of bringing certain claims against individual corporate officers when such claims would otherwise be exculpated and dismissed if brought against a corporation’s directors. Section 102(b)(7) of the DGCL was amended to rectify the inconsistent treatment between a corporation’s officers and directors and address rising litigation and insurance costs for corporations.
Currently, the Certificate of Incorporation—Article THIRTEENTH, Section 1—provides for the elimination of the personal liability of our Directors to the Company and our Shareowners to the fullest extent permitted by Section 102(b)(7) of the DGCL. Given the limited class and type of claims for which certain of our officers’ liability would be eliminated, the fact that it would be consistent with protections already afforded to our Directors and the benefits that the Board believes would accrue to the Company and our Shareowners in the form of an enhanced ability to attract and retain qualified and experienced officers, the Board, based on the recommendation of the N&G Committee, has determined that it is in the best interests of the Company and its Shareowners that the Certificate of Incorporation be amended to provide for the exculpation of certain of the Company’s officers as permitted by the DGCL. The amendment would permit exculpation only for direct claims for breach of fiduciary duty but would not eliminate officers’ monetary liability for breach of the fiduciary duty claims brought by or in the right of the Company (which would include any claims brought by our Shareowners derivatively in the name of the Company). In addition, the amendment would not apply to officers’ breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law and any transaction in which the officer derived an improper personal benefit. Further, the amendment would not apply to acts or omissions of officers occurring prior to the date when it becomes effective.
The form of Certificate of Amendment to effect the proposed amendment of the Certificate of Incorporation as described above (the “Certificate of Amendment”) is attached to this Proxy Statement as Appendix A and is considered part of Proxy Statement. If the Certificate of Amendment is approved by our Shareowners at the Annual Meeting, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware as soon as practicable after the Annual Meeting.
THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREOWNERS AND RECOMMENDS THAT SHAREOWNERS VOTE “FOR” THE PROPOSAL TO APPROVE THE CERTIFICATE OF AMENDMENT

80	Kellanova

Shareowner Proposals

PROPOSAL 5
Shareowner Proposal Requesting the Adoption of a Policy Requiring the Board Chair to be an Independent Director

The Board recommends that you vote AGAINST this Shareowner proposal for the reasons set forth in the statement and opposition following the proposal.

We expect the following proposal (Proposal 5 on the proxy card and voting instruction card) to be presented by a Shareowner at the Annual Meeting. Names, addresses and shareholdings of the Shareowner proponent and, where applicable, of co-filers, will be supplied promptly upon oral or written request.
Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as it was submitted to us.
The Accountability Board:
RESOLVED, shareholders ask the Board to adopt a policy, and amend the bylaws as necessary, to require the Board Chair to be an independent director. The policy may provide that (i) if a Chair at any time ceases to be independent, the Board shall replace the Chair with a new, independent, Chair, (ii) compliance with this policy is waived if no independent director is available and willing to serve as Chair, and, (iii) that the policy shall apply prospectively so as not to violate any contractual obligation existing at its adoption.
SUPPORTING STATEMENT:
Dear fellow shareholders,
Kellanova’s board Chair, Steve Cahillane, also serves as the company’s CEO. This structure can weaken a corporation’s governance, harm shareholder value, and has been increasingly falling out of practice.
In fact, according to the Spencer Stuart 2022 Board Index, a majority of S&P 500 boards no longer have a combined Chair/CEO, placing Kellanova in the minority in this regard.
The shift away from a combined CEO/Chair makes sense, considering that: 1) the role of management is to run the company; and 2) the board’s role is to provide oversight of management; therefore 3) a lack of checks and balances may arise when the board is chaired by management.
“The chair of the board should ideally be an independent director,” reports Institutional Shareholder Services (ISS), “to help provide appropriate counterbalance to executive management.”
And reports Glass Lewis: “Glass Lewis’ view is that shareholders are better served when the board is led by an independent chair, a role which we believe is better able to oversee the executives of the Company and set a pro-shareholder agenda without the management conflicts that exist when a CEO or other executive also serves as chair. This, in turn, leads to a more proactive and effective board of directors.”
Glass Lewis further found that empirical evidence suggests that firms with independent board chairs outperform companies with non-independent directors, and companies with non-independent directors “tend to follow fewer positive corporate governance practices.”
“We believe that the presence of an independent chair fosters the creation of a thoughtful and dynamic board not dominated by the views of senior management,” concludes Glass Lewis.
Thank you.
Contact us: K@TABholdings.org

2024 Proxy Statement	81

Shareowner Proposals
Our Response - Statement in Opposition to Proposal:
The Board has carefully considered the above proposal and believes that it is not in the best interests of our Shareowners. Consequently, the Board recommends that the Shareowners vote against the proposal for the following reasons:
•The Board should retain the flexibility to determine the most effective leadership structure for the Board in light of the Company’s needs, the qualifications of the individuals involved and the interests of Shareowners.
•The Company’s strong corporate governance practices, including a well-defined independent Lead Director role, a majority independent Board, and committees comprised entirely of independent directors, provide for a successful Board leadership and oversight structure.
The Board of Directors should retain the flexibility to determine the most effective Board leadership structure.
Kellanova’s governing documents (including our Bylaws and Corporate Governance Guidelines) provide that the roles of Chair of the Board and CEO may be combined or separated at the discretion of the Board. These policies provide the Board flexibility to determine the most effective Board leadership structure in light of the Company’s needs and the dynamic industry in which the Company operates, the skills and experience of the individuals involved, the leadership composition of the Board and management, and the interests of Shareowners.
The Board reviews its leadership structure, including the combination or separation of the Chair and CEO roles, at least annually as part of its succession planning analysis. The Board has the ability to separate the roles of Chair and CEO if doing so would be in the best interests of the Company and its Shareowners, and has done so from time to time, including in 2017 in connection with Mr. Cahillane’s appointment as CEO and as a director of the Company.
Currently, the Board has determined that the Company and its Shareowners are best served by having Mr. Cahillane hold the roles of Chair and CEO. Mr. Cahillane has extensive industry and public company leadership experience and deep knowledge of the Company. We believe Mr. Cahillane is highly qualified to lead discussions of the Board and is in the best position to facilitate the flow of business information and communications between the Board and management.
Given the Board’s unique understanding of the Company’s strategy, industry, and needs, and its nuanced knowledge of its members’ qualifications and capabilities, we believe the Board is in the best position to determine the most effective Board leadership structure. Eliminating this flexibility would constrain the Board’s ability to adapt to circumstances and select a leadership structure that it believes to be in the best interests of the Company and its Shareowners at any point in time.
We have a strong independent Lead Director role and corporate governance practices.
The Board believes that a strong independent Lead Director role with clearly defined responsibilities provides effective independent management oversight. The role of Lead Director is robust, and includes the following responsibilities:
•for every meeting, reviewing and approving Board agendas, meeting materials and schedules;
•communicating directly with Shareowners;
•liaising between the Chair and CEO and non-management Directors when appropriate;
•presiding at the executive sessions of independent Directors and at all other meetings of the Board of Directors at which the Chair of the Board is not present;
•leading the Board's annual evaluation process, including conducting private, individual reviews with each Director; and
•facilitating succession planning for the Board.
For a discussion of our Board leadership structure, please also see “Corporate Governance—Board Structure; Communication with the Board” of this Proxy Statement.
Our independent directors elected Don Knauss, an independent director, as the Lead Director of the Board in 2018. Mr. Knauss has a deep understanding of Kellanova and its business, developed over his years of service on our Board, and his board leadership experience as former CEO, Chairman and Executive Chairman of The Clorox Company, strong strategic and financial acumen, commitment to ethics, and extensive knowledge of the retail environment and branded consumer products make him an effective independent Lead Director.
In addition to the strong independent Lead Director role, our Board structure and corporate governance practices demonstrate our commitment and accountability to our Shareowners, including:
•a majority of our directors (10 out of 11) are independent;
•all of the members and chairs of the Audit Committee, Compensation and Talent Management Committee, Nominating and Corporate Governance Committee, Manufacturing Committee, and Social Responsibility and Public Policy Committee are independent;
•the Board and each Board Committee have the authority to hire independent legal, financial or other advisors at the Company's expense; and
•frequent meetings of our independent directors in executive sessions.
In addition to the foregoing governance practices, Board and Board Committees conduct annual performance evaluations to assess whether the Board, its Committees, and the Directors are functioning effectively, and Shareowners can communicate directly with the Board in addition to the independent Lead Director. Board committees are comprised entirely of independent directors and each committee has a clearly defined area of oversight regarding key Company risks and functions.
In Conclusion:
For the above reasons, the proposed required separation of the Chair and CEO roles eliminates the Board’s flexibility to select a leadership structure that it believes to be in the best interests of the Company and its Shareowners. We believe the Company’s strong corporate governance practices, including the clearly defined and active independent Lead Director role, address the concerns set forth in the proposal.
FOR THESE REASONS, THE BOARD RECOMMENDS A VOTE "AGAINST" THE PROPOSAL

82	Kellanova

Shareowner Proposals

PROPOSAL 6
Shareowner Proposal Requesting Racial and Gender Pay Gap Disclosures

The Board recommends that you vote AGAINST this Shareowner proposal for the reasons set forth in the statement and opposition following the proposal.

We expect the following proposal (Proposal 6 on the proxy card and voting instruction card) to be presented by a Shareowner at the Annual Meeting. Names, addresses and shareholdings of the Shareowner proponent and, where applicable, of co-filers, will be supplied promptly upon oral or written request.
Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as it was submitted to us.
James McRitchie and Myra K. Young, CorpGov.net:
Increase Long-Term Shareholder Value
Vote For Proposal 6 Racial and Gender Pay Gap Disclosures
Racial and Gender Pay Gap Disclosures
Resolved: James McRitchie, of CorpGov.net, and other shareholders, request that Kellanova (formerly Kellogg) report annually on unadjusted median pay gaps across race and gender globally and/or by country, where appropriate, including associated policy, reputational, competitive, and operational risks, and risks related to recruiting and retaining diverse talent.
Pay includes base, bonus, and equity compensation, either aggregated or, preferably, disaggregated. The reports should be prepared annually at a reasonable cost, omitting proprietary information, litigation strategy, and legal compliance information.
Racial/gender pay gaps are defined as the difference between non-minority and minority/male and female median earnings expressed as a percentage of non-minority/male and female earnings.
Supporting Statement: Pay inequities persist across race and gender and pose substantial risks to companies and society. Black workers’ median annual earnings represent 77 percent of white wages. The median income for women working full time is 84 percent that of men. Intersecting race, Black women earn 76 percent and Latina women 63 percent1. At the current rate, women will not reach pay equity until 2059, Black women in 2130, and Latina women in 2224.2 At the current rate, women will not reach pay equity until 2059, Black women in 2130, and Latina women in 2224.3
Citigroup estimates closing minority and gender wage gaps 20 years ago could have generated 12 trillion dollars in additional national income.4 PwC estimates closing the gender pay gap could boost Organization for Economic Cooperation and Development (OECD) countries’ economies by $2 trillion annually.5
In 2022, minorities represented 38.1% of Kellogg’s United States workforce and 23.1% of Directors and above. Women represented 35.9% percent of the workforce and 41.2% of Directors and above.6 Actively managing pay equity is associated with improved representation and diversity is linked to superior stock performance and return on equity.7
Best practice pay equity reporting consists of two parts:
1.unadjusted median pay gaps for similar, assessing equal opportunity to high paying roles,
2.statistically adjusted gaps for similar roles, assessing whether minorities and non-minorities, men and women, are paid the same for similar roles.
While Kellanova reports statistically adjusted pay equity, the Company ignores unadjusted pay, which addresses the structural bias women and minorities face regarding job opportunities and pay. Racial and gender unadjusted median pay gaps are accepted as the valid way of measuring pay inequity by the United States Census Bureau, Department of Labor, OECD, and International Labor
Organization.8 The United Kingdom and Ireland mandate disclosure of median gender pay gaps.9 Kellanova does report diversity data. However, unadjusted median pay gaps would show, quite literally, how Kellanova assigns value to its employees through the roles they inhabit and pay they receive. Pay gap reporting provides digestible, comparable data to determine progress over time.10
1https://www.census.gov/data/tables/time-series/demo/income-poverty/cps-pinc/pinc-05.html#par_textimage_24

2024 Proxy Statement	83

Shareowner Proposals
2https://static1.squarespace.com/static/5bc65db67d0c9102cca54b74/t/622f4567fae4ea772ae60492/1647265128087/Racial+Gender+Pay+Scorecard+2022+-+Arjuna+Capital.pdf
3https://iwpr.org/iwpr-publications/quick-figure/the-gender-pay-gap-1985-to-2020-with-forecast-for-achieving-pay-equity-by-race-and-ethnicity/
4https://ir.citi.com/NvIUklHPilz14Hwd3oxqZBLMn1_XPqo5FrxsZD0x6hhil84ZxaxEuJUWmak51UHvYk75VKeHCMI%3D
5https://www.pwc.com/hu/en/kiadvanyok/assets/pdf/women-in-work-2021-executive-summary.pdf
6https://www.kellanovacareers.com/en/our-impact/better-days-promise.html
7https://www.mckinsey.com/capabilities/people-and-organizational-performance/our-insights/promoting-gender-parity-in-the-global-workplace
8https://blog.dol.gov/2022/03/15/connecting-the-dots-womens-work-and-the-wage-gap; https://www.census.gov/library/stories/2022/03/what-is-the-gender-wage-gap-in-your-state.html
9https://www.gov.uk/government/collections/gender-pay-gap-reporting;
https://www.gov.ie/en/campaigns/0cb29-gender-pay-gap-information-act-2021/
10https://static1.squarespace.com/static/5bc65db67d0c9102cca54b74/t/622f4567fae4ea772ae60492/1647265128087/Racial+Gender+Pay+Scorecard+2022+-+Arjuna+Capital.pdf
Our Response - Statement in Opposition to Proposal:
The Board has carefully considered the above proposal and believes that it is not in the best interests of our Shareowners. Consequently, the Board recommends that the Shareowners vote against the proposal for the following reasons:
•Our current policies and business practices reflect our commitment to an inclusive culture and equitable compensation.
•We believe our current pay equity reporting methodology provides an accurate representation of our commitment to an inclusive culture and equitable compensation, and is more meaningful to Shareowners than the unadjusted median pay gap requested by the proponent.
We believe that our practices provide a more meaningful way to promote pay equity than the unadjusted median pay gap disclosures requested by the proposal. Based on the efforts described in our policies, programs, practices, oversight and reporting, we believe we have already addressed the concerns included in the proposal.
Our existing policies and practices support an inclusive culture and equitable compensation.
Kellanova is committed to providing a work environment consistent with our K-Values of acting with integrity and showing respect. This commitment extends to respecting individuals of all backgrounds, capabilities and opinions and applies to all aspects of employment, including pay. Kellanova has adopted policies in support of equal employment opportunity and fair treatment of employees. Our policies prohibit any form of discrimination on the basis of race, gender, sexual orientation, national origin, veteran status, disability, pregnancy or any other basis prohibited by applicable law.
Kellanova also has integrated our K-Values into our Global Code of Ethics, which applies to all employees and promotes equity, diversity and inclusion. Our Global Code of Ethics along with the Company’s equal opportunity and non-discrimination policies promote treating all employees fairly and prohibits discrimination (including discriminatory pay practices) on the basis of any category protected by applicable law. Kellanova aims to provide competitive, market-based compensation and accordingly does not ask applicants to disclose current salaries as part of our application and interview process. Additionally, the Company regularly reviews its practices and policies, including employee salaries, in furtherance of its commitment to non-discrimination.
In addition to maintaining equal opportunity and non-discrimination policies, the Company has a history of supporting equity, diversity and inclusion. In 2005, the Company established an Office of Diversity & Inclusion, which is currently known as the Office of Equity, Diversity and Inclusion. Kellanova promotes an equitable and inclusive work environment and measures the impact of our policies and business practices, including with regard to compensation, on the experiences of all employees in the workplace.
The Office of Equity, Diversity and Inclusion supports these efforts by focusing on recruiting and retaining employees, creating awareness of diversity issues, and fostering a supportive, positive environment where inclusive behaviors are the norm. Efforts to create an environment of inclusion are further supported by our Business Employee Resources Groups, including KVets & Supporters, Kellanova Multi-Cultural Employee Resource Group, Kellanova African American Resource Group, Women of Kellogg, Hola (our Latino resource group), KPride & Allies (our LGBTQ+ resource group), Kapable (our resource group for people with disabilities and their supporters), and Kellanova's Young Professionals. The Company has been recognized by a number of leading organizations for its commitment to equity, diversity and inclusion in the workplace, including a number of which the Company has received multiple times.
In addition to these policies and practices, Kellanova maintains our Better DaysTM Promise. As part of our Better DaysTM Promise, the Company has made and disclosed commitments supporting inclusion in the workforce among other initiatives.
We currently provide meaningful reporting addressing our efforts to foster an inclusive culture and attention to equal pay practices.
We believe our current reporting practices provide an accurate representation of progress toward our equity, diversity and inclusion goals and provide meaningful information to our Shareowners.
We share our approach to and progress toward our equity, diversity and inclusion goals on our website. We have reported on our progress on our commitment to supporting inclusion in the workforce, including through providing data on gender and race

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representation at various employment levels from 2018 through 2022. Further, while we do not use this data to assess our progress, we have published our Federal Employer Information Report (EEO-1) beginning with data for 2021, which is available under the “Investor Relations” section of the Company’s website. The information contained on or accessible through our website, including EEO-1 data, is not incorporated by reference into this Proxy Statement or any of our other filings with the SEC or considered to be part of this document.
Additionally, we have publicly provided reporting on our pay equity practices. In assessing pay equity, we have chosen to report statistically adjusted pay metrics as we view pay equity as the principle that employees should be compensated the same when they undertake the same responsibilities, and that differences in pay in those circumstances should only be due to legitimate, non-discriminatory factors, such as differing levels of experience, performance, tenure with the Company and similar factors. We have reported our statistically adjusted pay metrics, and announced in August 2022 that among our employees, Kellanova pays women 99.8% of the pay of their male colleagues in comparable roles globally and racially underrepresented talent 100% of the pay of their majority colleagues in comparable roles in the U.S. We have also periodically published reports discussing equity in our workplace, which can be found on the Better DaysTM Promise portion of our website.
The proponent’s proposed unadjusted median pay statistic does not account for factors such as cost of living, job function and level, experience, tenure, market pricing, labor force participation rates, country currency and geography, which impact differences in compensation determinations. The measure requested by the proponent seeks to compare the pay of two employees whose compensation happens to fall at the midpoint of the pay range among those employees sharing the relevant characteristics, such as gender, without adjusting for relevant factors that can explain variances in compensation. Given the variety of legitimate factors that can impact compensation as well as the global nature of our workforce and variances in compensation across markets, we do not believe that reporting unadjusted median pay gaps across race and gender globally is a practical or useful supplement to our existing pay equity reporting efforts.
We believe that the disclosure and reporting we have provided, which reflect our belief that employees should be compensated the same when they undertake the same responsibilities, is more meaningful to Shareowners than the unadjusted median pay gap requested by the proponent, which does not take into consideration whether the Company pays employees equitably based on their position, responsibilities, or specific skills or experience. We believe undertaking and reporting on the unadjusted pay equity methodology is unnecessary and would not be an effective use of our resources, nor would it provide relevant or meaningful information to the Company or our Shareowners.
In Conclusion:
For the reasons described above and given our focused attention on non-discrimination and equitable pay practices, as reflected in our policies, business practices, and actions, including engagement with stakeholders and experts, and our existing assessments and reporting around pay equity, the Board recommends that Shareowners vote against this proposal.
FOR THESE REASONS, THE BOARD RECOMMENDS A VOTE "AGAINST" THE PROPOSAL

2024 Proxy Statement	85

Shareowner Proposals

PROPOSAL 7
Shareowner Proposal to Report on the Risks to the Company Associated with Pesticide Use in its Supply Chain

The Board recommends that you vote AGAINST this Shareowner proposal for the reasons set forth in the statement and opposition following the proposal.

We expect the following proposal (Proposal 7 on the proxy card and voting instruction card) to be presented by a Shareowner at the Annual Meeting. Names, addresses and shareholdings of the Shareowner proponent and, where applicable, of co-filers, will be supplied promptly upon oral or written request.
Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as it was submitted to us.
As You Sow with co-filers Mercy Investment Services, Inc. and Providence St. Joseph Health, on behalf of Warren Wilson College:
WHEREAS: Industrial agriculture’s reliance on synthetic pesticides threatens farm sustainability, biodiversity, climate resiliency, water quality, and farmworker and fenceline community health and safety.
Pesticides decrease long-term farm productivity due to the proliferation of pesticide-resistant weeds and insects, the loss of topsoil, and soil nutrient degradation.1 Pesticide-intensive farming practices, including monocropping, increase susceptibility to pests and weed outbreaks.2
Agricultural pesticide use also directly impacts pollinator health. One-third of our food is dependent on pollinators, which are declining at alarming rates in significant part due to agricultural pesticide use.3 Additionally, synthetic pesticides generate greenhouse gas emissions and decrease soil’s ability to sequester carbon.4
Farmland consistently treated with pesticides also loses its ability to store water, increasing the generation of toxic runoff.5 Pesticide runoff poisons fish and wildlife, contaminates food sources, destroys animal habitats, and adversely impacts human health.6
Farmworkers and fenceline communities are disproportionately affected by pesticide use. Nearly 44% of farmworkers experience unintentional acute pesticide poisoning (UAPP) annually, causing approximately 11,000 deaths every year.7 Long-term exposure to pesticides on and around farms also causes serious human health effects from cancer to cognitive impairment.8
Although Kellanova has identified ‘Sustainable Agriculture’ goals as part of its Better Days Promise, it does not address risks related to pesticide use. Kellanova does not disclose whether it: tracks pesticide use, has assessed the risks of pesticides used on its material crops, has implemented measures to reduce pesticide use, or intends to report successful reductions in use. This represents an important blind spot and significant risk to investors and our Company.
Other major food companies are taking action to reduce, assess, and report pesticide risk, including:
•General Mills has put in place a comprehensive pesticide reduction plan focused on regenerative agriculture, integrated pest management (IPM), increasing organic acreage, and promoting pollinator health.9
•Lamb Weston reports pounds of active ingredient pesticides used per ton of crops harvested annually. It audits growers’ pesticide use through a third party.10
•Conagra reports annually on pesticide use avoided through IPM and monitoring practices – reporting 112,500 gallons of fumigant pesticides avoided since 2021.11
In a competitive marketplace that increasingly demands safe food and reduced harm to stakeholders and the environment, understanding and assessing supplier pesticide use reduces risk for shareholders and our Company.
RESOLVED: Shareholders request that Kellanova issue a report, at reasonable expense and excluding proprietary information, on the risks to the Company associated with pesticide use in its supply chain.
SUPPORTING STATEMENT: At board discretion, shareholders recommend the report include:
•An assessment of the risks associated with pesticide use on farmworker and fence line community health, farm resilience, soil health, biodiversity, water quality, climate, and reputational and litigation risk; and
•Any strategies, beyond legal compliance, Kellanova has taken or plans to take to mitigate those risks.
1https://www.scientificamerican.com/article/weeds-are-winning-the-war-against-herbicide-resistance1/;
https://e360.yale.edu/features/how-the-loss-of-soil-is-sacrificing-americas-natural-heritage; https://www.https://www.panna.org/wp-content/uploads/2023/02/202308ClimateChangeEng.pdf
2https://ehp.niehs.nih.gov/doi/pdf/10.1289/ehp.02110445

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3https://newsarchive.berkeley.edu/news/media/releases/2006/10/25_pollinator.shtml;
https://www.nationalgeographic.com/environment/article/insect-apocalypse-under-way-toxic-pesticides-agriculture
4https://phys.org/news/2023-02-pesticide-pollution-harvesting-intensity-crop.html
5https://pesticidestewardship.org/water/runoff/
6https://www.epa.gov/sites/default/files/2015-09/documents/ag_runoff_fact_sheet.pdf
7https://pubmed.ncbi.nlm.nih.gov/33287770/
8https://www.ncbi.nlm.nih.gov/pmc/articles/PMC9231402/
9https://www.generalmills.com/how-we-make-it/healthier-planet/environmental-impact/pesticides
10https://esg.lambweston.com/lambweston-2022-esg.pdf
11https://www.conagrabrands.com/citizenship-reports/conagra-brands-citizenship-report-2022
Our Response - Statement in Opposition to Proposal:
The Board has carefully considered the above proposal and believes that it is not in the best interests of our Shareowners. Consequently, the Board recommends that the Shareowners vote against the proposal for the following reasons:
•We have instituted processes to identify, assess and oversee risks facing the Company and its operations, and our current policies and business practice reflect our commitment to sustainability.
•We believe our current reporting regarding the material risks to our operations and our sustainability and pesticide use provides meaningful information to Shareowners; as such, we believe the additional reporting requested by the proponent is unnecessary.
Based on our existing our policies, programs, practices, and reporting, we believe we already address the concerns included in the proposal. The Company maintains robust programs and policies to identify and oversee risks, manage suppliers and otherwise address concerns related to sustainability, including pesticide use. Given our publicly available reporting and our sustainable agriculture initiatives, we do not believe that the reporting called for in the proposal would be of value to our Shareowners.
We have implemented and maintain processes and policies around risk assessment and have undertaken sustainability initiatives.
The Company maintains a robust process for identifying, assessing, overseeing, and taking action with respect to material risks facing the Company. As described under the “Board Oversight of Enterprise Risk” section of this Proxy Statement, Kellanova’s risk assessment process is global in nature and has been developed to identify and assess the Company’s current and emerging risks, including the nature, probability and implications of the risk, as well as to identify steps to mitigate and manage each risk. The safety of the foods we make is a top priority for the Company. As part of the Board’s oversight of our ERM process, the Manufacturing Committee of the Board oversees food quality and safety and the Social Responsibility and Public Policy Committee of the Board oversees our sustainability efforts, among other matters.
As a global food company, we maintain comprehensive, global quality and food safety standards, which are articulated in the Kellanova Global Environment, Health and Safety (EHS) Policy, as well as our manufacturing standards for our external partners to support our efforts to ensure our food is manufactured safely, complies with local regulations and meets or exceeds the quality standards we have set for our products. Under our Supplier Code of Conduct, suppliers must provide Kellanova with high-quality products, ingredients, and services that meet all applicable quality and food safety standards as well as comply with all applicable regulations. Additionally, our Global Code of Ethics for all employees speaks to our environmental stewardship.
In addition to compliance with applicable rules and regulations and instituting food safety policies and practices, Kellanova maintains our Better DaysTM Promise. As part of developing positions and policies under our Better Days™ Promise, the Company engages with a wide variety of stakeholders to inform our social and environmental purpose strategy and advance our commitments. This engagement allows us to identify and carefully consider the environmental and societal issues that are of greatest concern to our business, our stakeholders and could have an impact on the long-term success of our business.
As part of our Better Days™ Promise, the Company has committed to building resilient global supply chains. In connection with these efforts, we have undertaken efforts supporting improving soil health and encouraging the reduction of inputs like fertilizer and pesticides. As part of our Better Days™ efforts to address critical environmental and social issues in our supply chains, we also invest in on-the-ground interventions to support farmers. We work with our ingredient suppliers, research institutions and nonprofit organizations around the world to provide farmers and workers in our sourcing regions with on-the-ground training and technical assistance they need to, among other objectives, improve farm productivity, regenerate soil health, and protect species and habitats in ways that are intended to protect and respect the environment.
Additionally, since 2008, the Company has measured our environmental efforts against Global Reporting Initiative (GRI) Standards.
We are committed to meaningful disclosure.
We believe that our disclosure provides to our Shareowners a fulsome picture of our performance on sustainability. We publicly report on a range of critical environmental, social and governance issues impacting our business. Company sustainability policies can be found on our website, including in our Supplier Code of Conduct, our Global Code of Ethics, and our goals within our Better Days™ Promise. The information contained on or accessible through our website, including sustainability information, is not incorporated by reference into this Proxy Statement or any of our other filings with the SEC or considered to be part of this document.
Additionally, significant information regarding our sustainability initiatives can be found on the Better Days™ Promise portion of our website. We also publicly report on our website our commitments and strategies regarding responsible sourcing and our work with farmers, suppliers and communities and the information regarding methodologies used for our Better Days™ commitments.
In Conclusion:
Given the Company’s sustainability initiatives and disclosures regarding our objectives, policies and practices, we believe we are addressing the concerns included in the Shareowner’s proposal and the proposed assessment of risks related to pesticide use and related disclosure is unnecessary and not an effective use of our resources.
FOR THESE REASONS, THE BOARD RECOMMENDS A VOTE "AGAINST" THE PROPOSAL

2024 Proxy Statement	87

Shareowner Proposals

PROPOSAL 8
Shareowner Proposal to Reduce Company Greenwashing Risk

The Board recommends that you vote AGAINST this Shareowner proposal for the reasons set forth in the statement and opposition following the proposal.
We expect the following proposal (Proposal 8 on the proxy card and voting instruction card) to be presented by a Shareowner at the Annual Meeting. Names, addresses and shareholdings of the Shareowner proponent and, where applicable, of co-filers, will be supplied promptly upon oral or written request.
Following SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as it was submitted to us.
National Center For Public Policy Research
Reduce Company Greenwashing Risk
WHEREAS: Shareholders must protect our assets against potentially unfulfillable Company ESG promises, including the extent to which the Company can reduce Scope 1, 2, and 3 greenhouse gas (GHG) emissions.
The Securities and Exchange Commission (SEC) has taken enforcement actions related to Environmental, Social, Governance (ESG) issues or statements by companies who misrepresent or engage in fraud related to ESG efforts.1
In 2021, the SEC created the Climate and ESG Task Force in its Division of Enforcement.2 The focus of the Task Force is "to identify any material gaps or misstatements" in disclosure of climate risks and analyze "compliance issues relating to investment advisers' and funds' ESG strategies. "3
The SEC has taken numerous enforcement actions including charging Goldman Sachs Asset Management for policies and procedures failures related to ESG investments, resulting in a $4 million penalty,4 and charging DWS Investment Management Americas Inc. in part for misstatements regarding its ESG investment process that resulted in an overall $25 million in penalties. 5
The SEC has proposed to require companies to disclose their Scope 1 and 2 emissions, and to require them to disclose Scope 3 emissions "if material or if the registrant has set a GHG emissions target or goal that includes Scope 3 emissions."6
The Environmental Protection Agency defines Scope 3 emissions as, "the result of activities from assets not owned or controlled by the reporting organization, but that the organization indirectly affects in its value chain."7 Put differently, "Scope 3 emissions for one organization are the scope 1 and 2 emissions of another organization. "8 This means that Scope 3 emissions are already counted as another entity's emissions, and are external to the reporting company, such as product use and how employees commute. 9
Voluntary commitments to reduce carbon emissions create unnecessary risk for the Company because of the lack of scientific consensus over the ability to achieve net zero emissions.
In August 2023, the Global Climate Intelligence Group asserted, "There is no climate emergency."10 The declaration includes 1,609 signatories and "oppose[s] the harmful and unrealistic net-zero CO2 policy proposed for 2050."11
A June 2023 study by the Energy Policy Research Foundation found that net zero advocates have misconstrued the International Energy Agency's position on new oil and gas investment and that it has made questionable assumptions and milestones for NZE about government policies, energy and carbon prices, behavioral changes, economic growth, and technology maturity. 12
SUPPORTING STATEMENT: Kellogg's voluntarily reports on Scope 1, 2 and 3 emissions and makes voluntary commitments to reduce them, such as reducing absolute Scope 3 emissions by 15% by the end of 2030.13 Kellogg's does so without reporting on its evaluation of the technological or financial feasibility of such commitments. Given the SEC's climate and ESG enforcement actions, the Company must exercise caution and provide transparency about such commitments.
RESOLVED: Shareholders request the Company produce a report analyzing the risks arising from voluntary carbon-reduction commitments.
1https://www.sec.gov I securities--topics/ enforcement-task-force-focused-climate-esg-issues
2https://www.sec.gov/news/press-releasei2071-42
3https://www.sec.gov/news/press-releasei2071-42; https://www.sec.gov/securities-topics/enforcement-task-force-focused-climate-esg-issues
4https://www.sec.gov/news/press-release/2022-209
5https://www.sec.gov/news/press-release/2023-194
6https://www.sec.gov/news/press-release/2022-46
7https://www.epa.gov/climateleadership/scope.3-inventory-guidance

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8https://www.epa.gov/climateleadership/scope-3-inventory-guidance
9https://www.epa.gov/climateleadership/scope-3-inventory-guidance
10https://clintel.org/wp-content/uploads/2023/08/WCD-version-081423.pdf
11https://clintel.org/wp-content/uploads/2023/08/WCD-version-081423.pdf
12https://assets.realclear.com/files/2023/06/2205_a_critical_assessment_of_the_ieas_net_zero_scenario_esg_and_the_cessation_of_investment_in_new_oil_and_gas_fields.pdf
13https://about.ups.com/content/dam/upsstories/assets/reporting/sustainability-2021/2020_UPS_TCFD_Report_081921.pdf
Our Response - Statement in Opposition to Proposal:
The Board has carefully considered the above proposal and believes that it is not in the best interests of our Shareowners. Consequently, the Board recommends that the Shareowners vote against the proposal for the following reasons:
•The Company maintains a robust oversight process regarding environmental risk matters.
•The Company has publicly disclosed the rationale and methodologies behind its environmental initiatives and commitments.
We believe our policies, business practices, and actions, including engagement with a broad range of stakeholders and experts, and our existing risk assessments and reporting around our environmental commitments make the requested report unnecessary.
We maintain robust oversight processes regarding environmental risk matters.
The Board believes that producing a report analyzing the risks arising from voluntary carbon reduction commitments as requested by the proponent is unnecessary and not an effective use of the Company’s resources because the Board and various committees already exercise oversight of the evaluation of the risks and benefits of the Company’s carbon reduction initiatives to the Company and its stakeholders.
The Company maintains a robust process for identifying, assessing, overseeing, and taking action with respect to material risks facing the Company. As described under the “Board Oversight of Enterprise Risk” section of this Proxy Statement, Kellanova’s risk assessment process is global in nature and has been developed to identify and assess the Company’s current and emerging risks, including the nature, probability and implications of the risk, as well as to identify steps to mitigate and manage each risk. Specifically, the Board, directly and through its Committees, uses the Enterprise Risk Management (or ERM) process to assist in fulfilling its oversight of the Company’s risks. Because environmental risks and the implications for the Company’s business span a number of areas of the business, they are overseen by several Committees of the Board of Directors in addition to the Board as a whole. For example, the Audit Committee of the Board reviews an assessment of the Company’s enterprise risks and the allocation of risk oversight among the Board and its Committees. The Social Responsibility and Public Policy Committee, among other matters, oversees the Company’s sustainability efforts and climate policy. Further, the Company’s management conducts a formal risk assessment of Kellanova’s business annually, including assessing probability, magnitude, velocity, potential economic and reputational impacts, and developing mitigation actions and monitoring plans, and monitors key risks.
The Company has provided publicly available information on our environmental commitments and initiatives.
In establishing our commitments to environmental matters under our Better DaysTM Promise, Kellanova uses evolving scientific data, technology developments and stakeholder input to make informed decisions about our commitments and strategy. Our environmental commitments under our Better DaysTM Promise are the product of engagement with our investors, customers, suppliers, and other stakeholders on a variety of issues. Based on this engagement and feedback, we determined that it is important for Kellanova to play a role in reducing carbon emissions. Therefore, we believe our strategy remains aligned with stakeholder interests. Additionally, we assess business benefits and long-term costs and savings associated with mitigating environmental risks, including impact on our business operations, strategy, and performance.
Kellanova has disclosed its commitment to setting near- and long-term company-wide emission reductions in line with science-based net-zero standards with the Science Based Targets initiative. In connection with the commitments undertaken by Kellanova under its Better DaysTM Promise, Kellanova publicly discloses the Company’s approach to meet goals and information regarding the methodologies for tracking these metrics. Further, the Company has engaged with a third-party expert to undertake a due diligence process and the development of our decarbonization commitments and a modelling tool in connection with our decarbonization efforts. Our greenhouse gas emissions (Scopes 1, 2 and 3) and energy consumption have been independently verified by Apex Companies.
The Company has produced numerous disclosures regarding our environmental commitments and initiatives, which can be found on the Company’s Better DaysTM Promise website and also reports issued from time to time by the Company, including the Kellanova Better DaysTM Promise Commitments and Methodologies from October 2023 that is publicly available on the Better DaysTM Promise website. The information contained on or accessible through our website, including information regarding our environmental commitments and initiatives, is not incorporated by reference into this Proxy Statement or any of our other filings with the SEC or considered to be part of this document.
In Conclusion:
Our Board of directors believes that the extensive oversight of risk and opportunities related to our environmental commitments by our Board and various committees, and comprehensive disclosure already publicly available on our website, show that the Company is already considering the risks and opportunities associated with our disclosures regarding carbon reduction commitments. Our Board believes that producing the report requested by the proposal would accordingly not be an effective use of the Company’s time and resources.
FOR THESE REASONS, THE BOARD RECOMMENDS A VOTE "AGAINST" THE PROPOSAL

2024 Proxy Statement	89

Security Ownership
Five Percent Holders
The following table shows each person who, based upon their most recent filings or correspondence with the SEC, beneficially owns more than 5% of our common stock.

Beneficial Owner/Address	Shares Beneficially Owned		Percent of Class on December 30, 2023

W.K. Kellogg Foundation Trust(1) c/o Northern Trust Corporation 50 South LaSalle Street Chicago, IL 60603	57,375,129	(2)	16.9%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	32,150,331	(3)	9.4%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	29,982,413	(4)	8.8%

Gordon Gund 14 Nassau Street Princeton, NJ 08542-4523	20,142,712	(5)	5.9%

KeyCorp 127 Public Square Cleveland, OH 44114-1306	20,027,982	(6)	5.9%
(1)According to a Schedule 13G/A filed with the SEC on February 8, 2024, the W.K. Kellogg Foundation Trust (the “Kellogg Trust”) shares voting and investment power with the W.K. Kellogg Foundation (the “Kellogg Foundation”) with respect to 53,087,038 shares of Kellanova, or 15.6% of our outstanding shares on December 30, 2023. As of that date, the trustees of the Kellogg Trust were Steve Cahillane, Richard Tsoumas, La June Montgomery Tabron and Northern Trust Company. The Kellogg Foundation, a Michigan charitable corporation, is the sole beneficiary of the Kellogg Trust. Under the agreement governing the Kellogg Trust (the “Agreement”), at least one trustee of the Kellogg Trust must be a member of the Kellogg Foundation’s Board, and one member of our Board must be a trustee of the Kellogg Trust. The Agreement provides if a majority of the trustees of the Kellogg Trust (which majority must include the corporate trustee) cannot agree on how to vote the Kellanova stock, the Kellogg Foundation has the power to direct the voting of such stock. With certain limitations, the Agreement also provides that the Kellogg Foundation has the power to approve successor trustees, and to remove any trustee of the Kellogg Trust. The shares of Kellanova owned directly by Mr. Cahillane and Ms. Montgomery Tabron are reflected in the Officer and Director Stock Ownership table below.
(2)According to a Schedule 13G/A filed with the SEC on February 13, 2024, Northern Trust Corporation has sole voting power for 607,451 shares, shared voting power for 56,754,641 shares (including those shares beneficially owned by the Kellogg Trust), sole investment power for 2,669,193 shares and shared investment power for 54,223,992 shares (including those shares beneficially owned by the Kellogg Trust). Northern Trust Corporation, as parent holding company for The Northern Trust Company, as trustee of the Kellogg Trust, shares voting and investment power with respect to the 53,087,038 shares owned by the Kellogg Trust, which shares are reflected in Northern Trust Corporation’s totals above. Each of Mr. Cahillane, Ms. Montgomery Tabron and Mr. Tsoumas disclaims beneficial ownership over Kellanova stock owned by the Kellogg Trust. The remaining shares not owned by the Kellogg Trust that are disclosed in the table above represent shares beneficially owned by Northern Trust Corporation and The Northern Trust Company unrelated to the Kellogg Trust.
(3)According to a Schedule 13G/A filed with the SEC on February 13, 2024, The Vanguard Group has sole voting power for 0 shares, shared voting power for 345,062 shares, sole investment power for 30,969,415 shares and shared investment power for 1,180,916 shares.
(4)According to a Schedule 13G/A filed with the SEC on January 25, 2024, BlackRock, Inc. has sole voting power for 27,510,611 shares and sole investment power for 29,982,413 shares.
(5)According to a Schedule 13G/A filed with the SEC on February 9, 2024, Gordon Gund has sole voting power for 19,950,843 shares, shared voting power for 191,869 shares, sole investment power for 0 shares and shared investment power for 191,869 shares. The shares over which Gordon Gund has sole voting power are held by various trusts for the benefit of certain members of the Gund family, as to which shares Gordon Gund disclaims beneficial ownership.
(6)According to a Schedule 13G/A filed with the SEC on January 8, 2024, KeyCorp, as trustee for certain Gund family trusts, including the trusts discussed under (4) above, as well as other trusts, has sole voting power for 70,955 shares, shared voting power for 5,417 shares, sole investment power for 19,994,948 shares and shared investment power for 29,964 shares.

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Officer and Director Stock Ownership
The following table shows the number of shares of Kellanova common stock beneficially owned as of January 15, 2024, by each Director, each executive officer named in the Summary Compensation Table and all Directors and executive officers as a group.

Name	Shares(1)	Options(2)	Deferred Stock Units(3)	Total Beneficial Ownership(4)	Percentage
Non-NEO Directors
Stephanie Burns	28,378	—	10,640	39,018	~~*~~
Carter Cast	18,413	—	—	18,413	~~*~~
Rod Gillum	13,526	—	7,109	20,635	~~*~~
Zack Gund(5)	1,657,714	—	18,983	1,676,697	~~*~~
Donald Knauss	53,311	—	—	53,311	~~*~~
Mary Laschinger	33,198	—	19,896	53,094	~~*~~
Erica Mann	13,521	—	—	13,521	~~*~~
La June Montgomery Tabron(6)	28,378	—	—	28,378	~~*~~
Mike Schlotman	8,879	—	—	8,879	~~*~~
Carolyn Tastad	22,716	—	—	22,716	~~*~~
Named Executive Officers
Steve Cahillane(6)	438,628	1,155,697	14,471	1,608,797	*
Amit Banati	133,335	277,774	—	411,109	*
Chris Hood	110,663	408,594	—	519,257	*
Gary Pilnick	122,040	435,141	—	557,181	*
David Lawlor	67,403	136,447	—	203,850	*
Shumit Kapoor	33,155	29,542		62,697
All Directors and executive officers as a group 23 persons)(7)	3,015,147	2,954,630	71,098	6,040,875	1.8
*Less than 1%.
(1)Represents the number of shares beneficially owned, excluding shares which may be acquired through exercise of stock options and units held under our deferred compensation plans. Includes (i) restricted stock units that vested within 60 days of January 15, 2024; and (ii) the following number of shares held in Kellanova’s Grantor Trust for Directors and Executives related to the annual grants of deferred shares for Non-Employee Directors, which shares are subject to restrictions on voting and investment: Dr. Burns, 28,378 shares; Mr. Cast, 18,413 shares; Mr. Gillum, 13,526 shares; Mr. Zack Gund, 25,857 shares; Mr. Knauss, 53,311 shares; Ms. Laschinger, 33,198 shares; Ms. Mann, 13,521 shares; Ms. Montgomery Tabron, 28,378 shares; Mr. Schlotman 8,379 shares; Ms. Tastad 22,716 shares; and all Directors as a group, 245,679 shares.
(2)Represents options that were exercisable on January 15, 2024, and options that become exercisable within 60 days of January 15, 2024.
(3)Represents the number of common stock units held under our deferred compensation plans as of January 15, 2024. For additional information, refer to “2023 Director Compensation and Benefits — Elective Deferral” and “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans — Discontinued / Frozen Plans — Executive Deferral Program” for a description of these plans.
(4)None of the shares listed have been pledged as collateral.
(5)Includes: (i) 3,657 shares held by a trust for the benefit of Mr. Gund and certain members of his family, of which Mr. Gund is one of several trustees; (ii) 9,200 shares held by a limited liability company that is owned by a trust for the benefit of certain members of Mr. Gund’s family, of which a family member of Mr. Gund’s is the trustee of the trust and Mr. Gund is the manager of the limited liability company; and (iii) 1,619,000 shares held in family partnerships, the partners of which include a trust for the benefit of Mr. Gund and he serves as a manager of these partnerships. As a result of these relationships, Mr. Gund may have voting and dispositive power over all such shares. Mr. Gund disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.
(6)Does not include shares owned by the Kellogg Trust, as to which Mr. Cahillane and Ms. Montgomery Tabron, as trustees of the Kellogg Trust as of the date of this table disclaim beneficial ownership, or shares as to which the Kellogg Trust or the Kellogg Foundation have a current beneficial interest.
(7)Includes 3,657 shares held by a trust for the benefit of the applicable Director and certain family members, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 9,200 shares held by a limited liability company that is owned by a trust for the benefit of certain family members of the applicable Director, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 1,619,000 shares held in family partnerships, of which the applicable Director disclaims beneficial ownership except to the extent of the applicable Director’s pecuniary interest; 255,982 shares held jointly with spouse, of which the applicable Director and his wife share voting and investment power; 28,576 shares held by spouse and children; 435,141 options held by the officer and spouse; 1,607 shares held in our Savings & Investment Plans; and 4,038 shares held through a trust in which the officer or a family member are a beneficiary.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our Directors, executive officers, and greater-than-10% Shareowners to file reports with the SEC. SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based on our review of these reports and written certifications provided to us, we believe that the filing requirements for all of these reporting persons were complied with, except the Form 3 filed on behalf of Ms. Bahner was amended after the filing deadline to report shares beneficially owned by Ms. Bahner that were inadvertently omitted from Ms. Bahner's timely filed Form 3.

2024 Proxy Statement	91

About The Meeting
Information About this Proxy Statement
Why You Received this Proxy Statement. You have received these proxy materials because our Board is soliciting your proxy to vote your shares at the 2024 Annual Meeting of Shareowners of Kellanova to be held at Noon Central Time on Friday, April 26, 2024, or any adjournments or postponements thereof. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares. On or about March 4, 2024, we began to mail to our Shareowners of record as of the close of business on February 27, 2024, either a notice containing instructions on how to access this Proxy Statement and our annual report online or a printed copy of these proxy materials. If you own our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one notice or set of these proxy materials. To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717; phone number: (877) 910-5385 or e-mail: shareholder@broadridge.com.
Notice of Electronic Availability of Proxy Statement and Annual Report. As permitted by SEC rules, we are making this Proxy Statement and our annual report available to our Shareowners electronically via the Internet. The notice of electronic availability contains instructions on how to access this Proxy Statement and our annual report and vote online. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the Proxy Statement and annual report. The notice also instructs you on how you may submit your proxy over the Internet or by telephone. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.
Summary Processing. The SEC’s rules permit us to print an individual’s multiple accounts on a single notice or set of annual meeting materials. This printing method is referred to as “summary processing” and may result in cost savings. To take advantage of this opportunity, we have summarized on one notice or set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted Shareowner prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any Shareowner to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or annual meeting materials, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a Shareowner sharing an address with another Shareowner and wish to receive only one copy of future notices or annual meeting materials for your household, please contact Broadridge at the above phone number or address.
Who Can Vote — Record Date
The record date for determining Shareowners entitled to vote at the Annual Meeting is February 27, 2024. Each of the approximately 341,759,214 shares of Kellanova common stock issued and outstanding on that date is entitled to one vote at the Annual Meeting.
A list of the names of Shareowners entitled to vote at the Annual Meeting will be available for at least ten days prior to the Annual Meeting. To arrange review of the list of Shareowners for any purpose relevant to the Annual Meeting, please contact Investor Relations at (269) 961-2800. The Shareowner list will also be available during the virtual Annual Meeting for examination by Shareowners at www.virtualshareholdermeeting.com/K2024.
How to Vote — Proxy Instructions
If you received a notice of electronic availability, you cannot vote your shares by filling out and returning the notice. The notice, however, provides instructions on how to vote by Internet, by telephone or by requesting and returning a paper proxy card or voting instruction card.
If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the Shareowner of record. As the Shareowner of record, you have the right to vote at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the Shareowner of record, you may not vote these shares at the meeting unless you obtain a “legal proxy” from your broker, nominee or trustee that holds your shares, giving you the right to vote the shares at the meeting.

92	Kellanova

About The Meeting
Whether you hold shares directly as a registered Shareowner of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your broker, nominee or trustee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you received a printed set of the proxy materials.
The Annual Meeting will be virtual and will be held entirely online via live webcast at the Annual Meeting Website. There will not be an option to attend the meeting in person. To be admitted to the Annual Meeting at the Annual Meeting Website, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice. You may vote your shares and submit your questions during the Annual Meeting by following the instructions available on the Annual Meeting Website during the meeting. If you do not have access to the Internet and are interested in attending, please contact Kellanova Investor Relations at (269) 961-2800, or (844) 986-0822 (US) or (303) 562-9302 (International).
By Telephone or Over the Internet — You may submit your proxy by following the instructions provided in the notice of electronic availability, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card. The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. The deadline for voting by telephone or via the Internet is 11:59 p.m. Eastern Time on Thursday, April 25, 2024.
By Mail — If you received printed proxy materials, you may submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your broker, nominee or trustee, and mailing it in the enclosed envelope.
If you wish to vote using the proxy card, complete, sign, and date your proxy card and return it to the address indicated on the return envelope by April 25, 2024.
Whether you vote by telephone, over the Internet or by mail, you may specify: whether you approve, disapprove or abstain from voting on: each of the nominees for Director (Proposal 1); the advisory resolution to approve Kellanova’s executive compensation (Proposal 2); the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024 (Proposal 3); the proposal to approve the amendment to our Restated Certificate of Incorporation (Proposal 4); Shareowner proposal requesting the adoption of a policy requiring the Board Chair to be an independent director (Proposal 5); Shareowner proposal requesting racial and pay gap disclosures (Proposal 6); Shareowner proposal requesting the Company report on the risks to the Company associated with pesticide use in its supply chain (Proposal 7); and Shareowner proposal requesting the Company to reduce greenwashing risk (Proposal 8).
When a properly executed proxy is received, the shares represented thereby, including shares held under our Dividend Reinvestment Plan, will be voted by the persons named as proxies in the proxy card according to each Shareowner’s directions. Proxies will also be considered to be voting instructions to the applicable Trustee with respect to shares held in accounts under our Savings & Investment Plans and other applicable employee benefit plans.
If the proxy is properly executed but you do not specify how you want to vote your shares on your proxy card or voting instruction card, or voting by telephone or over the Internet, we will vote them “For” the election of all nominees for Director as set forth under Proposal 1 - Election of Directors, and “For” Proposals 2, 3 and 4, and "Against" Proposals 5 through 8, or otherwise at the discretion of the persons named as proxies in the proxy card.
Revocation of Proxies
If you are a Shareowner of record, you may revoke your proxy at any time before it is exercised in any of three ways:
•by submitting written notice of revocation to our Secretary;
•by submitting another proxy by telephone, over the Internet or by mail that is later dated and, if by mail, that is properly signed; or
•by voting at the virtual meeting.
If your shares are held in street name, you must contact your broker, nominee or trustee to revoke and vote your proxy.
How to Participate in the Meeting
This year’s Annual Meeting will be accessible through the Internet. We are utilizing a virtual format for our Annual Meeting to make participation accessible for all Shareowners from any geographic location with internet connectivity. We expect to offer the same type of participation opportunities during the meeting as we have at past in-person meetings.
The Annual Meeting will begin promptly at Noon Central Time. Online check-in will begin shortly before the meeting on April 26, 2024. If you have difficulty accessing the virtual annual meeting, please call the numbers found at the top of the log-in page found at www.virtualshareholdermeeting.com/K2024 for technical assistance.
To be admitted to the annual meeting at www.virtualshareholdermeeting.com/K2024, you will need the 16-digit control number included on your proxy card, voting instruction form or notice. If you hold shares through a bank, broker or other nominee, you will need to contact such bank, broker or other nominee for assistance with your 16-digit control number.

2024 Proxy Statement	93

About The Meeting
Whether or not you participate in the annual meeting, it is important that your shares be part of the voting process. The other methods by which you may vote are described above. This year’s Shareowner question and answer session will include questions submitted live during, the annual meeting. Questions may be submitted during the annual meeting through www.virtualshareholdermeeting.com/K2024. We expect to respond to questions during the annual meeting and may also respond to questions on an individual basis or by posting answers on our Investor Relations website after the meeting.
Quorum
A quorum of Shareowners is necessary to hold a valid meeting. A quorum will exist if the holders representing a majority of the votes entitled to be cast by the Shareowners at the Annual Meeting are present or represented by proxy. Broker “non-votes” and abstentions are counted as present at the Annual Meeting for purposes of determining whether a quorum exists. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under current NYSE rules, nominees would have discretionary voting power for ratification of PricewaterhouseCoopers LLP (Proposal 3), but not for voting on the election of Directors (Proposal 1), the advisory resolution to approve Kellanova’s executive compensation (Proposal 2), the proposal to approve the amendment to our Restated Certificate of Incorporation (Proposal 4), or the Shareowner proposals (Proposals 5 through 8).
Required Vote
Our Bylaws contain a majority voting standard for the election of Directors in an uncontested election, such as this election (Proposal 1). This means that, in order to be elected in an uncontested election, a Director nominee must receive a greater number of votes cast “for” such Director nominee than votes cast “against” such Director nominee (excluding abstentions). In addition, our Board has adopted a policy governing what will occur in the event that a Director nominee does not receive the required vote for a nominee’s election. No Director will be nominated for election or otherwise be eligible for service on the Board unless and until the candidate has delivered an irrevocable resignation to the Nominating and Corporate Governance Committee that would be effective upon (i) the Director’s failure to receive the required vote in an election of Directors and (ii) the Board’s acceptance of his or her resignation. If any nominee for Director is unable or declines to serve, proxies will be voted for the balance of those nominees named and for the person designated by the Board to replace any nominee. However, the Board does not anticipate that this will occur. For more information about this policy, see “Corporate Governance — Majority Voting for Directors; Director Resignation Policy.”
The affirmative vote of the holders representing a majority of the shares present and entitled to vote at the Annual Meeting is necessary to approve the advisory resolution on Kellanova’s executive compensation (Proposal 2), and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2024 (Proposal 3), and to approve Shareowner proposals (Proposals 5 through 8). The affirmative vote of at least a majority of the voting power of our outstanding common stock is necessary for approval of the proposed amendment to our Restated Certificate of Incorporation (Proposal 4).
Shares present but not voted because of abstention will have the effect of an “against” vote on Proposals 2 through 8 and will have no effect on the outcome of Proposal 1. If you do not provide your broker or other nominee with instructions on how to vote your “street name” shares, your broker or nominee will not be permitted to vote them on non-routine matters (a broker “non-vote”) such as Proposals 1, 2, and 4 through 8. Shares subject to a broker “non-vote” will not be considered entitled to vote with respect to Proposals 1, 2, and 4 through 8 and will have no effect on the outcome of Proposals 1, 2, and 5 through 8, and will have the same effect as a vote "against" Proposal 4. Please note that brokers may not vote your shares on the election of Directors in the absence of your specific instructions as to how to vote. We encourage you to provide instructions to your broker regarding the voting of your shares.
Other Business
We do not intend to bring any business before the meeting other than that set forth in the Notice of the Annual Meeting and described in this Proxy Statement. However, if any other business should properly come before the meeting, the persons named as proxies in the proxy card intend to vote in accordance with their best judgment on that business and on any matters dealing with the conduct of the meeting pursuant to the discretionary authority granted to them in the proxy.
Costs
We pay for the preparation and mailing of the Notice of the Annual Meeting and Proxy Statement. We have also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy-soliciting materials to the beneficial owners of the Kellanova common stock at our expense. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $16,500, plus reasonable expenses.

94	Kellanova

Miscellaneous
Shareowner Proposals or Director Nominees for the 2025 Annual Meeting
Shareowner proposals submitted for inclusion in our Proxy Statement for the 2025 Annual Meeting of Shareowners must be received by us no later than November 4, 2024. Other Shareowner proposals or Director nominations to be submitted from the floor must be received by us not earlier than November 4, 2024 and not later than December 4, 2024, and must meet certain other requirements specified in our Bylaws.
Shareowner Nomination of Director Candidates for Inclusion in Proxy Statement for 2025 Annual Meeting
Shareowner nominations of director candidates for inclusion in our proxy materials for the 2025 Annual Meeting of Shareowners must be received by us not earlier than October 5, 2024 and not later than November 4, 2024. Any such nomination must meet the other requirements set forth in our Bylaws.
In addition to satisfying the requirements of our Bylaws, including the notice deadlines set out above and therein, to comply with the universal proxy rules, Shareowners who intend to solicit proxies in support of Director nominees, other than the Company’s nominees, must also comply with the additional requirements of Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Office of the Secretary at our principal executive offices no later than February 25, 2025. However, if the date of the 2025 Annual Meeting of Shareowners is changed by more than 30 days from April 26, 2025, then written notice must be provided by the later of the 60th day prior to the date of the 2025 Annual Meeting of Shareowners and the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Shareowners is first made by us.
Annual Report on Form 10-K; No Incorporation by Reference
Upon written request, we will provide any Shareowner, without charge, a copy of our 2023 Annual Report filed with the SEC, including the financial statements and the financial statement schedules, but without exhibits. Copies of any exhibit to our 2023 Annual Report will be forwarded upon written request, subject to a reasonable charge for copying and mailing. Direct requests to Kellanova Consumer Affairs, P.O. Box CAMB, Battle Creek, Michigan 49016 (phone: (800) 962-1413), the Investor Relations Department, Kellanova, P.O. Box 3599, Battle Creek, MI 49016-3599 (phone: (269) 961-2800), or investor.relations@kellanova.com. You may also obtain this document and certain other of our SEC filings through the Internet at www.sec.gov or under “Investor Relations” at www.kellanova.com, the Kellanova website.
Notwithstanding any general language that may be to the contrary in any document filed with the SEC, the information in this Proxy Statement under the captions “Audit Committee Report,” and “Compensation and Talent Management Committee Report” shall not be incorporated by reference into any document filed with the SEC.
By Order of the Board of Directors,
John Min
Chief Legal Officer and Secretary

2024 Proxy Statement	95

Appendix A: Proposed Amendment to the Restated Certificate of Incorporation of Kellanova
Subject to approval by the requisite vote of shareowners of Kellanova, Article THIRTEENTH of the Restated Certificate of Incorporation would be amended to read in its entirety as follows, with additions indicated by underlining:
THIRTEENTH
Section 1.
No person who is or was at any time a director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided, however, that unless and except to the extent otherwise permitted from time to time by applicable law, the provisions of this Article shall not eliminate or limit the liability of a director or officer (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, (iv) for any transaction from which the director or officer derived an improper personal benefit, (v) for any action by or in the right of the Corporation, in the case of officers only, or (vi) for any act or omission occurring prior to the date this Article becomes effective.
Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation existing at the time of such repeal or modification shall not adversely affect any right or protection of a director or officer of the Corporation.

96	Kellanova

Kellanova, Chicago, Illinois 60654

KELLANOVA
412 N. WELLS STREET
CHICAGO, IL 60654

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/K2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32178-P07797-Z87128

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KELLANOVA

The Board of Directors recommends a vote FOR each of the nominees for director in Proposal 1.

1. Election of Directors (term expires 2027)

Nominees:	For	Against	Abstain
1a. Carter Cast	☐	☐	☐
1b. Zack Gund	☐	☐	☐
1c. Don Knauss	☐	☐	☐
1d. Mike Schlotman	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4.	For	Against	Abstain
2. Advisory resolution to approve executive compensation.	☐	☐	☐
3. Ratification of the appointment of PricewaterhouseCoopers LLP as Kellanova's independent registered public accounting firm for fiscal year 2024.	☐	☐	☐
4. Management proposal to amend the Company's Restated Certificate of Incorporation to reflect recent Delaware law provisions regarding officer exculpation.	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposals 5, 6, 7 and 8.	For	Against	Abstain
5. Shareowner proposal requesting adoption of a policy requiring the Board Chair to be an independent director, if properly presented at the meeting.	☐	☐	☐
6. Shareowner proposal requesting racial and gender pay gap disclosures, if properly presented at the meeting.	☐	☐	☐
7. Shareowner proposal requesting the Company report on the risks to the Company associated with pesticide use in its supply chain, if properly presented at meeting.	☐	☐	☐
8. Shareowner proposal requesting the Company to reduce greenwashing risk, if properly presented at meeting.	☐	☐	☐

NOTE: The undersigned also authorizes the named proxies to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full name and title as such.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

KELLANOVA

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING OF SHAREOWNERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON APRIL 26, 2024: The Notice of the Annual Meeting, the Proxy Statement, and the Annual Report, including Form 10-K, are available at https://investor.kellanova.com.

V32179-P07797-Z87128

KELLANOVA

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREOWNERS, APRIL 26, 2024

The undersigned appoints Steve Cahillane and Don Knauss, or each one of them as shall be in attendance at the meeting, as proxy or proxies, with full power of substitution, to represent the undersigned at the 2024 Annual Meeting of Shareowners of Kellanova to be held on April 26, 2024 and at any postponement or adjournment of the meeting, and to vote on behalf of the undersigned as specified on this Proxy the number of shares of common stock of Kellanova as the undersigned would be entitled to vote if in attendance, upon the matters referred to on the reverse side hereof, and, in their discretion, upon any other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of the 2024 Annual Meeting of Shareowners and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the nominees for director in proposal 1, "FOR" proposals 2, 3 and 4, and "AGAINST" proposals 5, 6, 7 and 8, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof.

IMPORTANT — This Proxy is continued and must be signed and dated on the reverse side.